                                                                   EXHIBIT 4(p)

--------------------------------------------------------------------------------

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                               THE SCOTTS COMPANY,
                                   as Borrower

            The Subsidiary Borrowers From Time to Time Party Hereto,

               The Several Lenders From Time to Time Party Hereto

                                       and

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                                       and

                          CITICORP NORTH AMERICA, INC.,

                              as Syndication Agent

                                       and

                              BANK OF AMERICA, N.A.

                                       and

                                  BANK ONE, NA,

                           as Co-Documentation Agents

                                       and

                                THE OTHER AGENTS

                           --------------------------

                          Dated as of October 22, 2003

                           --------------------------

--------------------------------------------------------------------------------

                          J.P. MORGAN SECURITIES INC.,
                  as Sole Lead Arranger and as Sole Bookrunner

                                TABLE OF CONTENTS

                                                                                                          PAGE
SECTION 1.                 DEFINITIONS...............................................................       1
         1.1   Defined Terms.........................................................................       1
         1.2   Other Definitional Provisions.........................................................      32

SECTION 2.                 AMOUNT AND TERMS OF LOANS.................................................      32
         2.1   Term Commitments......................................................................      32
         2.2   Procedure for Term Loan Borrowing.....................................................      32
         2.3   Repayment of Term Loans...............................................................      33
         2.4   Revolving Credit Commitment...........................................................      34
         2.5   Procedure for Revolving Credit Borrowing..............................................      35
         2.6   Swing Line Commitments................................................................      36
         2.7   Participation.........................................................................      38
         2.8   Repayment of Revolving Credit Loans; Evidence of Debt.................................      38
         2.9   Facility Fee..........................................................................      39
         2.10   Termination or Reduction of Revolving Credit Commitments.............................      39
         2.11   Optional Prepayments.................................................................      40
         2.12   Mandatory Prepayments................................................................      41
         2.13   Cash Collateralization of Letters of Credit..........................................      42
         2.14   Conversion Options...................................................................      42
         2.15   Interest Rate and Payment Dates......................................................      43
         2.16   Computation of Interest and Fees.....................................................      43
         2.17   Inability to Determine Interest Rate.................................................      44
         2.18   Pro Rata Treatment and Payments......................................................      44
         2.19   Illegality...........................................................................      46
         2.20   Requirements of Law..................................................................      46
         2.21   Indemnity............................................................................      48
         2.22   Taxes ...............................................................................      48
         2.23   Use of Proceeds......................................................................      51
         2.24   Controls on Prepayment if Aggregate Revolving Extensions of Credit Exceed
                  Aggregate Revolving Credit Commitments.............................................      51
         2.25   Lending Installations................................................................      52
         2.26   Notices to Lenders...................................................................      52
         2.27   Revolving Commitment Increases and Changes...........................................      52

SECTION 3.                 LETTER OF CREDIT FACILITIES...............................................      54
         3.1   L/C Commitment........................................................................      54
         3.2   Procedure for Issuance of Letters of Credit...........................................      55
         3.3   Fees, Commissions and Other Charges...................................................      55
         3.4   L/C Participation.....................................................................      56
         3.5   Reimbursement Obligation of the Borrower..............................................      57
         3.6   Obligations Absolute..................................................................      57
         3.7   Increased Costs.......................................................................      58

                                                                                                          PAGE
         3.8   Letter of Credit Payments.............................................................      58

SECTION 4.                 REPRESENTATIONS AND WARRANTIES............................................      59
         4.1   Financial Condition...................................................................      59
         4.2   Corporate Existence; Compliance with Law..............................................      60
         4.3   Corporate Power; Authorization; Enforceable Obligations...............................      60
         4.4   No Legal Bar..........................................................................      60
         4.5   No Material Litigation................................................................      60
         4.6   No Burdensome Restrictions............................................................      61
         4.7   No Default............................................................................      61
         4.8   Subsidiaries..........................................................................      61
         4.9   Disclosure............................................................................      61
         4.10   Schedules............................................................................      61
         4.11   Federal Regulations..................................................................      61
         4.12   Investment Company Act; Other Regulations............................................      61
         4.13   Labor Matters........................................................................      62
         4.14   ERISA ...............................................................................      62
         4.15   Title to Real Property, Etc..........................................................      62
         4.16   Taxes ...............................................................................      62
         4.17   Environmental Matters................................................................      63
         4.18   Intellectual Property................................................................      63
         4.19   Security Documents...................................................................      64
         4.20   Regulation H.........................................................................      64
         4.21   Solvency.............................................................................      64
         4.22   Senior Indebtedness..................................................................      65

SECTION 5.                 CONDITIONS PRECEDENT......................................................      65
         5.1   Conditions to Effectiveness of this Agreement.........................................      65
         5.2   Conditions to All Extensions of Credit................................................      69
         5.3   Additional Conditions Applicable to Foreign Subsidiary Borrowers......................      70

SECTION 6.                 AFFIRMATIVE COVENANTS.....................................................      72
         6.1   Financial Statements..................................................................      72
         6.2   Certificates; Other Information.......................................................      72
         6.3   Payment of Obligations................................................................      74
         6.4   Compliance with Laws..................................................................      74
         6.5   Conduct of Business and Maintenance of Existence......................................      74
         6.6   Maintenance of Property, Insurance....................................................      74
         6.7   Inspection of Property; Books and Records; Discussions................................      75
         6.8   Notices ..............................................................................      75
         6.9   Interest Coverage.....................................................................      76
         6.10   Maintenance of Leverage Ratio........................................................      76
         6.11   Additional Collateral, etc...........................................................      77
         6.12   Environmental, Health and Safety Matters.............................................      80

                                                                                                          PAGE
SECTION 7.                 NEGATIVE COVENANTS........................................................      80
         7.1   Limitation on Liens...................................................................      81
         7.2   Limitation on Contingent Obligations..................................................      82
         7.3   Limitation on Fundamental Changes.....................................................      82
         7.4   Limitation on Capital Expenditures....................................................      83
         7.5   Limitation on Acquisitions, Investments, Loans and Advances...........................      84
         7.6   Limitation on Indebtedness............................................................      85
         7.7   Limitation on Restrictions on Subsidiary Distributions................................      86
         7.8   Transactions with Affiliates and Officers.............................................      87
         7.9   Limitation on Sale of Assets..........................................................      87
         7.10   Sale and Leaseback...................................................................      88
         7.11   Fiscal Year..........................................................................      88
         7.12   Modifications of Certain Debt Instruments............................................      88
         7.13   Negative Pledge Clauses..............................................................      88
         7.14   Lines of Business....................................................................      88
         7.15   Restricted Payments..................................................................      89

SECTION 8.                 EVENTS OF DEFAULT.........................................................      89

SECTION 9.                 THE ADMINISTRATIVE AGENT..................................................      93
         9.1   Appointment...........................................................................      93
         9.2   Delegation of Duties..................................................................      93
         9.3   Exculpatory Provisions................................................................      94
         9.4   Reliance by Administrative Agent......................................................      94
         9.5   Notice of Default.....................................................................      95
         9.6   Non-Reliance on Administrative Agent, Other Lenders and JPMSI.........................      95
         9.7   Indemnification.......................................................................      95
         9.8   Administrative Agent in Its Individual Capacity.......................................      96
         9.9   Successor Administrative Agent........................................................      96
         9.10   The Syndication Agent and the Co-Documentation Agents................................      96

SECTION 10.                MISCELLANEOUS.............................................................      97
         10.1   Amendments and Waivers...............................................................      97
         10.2   Notices..............................................................................      98
         10.3   No Waiver; Cumulative Remedies.......................................................     100
         10.4   Survival of Representations, Warranties and Indemnities..............................     100
         10.5   Payment of Expenses and Taxes........................................................     100
         10.6   Successors and Assigns; Participations and Assignments...............................     101
         10.7   Adjustments; Set-off.................................................................     104
         10.8   Enforceability; Usury................................................................     105
         10.9   Judgment.............................................................................     106
         10.10   Counterparts........................................................................     106
         10.11   Governing Law; No Third Party Rights................................................     106
         10.12   Headings............................................................................     107
         10.13   Submission To Jurisdiction; Waivers.................................................     107

                                                                                                                      PAGE
         10.14   Acknowledgments................................................................................      108
         10.15   WAIVERS OF JURY TRIAL..........................................................................      108
         10.16   Severability...................................................................................      109

ANNEXES

Annex A                      Pricing Grid
Annex B                      Sterling Borrower Provisions
Annex C                      Australia Borrower Provisions
Annex D                      Canadian Borrower Provisions

SCHEDULES

Schedule 1                   Lenders; Revolving Credit Commitments
Schedule 1A                  Agents
Schedule 1.1B                Mortgaged Properties
Schedule 1.2                 Non-Guarantor Domestic Subsidiaries
Schedule 4.1                 Certain Financial Information
Schedule 4.5                 Litigation
Schedule 4.8                 Subsidiaries
Schedule 4.11                Certain Transactions
Schedule 4.19(a)             Certain Filings
Schedule 4.19(b)             Mortgage Filings
Schedule 5.1(b)              Foreign Subsidiary Pledges
Schedule 5.1(g)              Proceedings
Schedule 5.1(o)              Title Insurance
Schedule 5.3(iii)            Certain Filings
Schedule 7.1(i)              Existing Liens and Encumbrances
Schedule 7.10                Sale and Leaseback
Schedule 7.2(iii)            Existing Guarantees
Schedule 7.3                 Subsidiary Mergers
Schedule 7.6(c)              Existing Indebtedness
Schedule 10.2                Notices

EXHIBITS

Exhibit A                    Form of Assignment and Acceptance
Exhibit B                    Form of Mortgage
Exhibit C                    Form of Swing Line Loan Participation Certificate
Exhibit D                    Form of U.S. Tax Compliance Certificate
Exhibit E                    Form of Commitment Increase Supplement
Exhibit F                    Form of New Lender Supplement
Exhibit G                    Form of Acknowledgment and Confirmation of Guarantee and Collateral Agreements and
                             Mortgages

Exhibit H                    Form of Opinion of Vorys, Sater, Seymour and Pease LLP
Exhibit I                    Form of Opinion of Counsel to Foreign Subsidiary Borrowers
Exhibit J                    Form of Borrowing Certificate
Exhibit K                    Form of New Domestic Subsidiary Certificate
Exhibit L                    Form of Joinder Agreement

         SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 22, 2003, by and among THE SCOTTS COMPANY, an Ohio corporation (the "Borrower" or "Scotts"), Hyponex Corporation, Miracle Garden Care Limited, OM Scott International Investments Ltd., Scotts Australia Pty. Ltd., Scotts Canada, Ltd., Scotts Holdings Limited, Scotts Manufacturing Company, Scotts-Sierra Horticultural Products Company, Scotts-Sierra Investments, Inc., Scotts Temecula Operations, LLC, Scotts Treasury EEIG, The Scotts Company (UK) Ltd. and the other subsidiaries of the Borrower who are also borrowers from time to time hereunder (the "Subsidiary Borrowers"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), CITICORP NORTH AMERICA, INC., as Syndication Agent, BANK OF AMERICA, N.A. and BANK ONE, NA, as Co-Documentation Agents, JPMORGAN CHASE BANK, a New York banking corporation (together with its banking affiliates, "JPMCB"), as agent for the Lenders hereunder (in such capacity, the "Administrative Agent") and the other Agents (as defined herein).

                              W I T N E S S E T H :

         WHEREAS, the Borrower desires to amend and restate the Amended and Restated Credit Agreement dated as of December 5, 2000 (as heretofore amended, supplemented or otherwise modified, the "Existing Credit Agreement"), among the Borrower, the Subsidiary Borrowers, the several banks and other financial institutions parties thereto and JPMCB, as administrative agent, in accordance with the terms and conditions set forth in this Agreement; and

         WHEREAS, the Lenders and the Administrative Agent consent to the proposed amendments and restatements on and subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

         Section 1. DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

                  "ABR" shall mean for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
         (a) the Prime Rate in effect on such day (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMCB in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of
         (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loans" shall mean the Loans at such time as they are made and/or being maintained at a rate of interest based upon the ABR.

                  "Acknowledgment and Confirmation of Guarantee and Collateral Agreements" shall mean the Acknowledgment and Confirmation of Guarantee and Collateral Agreements substantially in the form of Exhibit G hereto.

                  "Adjustment Date" shall have the meaning set forth in the Pricing Grid.

                  "Affiliate" shall mean (a) any Person (other than a Subsidiary of the Borrower) which, directly or indirectly, controls, is controlled by or is under common control with, the Borrower or (b) any Person who is a director or executive officer of the Borrower, any Subsidiary of the Borrower or any Person described in clause (a) of this definition. For purposes of this definition, "control" of a Person means the power, direct or indirect, to vote 20% or more of the Capital Stock having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agents" shall mean the financial institutions with the titles indicated next to each such financial institution's name listed in
         Schedule 1A.

                  "Aggregate Exposure" shall mean, with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

                  "Aggregate Exposure Percentage" shall mean, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                  "Aggregate Australian Revolving Extensions of Credit" shall mean an amount equal to the sum of (a) the aggregate principal amount of all Australian Dollar Loans (including, without limitation, Australian Dollar Swing Line Loans borrowed under Australian Commitments) then outstanding and (b) the aggregate amount of all Australian L/C Obligations then outstanding.

                  "Aggregate Canadian Revolving Extensions of Credit" shall mean an amount equal to the sum of (a) the aggregate principal amount of all Canadian Dollar Loans (including, without limitation, Canadian Dollar Swing Line Loans borrowed under Canadian Commitments) then outstanding and (b) the aggregate amount of all Canadian L/C Obligations then outstanding.

                  "Aggregate Facility A Revolving Extensions of Credit" shall mean an amount equal to the sum of (a) the aggregate principal amount of all Facility A Loans (including, without limitation, Swing Line Loans borrowed under Facility A Commitments) then outstanding and (b) the aggregate amount of all L/C Obligations then outstanding in respect of Letters of Credit issued under the Facility A Commitments.

                  "Aggregate Facility B Revolving Extensions of Credit" shall mean an amount equal to the sum of (a) the aggregate principal amount of all Facility B Loans (including, without limitation, Swing Line Loans borrowed under Facility B Commitments) then outstanding and (b) the aggregate amount of all L/C Obligations then outstanding in respect of Letters of Credit issued under the Facility B Commitments.

                  "Aggregate Facility C Revolving Extensions of Credit" shall mean an amount equal to the sum of (a) the aggregate principal amount of all Facility C Loans (including, without limitation, Swing Line Loans borrowed under Facility C Commitments) then outstanding and (b) the aggregate amount of all L/C Obligations then outstanding in respect of Letters of Credit issued under the Facility C Commitments.

                  "Aggregate Facility D Revolving Extensions of Credit" shall mean an amount equal to the sum of (a) the aggregate principal amount of all Facility D Loans (including, without limitation, Swing Line Loans borrowed under Facility D Commitments) then outstanding and (b) the aggregate amount of all L/C Obligations then outstanding in respect of Letters of Credit issued under the Facility D Commitments.

                  "Aggregate Sterling Revolving Extensions of Credit" shall mean an amount equal to the sum of (a) the aggregate principal amount of all Sterling Loans (including, without limitation, Sterling Swing Line Loans borrowed under Sterling Commitments) then outstanding and (b) the aggregate amount of all Sterling L/C Obligations then outstanding.

                  "Aggregate Revolving Extensions of Credit" shall mean, without duplication, the Aggregate Facility A Revolving Extensions of Credit, the Aggregate Facility B Revolving Extensions of Credit, the Aggregate Facility C Revolving Extensions of Credit, the Aggregate Facility D Revolving Extensions of Credit, the Aggregate Sterling Revolving Extensions of Credit, the Aggregate Australian Dollar Revolving Extensions of Credit and the Aggregate Canadian Dollar Revolving Extensions of Credit.

                  "Agreement" shall mean this Second Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin" shall mean for each Type of Loan, the rate per annum set forth under the relevant column heading in the Pricing Grid; provided however, that (i) the Applicable Margin for Revolving Credit Loans shall be deemed to be based upon a Leverage Ratio of greater than or equal to 2.75 to 1.00 until the financial statements of the Borrower and its Subsidiaries for the fiscal quarter ending December 31, 2003 have been furnished to the Administrative Agent and the Lenders pursuant to subsection 6.1(b) and (ii) the Applicable Margin for Term Loans shall be deemed to be based upon a Leverage Ratio of greater than 2.0 to 1.0 until the financial statements of the Borrower and its Subsidiaries for the fiscal quarter ending September 30, 2004 have been furnished to the Administrative Agent and the Lenders pursuant to subsection 6.1(a).

                  "Application" shall mean an application, in such form as the Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

                  "Asset Sale" shall mean any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $5,000,000.

                  "Assignment and Acceptance" shall mean an Assignment and Acceptance, substantially in the form of Exhibit A hereto.

                  "Australian Commitments" shall have the meaning assigned to such term in Annex C hereto.

                  "Australian Dollars" shall mean the lawful currency of the Commonwealth of Australia.

                  "Australian Dollar Lender" shall mean each Lender that has an Australian Commitment or that holds Australian Dollar Loans; collectively, the "Australian Dollar Lenders". Each Australian Dollar Lender on the date hereof represents that it is an Eligible Australian Bank.

                  "Australian Dollar Loan" shall mean any Australian Dollar Loan made pursuant to Annex C hereto; collectively, the "Australian Dollar Loans".

                  "Australian Dollar Swing Line Lenders" shall have the meaning assigned to such term in Annex C hereto.

                  "Australian Dollar Swing Line Loans" shall have the meaning assigned to such term in Annex C hereto.

                  "Australian L/C Obligations" shall have the meaning assigned to such term in Annex C hereto.

                  "Australian Subsidiary Borrower" shall mean Scotts Australia Pty Ltd. or any other Foreign Subsidiary Borrower organized under the laws of the Commonwealth of Australia and designated as such by the Borrower in a notice to the Administrative Agent, which shall notify each Australian Lender thereof.

                  "Available Australian Commitment" shall mean, as to any Lender at any time, the amount equal to the excess, if any, of (a) such Lender's Australian Commitment over (b) the sum of such Lender's (i) ratable portion of the Aggregate Facility C Revolving Extensions of Credit and (ii) ratable portion of the Aggregate Australian Revolving Extensions of Credit. The Available Australian Commitment may be calculated as being negative at any time.

                  "Available Canadian Commitment" shall mean, as to any Lender at any time, the amount equal to the excess, if any, of (a) such Lender's Canadian Commitment over (b) the sum of such Lender's (i) ratable portion of the Aggregate Facility D Revolving Extensions of Credit and (ii) ratable portion of the Aggregate Canadian Revolving Extensions of Credit. The Available Canadian Commitment may be calculated as being negative at any time.

                  "Available Facility A Commitment" shall mean, as to any Lender at any time, the amount equal to the excess, if any, of (a) such Lender's Facility A Commitment over (b) such Lender's ratable portion of the Aggregate Facility A Revolving Extensions of Credit. The Available Facility A Commitment may be calculated as being negative at any time.

                  "Available Facility B Commitment" shall mean, as to any Lender at any time, the amount equal to the excess, if any, of (a) such Lender's Facility B Commitment over (b) the sum of such Lender's (i) ratable portion of the Aggregate Facility B Revolving Extensions of Credit and (ii) ratable portion of the Aggregate Sterling Revolving Extensions of Credit. The Available Facility B Commitment may be calculated as being negative at any time.

                  "Available Facility C Commitment" shall mean, as to any Lender at any time, the amount equal to the excess, if any, of (a) such Lender's Facility C Commitment over (b) the sum of such Lender's (i) ratable portion of the Aggregate Facility C Revolving Extensions of Credit and (ii) ratable portion of the Aggregate Australian Revolving

         Extensions of Credit. The Available Facility C Commitment may be calculated as being negative at any time.

                  "Available Facility D Commitment" shall mean, as to any Lender at any time, the amount equal to the excess, if any, of (a) such Lender's Facility D Commitment over (b) the sum of such Lender's (i) ratable portion of the Aggregate Facility D Revolving Extensions of Credit and (ii) ratable portion of the Aggregate Canadian Revolving Extensions of Credit. The Available Facility D Commitment may be calculated as being negative at any time.

                  "Available Sterling Commitment" shall mean, as to any Lender at any time, the amount equal to the excess, if any, of (a) such Lender's Sterling Commitment over (b) the sum of such Lender's (i) ratable portion of the Aggregate Facility B Revolving Extensions of Credit and (ii) ratable portion of the Aggregate Sterling Revolving Extensions of Credit. The Available Sterling Commitment may be calculated as being negative at any time.

                  "Average Senior Indebtedness" shall mean the average of the Senior Indebtedness of the Borrower at the end of each of the four most recent consecutive fiscal quarters.

                  "Average Total Indebtedness" shall mean the average of the Total Indebtedness of the Borrower at the end of each of the four most recent consecutive fiscal quarters.

                  "Borrowing Date" shall mean, as to any Lender, any Business Day specified in a notice transmitted pursuant to subsection 2.2, 2.5 or 2.6 as a date on which such Lender has been requested by the Borrower or any Subsidiary Borrower to make Loans hereunder.

                  "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, however, that when used to describe the date of any borrowing of, or any payment or interest rate determination in respect of a LIBOR Loan, the term "Business Day" shall also exclude any day on which (i) commercial banks are not open for dealings in deposits in the relevant currency in the London Interbank Market and in the financial center for such currency and (ii) in the case of Loans denominated in euros, the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is not open for settlement of payments in euros.

                  "Canadian Commitments" shall have the meaning assigned to such term in Annex D hereto.

                  "Canadian Dollars" shall mean the lawful currency of Canada.

                  "Canadian Dollar Lender" shall mean each Lender that has a Canadian Commitment or that holds Canadian Dollar Loans; collectively, the "Canadian Dollar Lenders". Each Canadian Dollar Lender on the date hereof represents that it is an Eligible Canadian Bank.

                  "Canadian Dollar Loan" shall mean any Canadian Dollar Loan made pursuant to Annex D hereto; collectively, the "Canadian Dollar Loans".

                  "Canadian Dollar Swing Line Lenders" shall have the meaning assigned to such term in Annex D hereto.

                  "Canadian Dollar Swing Line Loans" shall have the meaning assigned to such term in Annex D hereto.

                  "Canadian L/C Obligations" shall have the meaning assigned to such term in Annex D hereto.

                  "Canadian Subsidiary Borrower" shall mean Scotts Canada Ltd. or any other Foreign Subsidiary Borrower organized under the laws of Canada and designated as such by the Borrower in a notice to the Administrative Agent, which shall notify each Canadian Lender thereof.

                  "Capital Expenditures" shall mean for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

                  "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents" shall mean (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof (b) certificates of deposit, eurodollar time deposits, overnight bank deposits, and bankers acceptances, each with maturities of one year or less from the date of the acquisition thereof, of any Lender or any other commercial bank having capital and surplus in excess of $300,000,000, and (c) commercial paper of the Lenders or any of their affiliates or of a domestic issuer rated at least A-1 by S & P or P-1 by Moody's.

                  "C/D Assessment Rate" shall mean, for any day as applied to any ABR Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(d) (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

                  "C/D Reserve Percentage" shall mean, for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) (the "Board"), for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                  "Closing Date" shall mean the date upon which all of the conditions precedent to the effectiveness of this Agreement contained in subsection 5.1 are satisfied or waived by the Administrative Agent and each of the Lenders.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" shall mean as to any Lender, the sum of the Term Commitment, and the Revolving Credit Commitment of such Lender.

                  "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA.

                  "Confidential Information Memorandum" shall mean the confidential information memorandum distributed to the Lenders, dated September 2003.

                  "Consolidated Current Assets" shall mean, at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

                  "Consolidated Current Liabilities" shall mean, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans or Swing Line Loans to the extent otherwise included therein.

                  "Consolidated Interest Expense" shall mean, for any period of determination thereof, the interest expense of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP; provided that non-interest costs and expenses arising out of the Refinancing, including costs and expenses incurred in connection with the issuance of the Senior Subordinated Notes, the tender offer transaction for the repurchase of Existing Senior Subordinated Notes and any subsequent redemption of Existing Senior Subordinated Notes shall not be considered for the purpose of determining Consolidated Interest Expense for any period during the fiscal year of the Borrower ending September 30, 2004.

                  "Consolidated Net Income" shall mean, for any period of determination thereof, net income of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP.

                  "Consolidated Net Worth" shall mean, in respect of any Person at a particular date, all amounts which, in conformity with GAAP, would be included under the caption "total shareholders' equity" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date.

                  "Consolidated Total Assets" shall mean, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

                  "Consolidated Working Capital" shall mean, at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

                  "Contingent Obligation" shall mean as to any Person, the outstanding amount of letters of credit (other than the Letters of Credit) with respect to which such Person is the account party that have not been drawn upon and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations primarily to pay money ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
         (d) otherwise to assure or hold harmless the obligee under such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

                  "Contractual Obligation" shall mean, as to any Person, any material provision of any material security issued by such Person or of any material agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Control Group" shall mean Horace Hagedorn, the Hagedorn Partnership, the general partners of the Hagedorn Partnership and, in the case of such individuals, their respective executors, administrators and heirs and their families and trusts for their benefit.

                  "Default" shall mean any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Disposition" shall mean with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Dollar Equivalent" shall mean, on any Business Day with respect to any amount denominated in euros or any other currency, the amount of Dollars that would be required to purchase such amount of euros or such other currency, as the case may be, based upon the spot selling rate at which JPMCB London offers to sell each for Dollars in the London foreign exchange market at approximately 11:00 a.m. London time on such Business Day for delivery two Business Days later.

                  "Dollars", "$" and "U.S.$" shall mean dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary" shall mean any Subsidiary incorporated under the laws of the United States or any political subdivision thereof.

                  "Domestic Subsidiary Borrower" shall mean any Domestic Subsidiary which (a) is a Subsidiary Borrower hereunder on the Closing Date or (b) which is designated by the Borrower to be a Subsidiary Borrower pursuant to subsection 10.1(b).

                  "EBITDA" shall mean without duplication, for any fiscal period, the sum of the amounts for such fiscal period of (i) Consolidated Net Income, (ii) provision for taxes based on income,
         (iii) depreciation expense, (iv) Consolidated Interest Expense, (v) amortization expense and (vi) other non-recurring, non-cash items reducing Consolidated Net Income (reduced by any non-recurring, non-cash items increasing Consolidated Net Income), all as determined on a consolidated basis for the Borrower and its Subsidiaries in conformity with GAAP.

                  "ECF Percentage" shall mean 50%; provided, that, with respect to any fiscal year of the Borrower, the ECF Percentage shall be reduced to 0% if the Leverage Ratio as of the last day of such fiscal year is not greater than 3.0 to 1.0.

                  "Effective Interbank Rate" shall have the meaning specified in subsection 2.18(e).

                  "Eligible Australian Bank" shall mean (a) a resident of Australia which does not make Australian Dollar Loans as part of carrying on business outside of Australia at or through a permanent establishment outside of Australia; or (b) a non-resident of Australia which makes Swing Line Loans or Revolving Credit Loans as part of carrying on business in Australia at or through a permanent establishment of the non-resident in Australia. In this definition, words and expressions used shall have the meaning ascribed to them for the purposes of S. 128B of the Australian Income Tax Assessment Act of 1936.

                  "Eligible Canadian Bank" shall mean (a) those banks listed on Schedules I, II or III to the Bank Act (Canada), (b) any (i) trust company, savings bank, savings and loan association or similar financial institution, or (ii) insurance company engaged in the business of writing insurance which, in either case (A) has total assets of

         $10,000,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement, (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank, and (c) any other financial institution (including a mutual fund or other fund) having total assets of $10,000,000,000 or more which meets the requirements set forth in subclauses (B) and (C) of clause (b) above; provided that each Eligible Canadian Bank must be organized under the laws of either Canada or a political subdivision thereof or, if not, it must (i) act hereunder through a branch, agency or funding office located in Canada and (ii) be exempt from withholding of tax on interest payments.

                  "Eligible U.K. Bank" shall mean a Person that is both (i) a bank as defined in Section 840A of the United Kingdom Income and Corporation Taxes Act 1988, and (ii) a Person within the charge to United Kingdom corporation tax (i.e., a United Kingdom resident company or a non-resident company which is carrying on a trade in the United Kingdom through a branch or agency to which the beneficial interest in interest accrued under Loans made to the Borrower or a Subsidiary Borrower is attributable and which is not entitled to exemption from tax in respect of that interest).

                  "Environmental Laws" shall mean any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or requirements of law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "euro" and "E" shall mean the single currency of Participating Member States.

                  "Event of Default" shall mean any of the events specified in
         Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Excess Cash Flow" shall mean for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of
         (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income,
         (iii) decreases in Consolidated Working Capital for such fiscal year, and (iv) an amount equal to the aggregate net non-cash loss on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all prepayments of Revolving Loans and Swing Line Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Commitments and all optional prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, (vi) an amount equal to the aggregate net non-cash gain on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (vii) amounts expended in respect of Permitted Acquisitions (excluding the amount of any indebtedness assumed, acquired or incurred in connection with such Permitted Acquisition and included in the acquisition consideration),
         (viii) the amount of dividends actually paid in cash in respect of any Capital Stock (including any preferred stock) of the Borrower in accordance with subsection 7.15 to the extent not deducted from revenues in determining Consolidated Net Income for such fiscal year and (ix) the amount of cash actually paid to repurchase Capital Stock of the Borrower.

                  "Excess Cash Flow Application Date" as defined in subsection 2.12(e).

                  "Excluded Foreign Subsidiary" shall mean any Foreign Subsidiary a guarantee from which, a pledge of the assets of which, or the pledge of 66 2/3% or more of the Capital Stock of which under the applicable Guarantee and Collateral Agreement would have adverse tax consequences on the Borrower, any of its Subsidiaries or such Foreign Subsidiary or would reasonably be deemed an unlawful act of such Foreign Subsidiary or any of its officers or directors under the laws of the applicable foreign jurisdiction.

                  "Existing Credit Agreement" shall mean the Amended and Restated Credit Agreement dated as of December 5, 2000, as amended, among the Borrower, the Subsidiary Borrowers, the several banks and other financial institutions parties thereto and JPMCB, as administrative agent.

                  "Existing Senior Subordinated Note Indenture" shall mean the Indenture dated as of January 21, 1999 between the Borrower, the guarantors named therein and State Street Bank and Trust Company, the predecessor trustee to U.S. Bank National Association, as Trustee, as supplemented by the Supplemental Indenture dated as of February 6, 2002, as the same may be amended, supplemented, waived or otherwise modified from time to time.

                  "Existing Senior Subordinated Notes" shall mean the 8.625% senior subordinated notes of the Borrower issued in the aggregate principal amount of $400,000,000 pursuant to the Existing Subordinated
         Note Indenture, as the same may be replaced or refinanced in accordance with the terms of this Agreement.

                  "Extension of Credit" shall mean (i) all Loans or advances made to the Borrower and the Subsidiary Borrowers hereunder and (ii) all Letters of Credit issued for the account of the Borrower and the Subsidiary Borrowers and any unreimbursed drawings hereunder.

                  "Facility" shall mean the Term Commitments and the Term Loans made thereunder (the "Term Facility") and each Revolving Facility.

                  "Facility A Commitment" shall mean, as to each Facility A Lender, the obligation of such Lender, if any, to make Facility A Loans and participate in Swing Line Loans or Letters of Credit made under the Facility A Commitments in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Facility A Commitment" opposite such Facility A Lender's name on Schedule 1 or in the Assignment and Acceptance pursuant to which such Facility A Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Facility A Commitments is $450,000,000.

                  "Facility A Lenders" shall mean each Lender that has a Facility A Commitment or that holds Facility A Loans; collectively, the "Facility A Lenders".

                  "Facility A Loan" shall mean any Loan made under the Facility A Commitments pursuant to subsection 2.4; collectively, the "Facility A Loans".

                  "Facility B Commitment" shall mean, as to each Facility B Lender, the obligation of such Lender, if any, to make Facility B Loans and participate in Swing Line Loans and Letters of Credit issued under the Facility B Commitments in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Facility B Commitment" opposite such Facility B Lender's name on Schedule 1 or in the Assignment and Acceptance pursuant to which such Facility B Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Facility B Commitments is $200,000,000.

                  "Facility B Lender" shall mean each Lender that has a Facility B Commitment or that holds Facility B Loans; collectively, the "Facility B Lenders".

                  "Facility B Loan" shall mean any Loan made under the Facility B Commitments pursuant to subsection 2.4; collectively, the "Facility B Loans".

                  "Facility C Commitment" shall mean, as to each Facility C Lender, the obligation of such Lender, if any, to make Facility C Loans and participate in Swing Line Loans and Letters of Credit issued under the Facility C Commitments in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Facility C Commitment" opposite such Facility C Lender's name on Schedule 1 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Facility C Commitments is $25,000,000.

                  "Facility C Lender" shall mean each Lender that has a Facility C Commitment or that holds Facility C Loans; collectively, the "Facility C Lenders".

                  "Facility C Loan" shall mean any Loan made under the Facility C Commitments pursuant to subsection 2.4; collectively, the "Facility C Loans".

                  "Facility D Commitment" shall mean, as to each Facility D Lender, the obligation of such Lender, if any, to make Facility D Loans and participate in Swing Line Loans and Letters of Credit issued under the Facility D Commitments in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Facility D Commitment" opposite such Facility D Lender's name on Schedule 1 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Facility D Commitments is $25,000,000.

                  "Facility D Lender" shall mean each Lender that has a Facility D Commitment or that holds Facility D Loans; collectively, the "Facility D Lenders".

                  "Facility D Loan" shall mean any Loan made under the Facility D Commitments pursuant to subsection 2.4; collectively, the "Facility D Loans".

                  "Facility Fee Rate" shall mean the rate per annum set forth under the relevant column heading in the Pricing Grid.

                  "Fee Letter" shall mean the letter, dated as of September 5, 2003, from the JMPCB and JPMSI to the Borrower.

                  Foreign Cash Equivalents" shall mean (a) securities with maturities of one year or less issued in the currency applicable in any country in which a Foreign Subsidiary operates which are issued or fully guaranteed or insured by the government of such country of any agency thereof and (b) commercial paper of an issuer in any country in which a Foreign Subsidiary operates with a rating equivalent to at least A-1 by S & P or P-1 by Moody's.

                  "Foreign Subsidiary" shall mean any Subsidiary of the Borrower which is organized under the laws of any jurisdiction outside of the United States of America.

                  "Foreign Subsidiary Borrower" shall mean any Sterling Subsidiary Borrower, Australian Subsidiary Borrower or Canadian Subsidiary Borrower (a) which is a Subsidiary Borrower hereunder on the Closing Date or (b) which is designated by the Borrower pursuant to subsection 10.1(b).

                  "Funded Debt" shall mean, as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower and the Subsidiary Borrowers, Indebtedness in respect of the Loans.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; provided, however, that if any modifications in GAAP after the Closing Date change any calculation of any financial covenants under this Agreement, the Administrative Agent and the Lenders agree to amend this Agreement to the effect that each such financial covenant is no more restrictive than such covenant was prior to such modification in GAAP (and until such agreement, such covenants shall be calculated in accordance with GAAP before such modification).

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including the National Association of Insurance Commissioners).

                  "Guarantee and Collateral Agreement" shall mean any of (a) the Borrower and Domestic Subsidiary Guarantee and Collateral Agreement dated as of December 4, 1998 among the Borrower, the Domestic Subsidiary Borrowers, certain other Domestic Subsidiaries of the Borrower and the Administrative Agent, for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time, (b) the collateral security documents by the Foreign Subsidiary Borrowers and certain other Foreign Subsidiaries of the Borrower in form and substance reasonably satisfactory to the Administrative Agent, as amended, supplemented or otherwise modified from time to time and (c) the other guarantees and collateral security documents in respect of the obligations of the Borrower and the Subsidiary Borrowers hereunder executed and delivered by Holdco, the Borrower or any of its Subsidiaries from time to time.

                  "Hedging Agreements" shall mean any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap, interest rate exchange (from fixed to floating rates, from one floating rate to another floating rate or otherwise) or other interest rate hedge or arrangement under which the Borrower is a party or a beneficiary and (b) any agreement or arrangement designed to limit or eliminate the risk and/or exposure of the Borrower to fluctuations in currency exchange rates or in commodity prices.

                  "Hedging Lender" shall mean any Lender or affiliate thereof which from time to time enters into a Hedging Agreement with the Borrower.

                  "Holdco" shall have the meaning set forth in subsection
         7.3(d).

                  "Hostile Take-Over Bid" shall mean an offer to purchase a controlling interest in any Person by the Borrower or any of its Subsidiaries or in which the Borrower or any of its Subsidiaries is involved, in respect of which the board of directors (or equivalent governing body for such entity) of the target entity has recommended against acceptance of such offer to the target entity's shareholders or equity holders or which is similarly opposed or contested.

                  "Indebtedness" shall mean, as to any Person, at a particular time, (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, any such indebtedness which is non-recourse to the credit of such Person but is secured by assets of such Person, but excluding current amounts payable incurred in the ordinary course of business),
         (b) obligations of such Person under leases which shall have been or should be, in accordance with GAAP, recorded as capitalized leases, (c) indebtedness of such Person arising under acceptance facilities, (d) indebtedness of such Person arising under unpaid reimbursement obligations in respect of all drafts drawn under letters of credit issued for the account of such Person, (e) the incurrence of withdrawal liability under Title IV of ERISA by such Person or a Commonly Controlled Entity to a Multi-employer Plan, (f) liabilities arising under Hedging Agreements of such Person and (g) indebtedness of such Person under any synthetic lease.

                  "Insolvency" shall mean, with respect to any Multi-employer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

                  "Interest Payment Date" shall mean (a) as to any ABR Loan, the last day of each March, June, September and December, commencing on the first of such days to occur after such ABR Loan is made or any LIBOR Loan is converted to such ABR Loan, (b) as to any LIBOR Loan in respect of which the Borrower or applicable Subsidiary Borrower has selected an Interest Period of one month, two months or three months, the last day of such Interest Period and (c) as to any LIBOR Loan in respect of which the Borrower or applicable Subsidiary Borrower has selected a longer Interest Period than the periods described in preceding clause
         (b), the day three months after the commencement of such Interest Period and the last day of such Interest Period.

                  "Interest Period" shall mean with respect to any LIBOR Loan,
         (i) initially, the period commencing on, as the case may be, the borrowing or conversion date with respect to a LIBOR Loan, and ending one, two, three or six months thereafter, as selected by the Borrower or applicable Subsidiary Borrower, as the case may be, in its irrevocable written notice of borrowing as provided in subsection 2.2 and, in the case of LIBOR Loans, 2.5 or 2.6 or, in the case of LIBOR Loans, its written irrevocable notice of conversion as provided in subsection 2.14 and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower or applicable Subsidiary Borrower by irrevocable written notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect to such Loan; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (A) if any Interest Period pertaining to a LIBOR Loan
                  would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the next preceding Business Day;

                           (B) (1) if the Borrower or applicable Subsidiary
                  Borrower shall fail to give notice as provided in clauses (i) and (ii) in this definition with respect to a LIBOR Loan denominated in Dollars, the Borrower or applicable Subsidiary Borrower shall be deemed to have requested conversion of the affected LIBOR Loan to an ABR Loan on the last day of the then current Interest Period with respect thereto; and (2) if the Borrower or applicable Subsidiary Borrower shall fail to give notice as provided in clauses(i) and (ii) in this definition with respect to a Loan denominated in a currency other than Dollars, the Borrower or applicable Subsidiary Borrower shall be deemed to have requested a continuation of the affected Loan for a period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending one month thereafter;

                           (C) any Interest Period that would otherwise extend
                  beyond the applicable Termination Date shall end on the applicable Termination Date; and

                           (D) any Interest Period pertaining to a LIBOR Loan
                  that begins on the last Business Day of a calendar month (or on day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "International Standby Practices" shall mean the International Standby Practices, International Chamber of Commerce Publication No. ISP98, as the same may be effectively replaced in whole or in part or amended from time to time.

                  "Issuing Lender" shall mean, in respect of any Letter of Credit, JPMCB or, at the option of JPMCB, any affiliate of JPMCB, or with the consent of the Borrower and the Administrative Agent, any other Lender, in each case in its capacity as the issuer of such Letter of Credit.

                  "JPMCB" shall have the meaning assigned to such term in the preamble hereto.

                  " JPMSI" shall mean J.P. Morgan Securities Inc.

                  "L/C Commitment" shall mean the amount of $65,000,000.

                  "L/C Obligations" shall mean, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.

                  "L/C Participants" shall mean, with respect to any Revolving Facility under which a Letter of Credit is issued, the collective reference to all the Revolving Credit Lenders under such Revolving Facility other than the Issuing Lender.

                  "Lending Installation" shall mean, with respect to a Lender, the office, branch, subsidiary or affiliate of such Lender listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender pursuant to subsection 2.25.

                  "Letter of Credit" shall mean any Standby L/C or Trade L/C.

                  "Lenders" shall have the meaning assigned to such term in the preamble hereto. As the context shall require, a Lender shall include any of its affiliates that is a Sterling Lender, an Australian Dollar Lender, or a Canadian Dollar Lender.

                  "Leverage Ratio" shall mean, as at the last day of any fiscal quarter of the Borrower, the ratio of (i) Average Total Indebtedness of the Borrower and its Subsidiaries on such day to (ii) EBITDA for the four consecutive fiscal quarters ending on such day; provided any calculation of the above ratio following any acquisition made during the twelve-month period covered by such calculation, by purchase or otherwise, of all or substantially all of the business or assets of, any Person or of any line of business of any Person shall be determined on a pro forma basis without duplication, including (y) in Average Total Indebtedness and in the amount of preferred stock accruals, an annualization of the actual indebtedness or preferred stock accruals relating to such acquisition for the portion of such twelve-month period prior to the date of such acquisition (or, if such acquisition occurred on the last day of a fiscal quarter, an annualization estimate of the daily indebtedness or preferred stock accruals relating to such acquisition based on the indebtedness incurred and based on the current Interest Rates for such indebtedness or preferred stock issued on such date) and (z) in EBITDA the EBITDA of the acquired Person for any portion of such twelve-month period prior to such acquisition.

                  "LIBOR Base Rate" shall mean, with respect to any LIBOR Loan in Dollars, euros or any Optional Currency for any Interest Period therefor:

                           (a) the rate per annum (rounded to the nearest 1/16
                  of 1%) appearing on the Screen for such currency as the London Interbank Offered Rate for deposits in such currency at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on (in the case of any LIBOR Loan in Sterling), or two Business Days prior to (in the case of any LIBOR Loan in Dollars, euros or any other Optional Currency), the first day of such Interest Period as the London Interbank Offered Rate for such currency having a term comparable to such Interest Period and in an amount of U.S.$1,000,000 or the Non-Dollar Currency Equivalent thereof; or

                           (b) if such rate does not appear on the Screen (or,
                  if the Screen shall cease to be publicly available or if the information contained on the Screen, in the Administrative Agent's reasonable judgment, shall cease accurately to reflect such LIBOR Base Rate, as reported by any publicly available source of similar market data selected by the Administrative Agent that, in the Administrative Agent's reasonable judgment, accurately reflects such LIBOR Base Rate), the LIBOR Base Rate shall mean, with respect to any LIBOR Loan for any Interest

                  Period, the arithmetic mean, as determined by the Administrative Agent, of the rate per annum (rounded to the nearest 1/16 of 1%) quoted by each relevant Reference Lender at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on (in the case of any LIBOR Loan in Sterling), or two Business Days prior to (in the case of any LIBOR Loan in Dollars, euros or any other Optional Currency), the first day of the Interest Period for such Loan for the offering by such Reference Lender to leading banks in the London interbank market of deposits in such currency having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Loan to be made by such Reference Lender (or its relevant applicable Lending Installation, as the case may be) for such Interest Period.

                  "LIBOR Loans" shall mean the Loans hereunder at such time as they are made and/or being maintained at a rate of interest based upon the applicable LIBOR Rate.

                  "LIBOR Rate" shall mean (a) with respect to a LIBOR Loan denominated in Dollars, euros or any Optional Currency for each day during each Interest Period pertaining thereto, the rate per annum equal to the LIBOR Base Rate or, to the extent such reserve requirements are generally applicable with respect to loans to the relevant Borrower or Subsidiary Borrower, the quotient (rounded upward to the nearest 1/100 of 1%) of (A) the LIBOR Base Rate, divided by (B) a number equal to 1.00 minus the aggregate of the rates (expressed as a decimal fraction) of reserve requirements current on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member of such System or (b) to the extent applicable with respect to a LIBOR Loan denominated in Sterling for each day during each Interest Period pertaining thereto, the sum of the LIBOR Base Rate plus, to the extent generally applicable to loans to the relevant Borrower or Subsidiary Borrower, the Financial Services Authority charges for such day.

                  "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the authorized filing by or against a Person of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction).

                  "Loan" shall mean any Revolving Credit Loan, Swing Line Loan and/or Term Loan, as the context shall require; collectively, the "Loans".

                  "Loan Parties" shall mean the Borrower, each Subsidiary Borrower and each other Subsidiary of the Borrower which is a party to any Loan Document.

                  "Loan Documents" shall mean, collectively, this Agreement, any Notes, the Applications, the Letters of Credit and the Security Documents.

                  "Majority Facility Lenders" shall mean, (i) with respect to the Term Facility, at any time, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) with respect to the Revolving Facilities in the aggregate as a single class, the holders of more than 50% of the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Aggregate Revolving Extensions of Credit then outstanding.

                  "Majority Revolving Facility Lenders" shall mean the Majority Facility Lenders in respect of the Revolving Facilities.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the Refinancing transactions taken as a whole or (c) the validity or enforceability of any material term of this or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Material Environmental Amount" shall mean (a) an amount payable by the Borrower or any of its Subsidiaries for investigative and remedial costs, compliance costs, compensatory damages, natural resource damages, punitive damages, fines, and penalties, in the aggregate, that exceeds $10,000,000 (net of insurance), or (b) any other impact on the Borrower or any of its Subsidiaries arising out of any of the Environmental Laws which, in the aggregate, could reasonably be anticipated to exceed $10,000,000 (net of insurance).

                  "Material Subsidiary" shall mean at any time (a) any Subsidiary Borrower, (b) any Subsidiary of the Borrower created or acquired after the Closing Date which has a Total Capitalization of more than $20,000,000, (c) any Subsidiary of the Borrower with assets greater than or equal to 5% of all assets of the Borrower and its Subsidiaries, computed and consolidated in accordance with GAAP ("Consolidated Assets"), (d) any Subsidiary with revenues greater than or equal to 5% of the revenues of the Borrower and its Subsidiaries, computed and consolidated in accordance with GAAP ("Net Revenues") or
         (e) any Subsidiary designated in writing by the Borrower as a Material Subsidiary, which designation shall be irrevocable; provided that if at any time (i) the aggregate Total Capitalization of all Subsidiaries that are not Material Subsidiaries shall exceed 10% of the Total Capitalization of the Borrower and its Subsidiaries, computed and consolidated in accordance with GAAP, (ii) the aggregate assets of all Subsidiaries that are not Material Subsidiaries shall exceed 10% of Consolidated Assets or (iii) the aggregate revenues of all Subsidiaries that are not Material Subsidiaries shall exceed 10% of Net Revenues, then, in any such case, the term Material Subsidiary shall be deemed to include such Subsidiaries (as determined pursuant to the next following sentence) of the Borrower as may be required so that none of preceding clauses (i), (ii) or (iii) shall continue to be true . For purposes of the proviso to the next preceding sentence, the Subsidiaries which shall be deemed to be Material Subsidiaries shall be determined based on the percentage that the assets of each such Subsidiary are of Consolidated Assets, with the Subsidiary with the highest such percentage being selected first, and each other Subsidiary required to satisfy the requirements set forth in such proviso being selected in descending order of such respective percentages.

                  "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, and urea-formaldehyde insulation; and any other substance that could give rise to liability under any Environmental Law.

                  "Minimum Interest Coverage" shall mean for each fiscal quarter of the Borrower the ratio of (a) the sum of EBITDA as of the end of such fiscal quarter for the preceding twelve months to (b) the Consolidated Interest Expense as of the end of such fiscal quarter for the preceding twelve months.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Mortgaged Properties" shall mean the real properties listed on Schedule 1.1B, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

                  "Mortgages" shall mean each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit B (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), including any mortgages granted under the Existing Credit Agreement with appropriate amendments thereto, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Multi-employer Plan" shall mean a Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds" shall mean (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "New Lender Supplement" shall have the meaning set forth in subsection 2.27(a).

                  "New Revolving Credit Lender" shall have the meaning set forth in subsection 2.27(a).

                  "Non-Dollar Currency Equivalent" shall mean, on any Business Day with respect to any amount in Dollars, the amount of euros or the relevant Optional Currency that could be purchased with such amount of Dollars using the foreign exchange rate for such Business Day specified in the definition of "Dollar Equivalent".

                  "Non-Excluded Taxes" shall have the meaning set forth in subsection 2.22.

                  "Note": shall mean any promissory note evidencing Loans.

                  "Obligations" shall mean the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest thereon accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities (including all obligations in respect of overdrafts and related liabilities owed to any Lender or affiliate of a Lender or the Administrative Agent arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds) of the Borrower or any Subsidiary Borrower to the Administrative Agent or the Lenders, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents, any Hedge Agreement entered into with a Lender or an affiliate thereof or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or any Lender) or otherwise.

                  "Optional Currency" shall mean Sterling and any other national currency readily available and freely tradable in the London currency market that are commonly the subject of interbank deposits therein and approved by the Administrative Agent.

                  "Participants" shall mean one or more banks or other entities to whom one or more Lenders have sold, in the ordinary course of business and in accordance with applicable law, participating interests in any Loan, Note, Revolving Credit Commitment or Term Loan Commitment or any other interest hereunder owing to such Lender.

                  "Participating Member State" shall mean a member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Permitted Acquisition" shall mean any acquisition of all or substantially all the assets of, or shares or other equity interests in, a Person or division or line of business of a Person or other significant assets of a Person (other than inventory, leases, materials and equipment and other assets in the ordinary course of business) if immediately after giving effect thereto: (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) 100% of the capital stock of any acquired or newly formed corporation, partnership, association or other business entity is owned directly by the Borrower or a wholly-owned Subsidiary and all actions required to be taken, if any, with respect to such acquired or newly formed subsidiary under subsection 6.11 shall have been taken or shall be planned to be taken in a manner reasonably satisfactory to the Administrative Agent, (iii) no Material Adverse Effect would be likely to result therefrom and (iv)(I) the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition or formation, with the covenants contained in subsections 6.9 and 6.10 recomputed as at the last day of the most recently ended fiscal quarter of the Borrower as if such acquisition had occurred on the first day of each relevant period for testing such compliance and any savings associated with such acquisition had been achieved on the first day of such relevant period, and, in the case of an acquisition involving consideration in excess of $10,000,000, the Borrower shall have delivered to the Administrative Agent an officers' certificate to such effect, together with all relevant financial information for such subsidiary or assets (to the extent reasonably available), and (II) after giving effect to such transaction, any acquired or newly formed subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by subsection 7.6) and (v) after giving effect to the consummation thereof, the aggregate amount of consideration (whether cash or property, as valued in good faith by the Board of Directors of the Borrower) for all Permitted Acquisitions shall not exceed (x) $130,000,000 in the aggregate for the fiscal year of the Borrower ending September 30, 2004 and (y) $30,000,000 in the aggregate for any fiscal year thereafter; provided that any amounts not used for Permitted Acquisitions in the fiscal year for which it is permitted in this subclause (v), may be carried over for expenditure in any fiscal year thereafter; provided further the limitations in subclause (v) above shall not be applicable to any such transaction to the extent that in such transaction the consideration (A) consists of Capital Stock of the Borrower or its Subsidiaries, (B) is financed with cash in an amount of up to 50% of the portion of the cumulative Excess Cash Flow (commencing with the fiscal year ending September 30, 2004) not required to be applied to repay the Term Loans pursuant to subsection 2.12(e) and not used for any prior Permitted Acquisition or (C) is financed with the Net Cash Proceeds of (1) subordinated notes permitted pursuant to subsections 7.6(e) or (f) or (2) senior unsecured or subordinated notes permitted pursuant to subsection 7.6(g).

                  "Permitted Foreign Debt" shall have the meaning specified in subsection 7.6(k).

                  "Person" shall mean an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

                  "Plan" shall mean, at any particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to
         be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prepayment Date" shall have the meaning set forth in subsection 2.13(g).

                  "Prepayment Option Notice" shall have the meaning set forth in subsection 2.13(g).

                  "Pricing Grid" shall mean the pricing grid attached hereto as Annex A.

                  "Properties" shall mean the real property listed on Schedule 4.19(b).

                  "Receivables" shall have the meaning specified in the Guarantee and Collateral Agreement.

                  "Receivables Subsidiary" shall mean a Subsidiary of the Borrower created to purchase and finance Sold Receivables.

                  "Receivables Purchase Facility" shall mean any receivables purchase facility with terms and conditions reasonably satisfactory to the Administrative Agent and pursuant to which ownership interests in, or notes, commercial paper, certificates or other debt instruments in respect of which, are secured by the Sold Receivables.

                  "Recovery Event" shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000.

                  "Reference Lenders" shall mean JPMCB and Citicorp North America, Inc.

                  "Refinancing" shall be as defined in subsection 2.23(a).

                  "Refinancing Agreements" shall mean the collective reference to any and all agreements entered into by the Borrower or any of its Subsidiaries in respect of the Refinancing (other than this Agreement), including the Senior Subordinated Note Indenture, the Offering Memorandum in respect of the Senior Subordinated Notes, dated October 1, 2003, the Purchase Agreement, dated as of October 1, 2003, among the Borrower and the Initial Purchasers party thereto, and the Offer to Purchase and Consent Solicitation Statement, dated as of September 15, 2003 and any other agreements related thereto.

                  "Refunded Swing Line Loans" shall have the meaning assigned to such term in subsection 2.6(b).

                  "Register" shall have the meaning specified in subsection 10.6(b)(iv).

                  "Regular Subsidiary Borrower" shall mean Scotts Treasury EEIG, any Domestic Subsidiary Borrower, any Foreign Subsidiary Borrower which is designated by the Borrower as a "Regular Subsidiary Borrower" in a notice to the Administrative Agent (which shall notify each Revolving Credit Lender of such designation), and any Foreign Subsidiary designated by the Borrower as a Regular Subsidiary Borrower after the Closing Date pursuant to subsection 10.1(b); provided that so long as any such Foreign Subsidiary Borrower is so designated, it is not required under the laws or regulations of any Governmental Authority to deduct or withhold any Excluded Taxes from any payment made by it under
         Section 2 or otherwise pursuant to this Agreement. The Borrower may rescind any such designation at any time by notice to the Administrative Agent, which shall notify each Revolving Credit Lender of such rescission.

                  "Reimbursement Obligation" shall mean the Borrower's obligation to reimburse the Administrative Agent or any other Issuing Lender on account of the Letters of Credit as provided in Section 3.

                  "Reinvestment Deferred Amount" shall mean with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Commitments pursuant to subsection 2.12(d) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event" shall mean any Asset Sale (other than the sale, transfer or discount of Sold Receivables pursuant to any Receivables Purchase Facility) or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice" shall mean a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale (other than the sale, transfer or discount of Sold Receivables pursuant to any Receivables Purchase Facility) or Recovery Event to acquire assets useful in its business.

                  "Reinvestment Prepayment Amount" shall mean with respect to any Reinvestment Event, the (x) Reinvestment Deferred Amount relating thereto less (y) any amount thereof expended prior to the relevant Reinvestment Prepayment Date (i) to acquire assets useful in the Borrower's business or (ii) to pay the Borrower's reasonable expenses relating to any proposed acquisition of assets useful in such business.

                  "Reinvestment Prepayment Date" shall mean with respect to any Reinvestment Event, the earlier of (a) the date occurring six months after such Reinvestment Event and (b) the date on which the Borrower shall have notified the Administrative Agent that it has determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Reorganization" shall mean, with respect to any Multi-employer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

                  "Reportable Event" shall mean any of the events set forth in
         Section 4043(b) of ERISA or the regulations thereunder (with respect to which the PBGC has not, by regulation, waived the 30-day notice requirement).

                  "Required Lenders" shall mean at any time, the holders of more than 50% of the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Aggregate Revolving Extensions of Credit then outstanding.

                  "Required Prepayment Lenders" shall mean the Majority Facility Lenders in respect of the Term Facility and the Revolving Facilities.

                  "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation or Articles of Incorporation, as the case may be, and Code of Regulations and/or By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer" shall mean, as to any Person, the Chairman, President or an Executive, Senior or other Vice President (or, in the case of any Foreign Subsidiary, any analogous title) of such Person and, with respect to financial matters, the Chief Financial Officer, the Treasurer or the Controller (or, in the case of any Foreign Subsidiary, any analogous title) of such Person.

                  "Revolving Credit Commitments" shall mean, as to any Lender, such Lender's Facility A Commitments, Facility B Commitments, Facility C Commitments, Facility D Commitments, for all purposes other than
         Section 2 (other than subsections 2.4 and 2.27 ) and Section 3, Sterling Commitments, Australian Commitments and Canadian Commitments, if any, and such other Commitments under any new Revolving Facility established in accordance with subsection 2.27(b). The original amount of the Total Revolving Credit Commitments is $700,000,000.

                  "Revolving Credit Commitment Period" shall mean the period from and including the Closing Date to, but not including, the Revolving Credit Termination Date or such earlier date as the Revolving Credit Commitments may terminate as provided herein.

                  "Revolving Credit Lender" shall mean each of the Facility A Lenders, the Facility B Lenders, the Facility C Lenders, the Facility D Lenders and, for all purposes other than Section 2 (other than subsections 2.4 and 2.27) and Section 3, the Australian Dollar Lenders, the Canadian Dollar Lenders and the Sterling Lenders.

                  "Revolving Credit Loan" shall mean each Facility A Loan, Facility B Loan, Facility C Loan, Facility D Loan and, for all purposes other than Section 2 (other than subsections 2.4 and 2.27) and Section 3, each Sterling Loan, Australian Dollar Loan and Canadian Dollar Loan; collectively, the "Revolving Credit Loans".

                  "Revolving Credit Termination Date" shall be October 22, 2008 or such earlier date on which the Revolving Credit Commitments shall be terminated in accordance with this Agreement.

                  "Revolving Extensions of Credit" shall mean, as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans held by such Lender then outstanding, (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

                  "Revolving Facilities" shall mean, without duplication, (a) the Facility A Commitments together with the Aggregate Facility A Revolving Extensions of Credit ("Facility A"); the Facility B Commitments together with the Aggregate Facility B Revolving Extensions of Credit ("Facility B"); the Facility C Commitments together with the Aggregate Facility C Revolving Extensions of Credit ("Facility C"); the Facility D Commitments together with the Aggregate Facility D Revolving Extensions of Credit ("Facility D"); and, for all purposes other than
         Section 2 (other than subsections 2.4 and 2.27) and Section 3, the Sterling Commitments together with the Aggregate Sterling Revolving Extensions of Credit (the "Sterling Facility"); the Australian Commitments together with the Aggregate Australian Revolving Extensions of Credit (the "Australian Facility"); the Canadian Commitments together with the Aggregate Canadian Revolving Extensions of Credit (the "Canadian Facility"), or any other Revolving Facility established pursuant to subsection 2.27(b).

                  "Revolving Percentage" shall mean, as to any Revolving Credit Lender in respect of any Revolving Facility at any time, the percentage which such Lender's Revolving Credit Commitment under such Revolving Facility then constitutes of the aggregate Revolving Credit Commitments in respect of such Revolving Facility (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Extension of Credit under any Revolving Facility then outstanding constitutes of the aggregate principal amount of the Revolving Extension of Credit in respect of such Revolving Facility then outstanding).

                  "S&P" shall mean Standard & Poor's Ratings Services.

                  "Screen" shall mean, with respect to any currency, the relevant Telerate Page on which appears the LIBOR Base Rate for deposits in such currency; provided that, if there is no such Telerate Page, the relevant Bloomberg Financial Markets Service page will be substituted.

                  "Security Document" shall mean each of the Guarantee and Collateral Agreements and the Mortgages.

                  "Senior Indebtedness" shall mean, in respect of the Borrower at a particular date, Total Indebtedness other than the Subordinated Debt and any other subordinated Indebtedness of the Borrower that would be set forth as subordinated Indebtedness on a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of such date provided that, for the purpose of calculating the Senior Leverage Ratio for any period, Senior Indebtedness shall be reduced by excess cash balances set forth on the balance sheet of the Borrower as at such date.

                  "Senior Leverage Ratio" shall mean, as at the last day of any fiscal quarter of the Borrower, the ratio of (i) Average Senior Indebtedness of the Borrower and its Subsidiaries on such day to (ii) EBITDA for the four consecutive fiscal quarters ending on such day; provided any calculation of the above ratio following any acquisition made during the twelve-month period covered by such calculation, by purchase or otherwise, of all or substantially all of the business or assets of any Person or of any line of business of any Person shall be determined on a pro forma basis without duplication, including (x) in Average Senior Indebtedness and in the amount of preferred stock accruals an annualization of the actual Senior Indebtedness or preferred stock accruals relating to such acquisition for the portion of such twelve-month period since the date of such acquisition (or, if such acquisition occurred on the last day of a fiscal quarter, an annualization estimate of the daily Senior Indebtedness or preferred stock accruals relating to such acquisition based on the indebtedness incurred and based on the current Interest Rates for such indebtedness or preferred stock issued on such date) and (y) in EBITDA the EBITDA of the acquired Person for any portion of such twelve-month period prior to such acquisition.

                  "Senior Subordinated Note Indenture" shall mean the Indenture entered into by the Borrower on October 8, 2003 together with all instruments and other agreements to be entered into by the Borrower and its Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 7.12.

                  "Senior Subordinated Notes" shall mean senior subordinated notes of the Borrower issued under the Senior Subordinated Note Indenture.

                  "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA but which is not a Multi-employer Plan.

                  "Sold Receivables" shall mean Receivables of the Borrower in an aggregate amount not to exceed $125,000,000 sold to the Receivables Subsidiary or any other Person pursuant to and securing obligations under any Receivables Purchase Facility.

                  "Solvent", when used with respect to any Person, shall mean that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured,
         (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Standby L/C" and "Standby L/Cs" shall each have the meaning specified in subsection 3.1(a).

                  "Sterling" shall have the meaning assigned to such term in Annex B hereto.

                  "Sterling Commitments" shall have the meaning assigned to such term in Annex B hereto.

                  "Sterling L/C Obligations" shall have the meaning assigned to such term in Annex B hereto.

                  "Sterling Lender" shall mean each Lender that has a Sterling Commitment or that holds Sterling Loans; collectively, the "Sterling Lenders". Each Sterling Lender on the date hereof represents that it is an Eligible U.K. Bank.

                  "Sterling Loan" shall mean any Sterling Loan made pursuant to Annex B hereto; collectively, the "Sterling Loans".

                  "Sterling Subsidiary Borrower" shall mean Miracle Garden Care Limited, OM Scott International Investments Ltd., Scotts Holdings Limited and The Scotts Company (UK) Ltd. or any other Foreign Subsidiary Borrower organized under the laws of the United Kingdom and designated as such by the Borrower in a notice to the Administrative Agent, which shall notify each Sterling Lender thereof.

                  "Sterling Swing Line Lenders" shall have the meaning assigned to such term in Annex B hereto.

                  "Sterling Swing Line Loans" shall have the meaning assigned to such term in Annex B hereto.

                  "Subordinated Debt" shall mean the Indebtedness of the Borrower pursuant to the Senior Subordinated Note Indenture and the Senior Subordinated Notes and the Subordinated Debt permitted under subsections 7.6(e), 7.6(f) and 7.6(g).

                  "Subsidiary" shall mean, as to any Person, a corporation, partnership, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or the European equivalent thereof of which shares of Capital Stock having ordinary voting power (other than Capital Stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or equivalent are at the time owned, or the management of which is otherwise controlled, directly, or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Borrowers" shall mean Hyponex Corporation, Miracle Garden Care Limited, OM Scott International Investments Ltd., Scotts Australia Pty. Ltd., Scotts Canada, Ltd., Scotts Holdings Limited, Scotts Manufacturing Company, Scotts-Sierra Horticultural Products Company, Scotts-Sierra Investments, Inc., Scotts Temecula Operations, LLC, Scotts Treasury EEIG, The Scotts Company (UK) Ltd. and all existing or future, Domestic or Foreign, Subsidiaries then designated by the Borrower pursuant to subsection 10.1(b)

                  "Subsidiary Guarantors" shall mean (a) each Domestic Subsidiary of the Borrower and (b) each Domestic Subsidiary acquired or organized subsequent to the Closing Date, except as otherwise provided in subsection 6.11(c).

                  "Supported Foreign Indebtedness" shall have the meaning specified in subsection 7.6(m).

                  "Swing Line Commitment" shall mean the obligation of the Swing Line Lenders, at any date, to make a Swing Line Loan pursuant to subsection 2.6(a) in the amount referred to therein.

                  "Swing Line Loan Participation Certificate" shall mean a certificate, substantially in the form of Exhibit C hereto.

                  "Swing Line Lenders" shall mean JPMCB or such other Revolving Credit Lenders as may be requested by the Administrative Agent to make Swing Line Loans from time to time.

                  "Swing Line Loan" shall mean any Swing Line Loan made under the Facility A Commitments, the Facility B Commitments, the Facility C Commitments and the Facility D Commitments pursuant to subsection 2.6; collectively, the "Swing Line Loans".

                  "Telerate Page" shall mean the "British Bankers Assoc. Interest Settlement Rates Page" display designated at Page 3750 (or such other page on which euros or any Optional Currency then appears) on the Moneyline Telerate (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits or deposits in euros or any Optional Currency are offered by leading banks in the London interbank deposit market).

                  "Term Commitments" shall mean, as to any Term Lender, the obligation of such Lender to make a Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Term Commitment" opposite such Lender's name on Schedule 1. The original amount of the Term Commitments is $500,000,000.

                  "Term Lender" shall mean each Lender that has a Term Commitment or that holds a Term Loan.

                  "Term Loan" shall be as defined in subsection 2.1.

                  "Term Loan Termination Date" shall mean September 30, 2010.

                  "Term Percentage" shall mean as to any Lender at any time, the percentage which such Lender's Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

                  "Termination Date" shall mean the Term Loan Termination Date or the Revolving Credit Termination Date, as the context requires.

                  "Total Capitalization" shall mean, in respect of any Person at a particular date, the sum at such date of the Total Indebtedness of such Person and the Consolidated Net Worth of such Person.

                  "Total Indebtedness" shall mean, in respect of any Person at a particular date, the sum at such date of (a) the aggregate outstanding principal amount of all Indebtedness for borrowed money of such Person and (b) all other items which would properly be included as indebtedness, determined in accordance with GAAP, on a consolidated balance sheet of such Person and its Subsidiaries; provided that, for the purpose of calculating the Leverage Ratio for any period, Total Indebtedness shall be reduced by cash and Cash Equivalents set forth on the balance sheet of such Person as at such date.

                  "Total Revolving Credit Commitments" shall be, at any time, the aggregate amount of the Revolving Credit Commitments then in effect (without duplication for the Sterling Commitments, the Australian Commitments and the Canadian Commitments).

                  "Trade L/C" shall have the meaning assigned to such term in subsection 3.1(a).

                  "Type" shall mean as to any Loan, its nature as an ABR Loan or a LIBOR Loan.

                  "Uniform Customs" shall mean the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be effectively replaced in whole or in part or amended from time to time.

                  "wholly owned Subsidiary" or "wholly-owned Subsidiary" means any subsidiary of any Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other wholly owned Subsidiaries.

         1.2 Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in any of the other Loan Documents or in any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

         (a) As used herein, in any of the other Loan Documents, or in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms, to the extent not otherwise defined in subsection 1.1, shall have the respective meanings given to them under GAAP.

         (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

         (c) An "affiliate" of a Lender includes, in the case of a Lender which is an investment fund, the investment adviser thereof and any other investment fund having the same investment adviser.

         Section 2. AMOUNT AND TERMS OF LOANS

         2.1 Term Commitments. Subject to the terms and conditions hereof, (a) each Term Lender severally agrees to make a Term Loan denominated in Dollars to the Borrower on the Closing Date in an amount not to exceed the amount of the Term Commitment of such Lender. The Term Loans may be LIBOR Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 2.14.

         2.2 Procedure for Term Loan Borrowing. (a) The Borrower may borrow under the Term Commitments on the Closing Date; provided that the Borrower shall give the Administrative Agent irrevocable notice ((1) which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time on the Closing Date, in the case of ABR Loans and (2) which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time three Business Days prior to the Closing Date, in the case of LIBOR Loans), specifying
(i) the requested Borrowing Date, (ii) whether the borrowing is to be an ABR Loan or a LIBOR Loan or a combination thereof, (iii) if the borrowing is to be entirely or partly a LIBOR Loan, the amount to be a LIBOR Loan and (iv) the length of the Interest Period for such LIBOR Loan. Each ABR borrowing by the Borrower pursuant to the Term Commitments shall be in an aggregate principal amount equal to $1,000,000 or a whole multiple of $250,000 in excess thereof. Each LIBOR borrowing by the Borrower pursuant to the Term Commitments shall be in an aggregate principal amount equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof.

         (a) Upon receipt of any notice from the Borrower pursuant to this subsection 2.2, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its ratable share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 2:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

         2.3 Repayment of Term Loans. The Term Loan of each Term Lender shall mature in 27 consecutive quarterly installments, commencing on March 31, 2004, each of which shall be in an amount equal to such Lender's Term Percentage multiplied by the amount set forth below opposite such installment.

                  Installment                                                 Principal Amount
                  -----------                                                 ----------------
                  March 31, 2004                                                      $500,000
                  June 30, 2004                                                       $500,000
                  September 30, 2004                                                  $500,000
                  December 31, 2004                                                   $500,000

                  March 31, 2005                                                      $500,000
                  June 30, 2005                                                       $500,000
                  September 30, 2005                                                  $500,000
                  December 31, 2005                                                   $500,000

                  March 31, 2006                                                      $500,000
                  June 30, 2006                                                       $500,000
                  September 30, 2006                                                  $500,000
                  December 31, 2006                                                   $500,000

                  March 31, 2007                                                      $500,000
                  June 30, 2007                                                       $500,000
                  September 30, 2007                                                  $500,000
                  December 31, 2007                                                   $500,000

                  March 31, 2008                                                      $500,000
                  June 30, 2008                                                       $500,000
                  September 30, 2008                                                  $500,000
                  December 31, 2008                                                   $500,000

                  March 31, 2009                                                      $500,000
                  June 30, 2009                                                       $500,000
                  September 30, 2009                                                  $500,000
                  December 31, 2009                                                   $500,000

Installment                                                 Principal Amount
-----------                                                 ----------------
March 31, 2010                                                      $500,000
June 30, 2010                                                       $500,000
September 30, 2010                                              $487,000,000

            2.4 Revolving Credit Commitment. (a) Subject to and upon the terms and conditions of this Agreement, (i) each Facility A Lender severally (but not jointly) agrees to make Facility A Loans in Dollars, euros and any Optional Currency to the Borrower and/or the Regular Subsidiary Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount not to exceed at any one time the Available Facility A Commitment of such Facility A Lender; provided that, after giving effect to the making of such Facility A Loans, the Aggregate Facility A Revolving Extensions of Credit will not exceed the Facility A Commitments; (ii) each Facility B Lender severally (but not jointly) agrees to make Facility B Loans in Dollars, euros, and any Optional Currency to the Borrower and/or the Regular Subsidiary Borrowers from to time during the Revolving Credit Commitment Period in an aggregate principal amount not to exceed the Available Facility B Commitment of such Facility B Lender (which for this purpose shall be computed as though the amount in subclause (b)(i) in the definition thereof is $0); provided that, after giving effect to the making of such Facility B Loans, the Aggregate Facility B Revolving Extensions of Credit will not exceed the Facility B Commitments; (iii) each Facility C Lender severally (but not jointly) agrees to make Facility C Loans in Dollars, euros, and any Optional Currency to the Borrower and/or the Regular Subsidiary Borrowers from to time during the Revolving Credit Commitment Period in an aggregate principal amount not to exceed the Available Facility C Commitment of such Facility C Lender; provided that, after giving effect to the making of such Facility C Loans, the Aggregate Facility C Revolving Extensions of Credit will not exceed the Facility C Commitments (which for this purpose shall be computed as though the amount in subclause (b)(i) in the definition thereof is $0); (iv) each Facility D Lender severally (but not jointly) agrees to make Facility D Loans in Dollars, euros, and any Optional Currency to the Borrower and/or the Regular Subsidiary Borrowers from to time during the Revolving Credit Commitment Period in an aggregate principal amount not to exceed the Available Facility D Commitment of such Facility D Lender (which for this purpose shall be computed as though the amount in subclause (b)(i) in the definition thereof is $0); provided that, after giving effect to the making of such Facility D Loans, the Aggregate Facility D Revolving Extensions of Credit will not exceed the Facility D Commitments; (v) each Sterling Lender, which shall also be a Facility B Lender or an affiliate thereof, severally (but not jointly) agrees to make Sterling Loans in Sterling or euros to each Sterling Subsidiary Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount not to exceed the Available Sterling Commitment of such Sterling Lender in accordance with the terms of Annex B hereto (which for this purpose shall be computed as though the amount in subclause (b)(i) in the definition thereof is $0); provided that, after giving effect to the making of such Sterling Loans, the Aggregate Sterling Revolving Extensions of Credit will not exceed the Sterling Commitments; (vi) each Australian Dollar Lender, which shall be a Facility C Lender or an affiliate thereof, severally (but not jointly) agrees to make Australian Dollar Loans in Australian Dollars to each Australian Subsidiary Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount not to exceed the Available Australian Commitment of such

Australian Dollar Lender in accordance with the terms of Annex C hereto (which for this purpose shall be computed as though the amount in subclause (b)(i) in the definition thereof is $0); provided that, after giving effect to the making of such Australian Dollar Loans, the Aggregate Australian Revolving Extensions of Credit will not exceed the Australian Commitments; and (vii) each Canadian Dollar Lender, which shall be a Facility D Lender or an affiliate thereof, severally (but not jointly) agrees to make, Canadian Dollar Loans in Canadian Dollars to each Canadian Subsidiary Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount not to exceed the Available Canadian Commitment of such Canadian Dollar Lender in accordance with the terms of Annex D hereto (which for this purpose shall be computed as though the amount in subclause (b)(i) in the definition thereof is $0); provided that, after giving effect to the making of such Canadian Dollar Loans, the Aggregate Canadian Revolving Extensions of Credit will not exceed the Canadian Commitment. During the Revolving Credit Commitment Period the Borrower and the Subsidiary Borrowers may use the Revolving Credit Commitments by borrowing, repaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Except as provided in Annex B, Annex C or Annex D, each Revolving Credit Lender shall only be required to make Revolving Credit Loans (x) in Dollars, (y) in euros and (z) in Optional Currencies. The Borrower and Regular Subsidiary Borrowers may make ABR Loan and LIBOR Loan borrowings in Dollars and may make LIBOR Loan borrowings in euros and any Optional Currency under any Revolving Facility. Foreign Subsidiary Borrowers may make borrowings under the Revolving Facilities as provided for in Annex B, Annex C or Annex D. Each Facility B Lender, in respect of Sterling Loans, Facility C Lender, in respect of Australian Dollar Loans, and Facility D Lender in respect of Canadian Dollar Loans, agrees that each of its Lending Installations making or holding Sterling Loans, Australian Dollar Loans or Canadian Dollar Loans hereunder shall be on the date hereof, on the date any such Loans are made hereunder and, after giving effect to an assignment pursuant to subsection 10.6 hereof, an Eligible U.K. Bank, an Eligible Australian Bank or an Eligible Canadian Bank, as the case may be.

            2.5 Procedure for Revolving Credit Borrowing. (a) The Borrower and the Regular Subsidiary Borrowers may borrow under any Revolving Facility during the Revolving Credit Commitment Period on any Business Day; provided that the Borrower or the relevant Regular Subsidiary Borrower shall give the Administrative Agent irrevocable notice (1) (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time) on the requested Borrowing Date, in the case of ABR Loans, (2) (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Loans in Dollars and (3) (which notice must be received by 11:00 A.M. London time) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Loans in euros or an Optional Currency, specifying (i) the identity of the Borrower or Regular Subsidiary Borrower borrowing and the amount and currency to be borrowed, (ii) the requested Borrowing Date, (iii) the Revolving Facility under which the borrowing is to be made, (iv) whether the borrowing is to be an ABR Loan (in the case of Revolving Credit Loans in Dollars) or a LIBOR Loan or a combination thereof, and (v) if the borrowing is to be entirely or partly a LIBOR Loan, the amount to be a LIBOR Loan and the length of the Interest Period for such LIBOR Loan. Each ABR borrowing by the Borrower or any Regular Subsidiary Borrower pursuant to the Revolving Credit Commitments shall be in an aggregate principal amount equal to $1,000,000 or a whole multiple of $250,000 in excess thereof. Each LIBOR borrowing in Dollars by the Borrower or any Regular Subsidiary Borrower pursuant to the Revolving Credit Commitments shall be in an aggregate principal amount equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each LIBOR borrowing in euros or an Optional Currency by the Borrower or any Regular Subsidiary Borrower pursuant to the Revolving Credit Commitments shall be in an aggregate principal amount equal to $2,500,000 or a whole multiple of $1,000,000 in excess thereof in the Non-Dollar Currency Equivalent thereof.

            (b) Upon receipt of any notice from the Borrower or a Regular Subsidiary Borrower pursuant to this subsection 2.5, the Administrative Agent shall promptly notify each Revolving Credit Lender under the relevant Revolving Facility thereof. Each such Revolving Credit Lender will make the amount of its ratable share (subject to subsection 2.4) of each borrowing available to the Administrative Agent for the account of the Borrower or such Regular Subsidiary Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 2:00 P.M., New York City time (or in the case of any borrowing in an Optional Currency, at the place and time specified by the Administrative Agent from time to time), on the Borrowing Date requested by the Borrower or such Regular Subsidiary Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower or such Regular Subsidiary Borrower by the Administrative Agent crediting the account of the Borrower or such Regular Subsidiary Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by such Revolving Credit Lenders and in like funds as received by the Administrative Agent.

            2.6 Swing Line Commitments. (a) Subject to the terms and conditions hereof, from time to time prior to the Revolving Credit Termination Date and to the Borrower or any Regular Subsidiary Borrower (i) each Swing Line Lender severally (but not jointly) agrees to make Swing Line Loans in Dollars or euros in an aggregate principal amount not to exceed $30,000,000 at any one time outstanding (each of the foregoing individually, a "Swing Line Loan"; collectively the "Swing Line Loans"), which Swing Line Loans may be borrowed under any of the Facility A Commitments, the Facility B Commitments, the Facility C Commitments or the Facility D Commitments; provided that, after giving effect to the making of such Swing Line Loans, the aggregate principal amount of Swing Line Loans (including any Sterling Swing Line Loans, Australian Dollar Swing Line Loans and Canadian Dollar Swing Line Loans) made under any Revolving Facility (including the Sterling Facility, Australian Facility and Canadian Facility) at any one time outstanding shall not exceed $80,000,000 or the Non-Dollar Currency Equivalent thereof and the Aggregate Facility A Revolving Extensions of Credit shall not exceed the Facility A Commitments, the Aggregate Facility B Revolving Extensions of Credit shall not exceed the Facility B Commitments, the Aggregate Facility C Revolving Extensions of Credit shall not exceed the Facility C Commitments and the Aggregate Facility D Revolving Extensions of Credit shall not exceed the Facility D Commitments. All Swing Line Loans in Dollars shall be made as ABR Loans and Swing Line Loans in euros shall be made on terms agreed upon by the relevant Swing Line Lender and the Borrower or applicable Regular Subsidiary Borrower. The Borrower or applicable Regular Subsidiary Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent at or prior to 1:00 P.M., New York City time, on the requested Borrowing Date), specifying the amount of each requested Swing Line Loan, which shall be greater than or equal to a minimum amount to be agreed upon by the Borrower or applicable Regular Subsidiary Borrower and the relevant Swing

Line Lender, and the Revolving Facility under which it is to be borrowed. In giving irrevocable notice, the Borrower or the applicable Regular Subsidiary Borrower shall designate, at its option, one or two Swing Line Lenders to make one or more Swing Line Loans in the relevant currency. Upon such notice, the Administrative Agent shall promptly notify each applicable Swing Line Lender thereof. Each Swing Line Lender which has been designated by the Borrower or the applicable Regular Subsidiary Borrower in its irrevocable notice shall make the amount of its ratable share of each borrowing in the currency requested available to the Borrower or applicable Regular Subsidiary Borrower in the manner directed by the Administrative Agent on the requested Borrowing Date.

            (b) The Swing Line Lenders or any of them at any time and in their or its sole and absolute discretion, may, on behalf of the Borrower or applicable Regular Subsidiary Borrower (which hereby irrevocably directs the Swing Line Lenders to act on its behalf), request each Revolving Credit Lender under the applicable Revolving Facility, including each Swing Line Lender, with respect to all other Swing Line Loans, to make a Revolving Credit Loan under such Revolving Facility, in the currency of the Swing Line Loan(s) made by such Swing Line Lender(s) in an amount equal to such Lender's Revolving Percentage under such Revolving Facility of the amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in paragraph (f) of Section 8 shall have occurred (in which event the procedures of paragraph (c) of this subsection 2.6 shall apply), each Revolving Credit Lender shall make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Swing Line Lenders, at the office of the Administrative Agent prior to 12:00 Noon (New York City time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans.

            (c) If, prior to the making of a Revolving Credit Loan pursuant to paragraph (b) of subsection 2.6, one of the events described in paragraph (f) of
Section 8 shall have occurred, each Revolving Credit Lender under the applicable Revolving Facility hereby agrees to and will, on the date such Revolving Credit Loan was to have been made, purchase an undivided participating interest in each Refunded Swing Line Loan in an amount equal to its Revolving Percentage under such Revolving Facility of such Refunded Swing Line Loan. Such Revolving Credit Lender will immediately transfer to the Administrative Agent for the account of the Swing Line Lenders, in immediately available funds denominated in Dollars, the Dollar Equivalent (if applicable) of the amount of its participations and, upon its receipt of its ratable share thereof, each Swing Line Lender will deliver to such Revolving Credit Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount. On such date, any Swing Line Loans not denominated in Dollars shall, without any further action or notice being required, be converted to and become denominated in Dollars in an amount equal to the Dollar Equivalent of the amount thereof on such date.

            (d) Whenever, at any time after any Swing Line Lender has received from any Revolving Credit Lender such Revolving Credit Lender's participating interest in a Refunded Swing Line Loan and such Swing Line Lender receives any payment on account thereof, such Swing Line Lender will distribute to such Revolving Credit Lender through the Administrative Agent its participating interest in such Dollar Equivalent amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded) in funds denominated in Dollars; provided, however, that in the event that such payment received by such Swing Line Lender is required to be returned, such Revolving Credit Lender will return to such Swing Line Lender through the Administrative Agent any portion thereof previously distributed by such Swing Line Lender to it in like funds as such payment is required to be returned by such Swing Line Lender.

            2.7 Participation. Each Revolving Credit Lender's obligation to purchase participating interests pursuant to paragraph (c) of subsection 2.6 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, the Borrower, any Regular Subsidiary Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default; (c) any adverse change in the condition (financial or otherwise) of the Borrower or any Subsidiary; (d) any breach of this Agreement by the Borrower, any Regular Subsidiary Borrower or any other Revolving Credit Lender; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Notwithstanding the foregoing, no Revolving Credit Lender shall have any obligation to purchase participating interests pursuant to paragraph (c) of subsection 2.6 or to make any Refunded Swing Line Loans in respect of any Swing Line Loan which was made at any time following receipt by the Administrative Agent of a notice from any Revolving Credit Lender specifying that (x) a Default or Event of Default has occurred and is continuing and (y) explicitly stating that such Revolving Credit Lender will not purchase such participating interests or make Refunded Swing Line Loans with respect to Swing Line Loans made after the date of receipt of such notice.

            2.8 Repayment of Revolving Credit Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8) and (ii) the then unpaid principal amount of the Swing Line Loans of the Swing Line Lender on the Revolving Credit Termination Date (or such earlier date on which the Swing Line Loans become due and payable pursuant to Section
8). Each of the Regular Subsidiary Borrowers hereby unconditionally promises to pay to the Administrative Agent for the account of such Lender (i) the then unpaid principal amount of each Loan to such Subsidiary Borrower on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 8) and (ii) the then unpaid principal amount of the Swing Line Loans to such Subsidiary Borrower of the Swing Line Lender on the Revolving Credit Termination Date (or such earlier date on which the Swing Line Loans became due and payable pursuant to Section
8). Each of the Borrower and the relevant Subsidiary Borrowers hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding to the Borrower or such Subsidiary Borrower, as applicable, from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.15.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower and the Subsidiary Borrowers to such

Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (c) The Administrative Agent shall maintain the Register pursuant to subsection 10.6(b)(iv), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower or a Regular Subsidiary Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower or such Regular Subsidiary Borrower and each Lender's share thereof.

            (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.8(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower and each Regular Subsidiary Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower or such Regular Subsidiary Borrower to repay (with applicable interest) the Loans made to such Borrower or such Regular Subsidiary Borrower by such Lender in accordance with the terms of this Agreement.

            (e) No Loan to Scotts Treasury EEIG may remain outstanding for more than 11.5 months and, after any such Loan is repaid, there shall be a period of at least two weeks during which Scotts Treasury EEIG has no Loan or other amount outstanding under any Facility; provided that the Borrower may deliver a notice to the Administrative Agent at any time directing that the restriction in this subsection 2.8(e) shall cease to apply with respect to such Loan or such period as are mentioned in any such notice.

            2.9 Facility Fee. The Borrower agrees to pay to the Administrative Agent, for the account of each Revolving Credit Lender, a facility fee in Dollars for the period from and including the Closing Date to the Revolving Credit Termination Date, calculated as an amount equal to the product of (a) the Facility Fee Rate and (b) the average daily amount of the Revolving Credit Commitments of such Lender (regardless of usage) during the period for which such facility fee is calculated, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date. Such payments shall commence on December 31, 2003, and such first payments shall be for the period from the Closing Date through December 31, 2003. The Borrower also agrees to pay to the Administrative Agent, (i) the fees described in the Commitment Letter, dated September 5, 2003, from JPMCB and JPMSI to the Borrower and (ii) the fees described in the Fee Letter.

            2.10 Termination or Reduction of Revolving Credit Commitments. (a) Optional. The Borrower shall have the right, upon not less than five Business Days' written notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, reduce the amount of the Revolving Credit Commitments, provided that (i) any such reduction shall be applied ratably across the Facility A, Facility B, Facility C and Facility D (with corresponding reductions across the Sterling Facility, the Australian Facility and the Canadian Facility), (ii) any such reduction shall be accompanied by prepayment of the Revolving Credit Loans under the applicable Revolving Facility by the Borrower and/or any Regular Subsidiary

Borrower, as applicable, together with accrued interest on the amount so prepaid to the date of such prepayment, to the extent, if any, the Available Facility A Commitments, the Available Facility B Commitments, Available Facility C Commitments or the Available Facility D Commitments would be negative, (iii) any such termination of the Revolving Credit Commitments shall be accompanied by (A) prepayment in full of the Revolving Credit Loans then outstanding hereunder, (B) cash collateralization of all L/C Obligations then outstanding in accordance with the provisions of subsection 2.13, and (C) payment of accrued interest thereon to the date of such prepayment and the payment of any unpaid fees then accrued hereunder (including, without limitation, in respect of any Letters of Credit) and (iii) any termination of the Revolving Credit Commitments while LIBOR Loans are outstanding under the Revolving Credit Commitments and any reduction of the aggregate amount of the Revolving Credit Commitments that reduces the amount of the Revolving Credit Commitments under any Revolving Facility below the principal amount of the LIBOR Loans then outstanding thereunder may be made only on the last day of the respective Interest Periods for such LIBOR Loans. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. Any such reduction shall be in an amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof (or in the case of a LIBOR borrowing in euros, an Optional Currency, the Dollar Equivalent thereof) and shall reduce permanently the amount of the Revolving Credit Commitments then in effect.

            (b) Mandatory. The Revolving Credit Commitments shall automatically terminate on the Revolving Credit Termination Date and all Revolving Credit Loans shall be repaid and to the extent any Letter of Credit remains outstanding after the Revolving Credit Termination Date, the Borrower shall cash collateralize such L/C Obligations (and the fees thereon) in accordance with the provisions of subsection 2.13. The Revolving Credit Commitments shall also be reduced in accordance with subsection 2.12.

            2.11 Optional Prepayments. The Borrower or any Regular Subsidiary Borrower may, at any time and from time to time prepay the Term Loans or the Revolving Loans, including Loans under any Facility, made to it hereunder, in each case in whole or in part, without premium or penalty, upon at least four Business Days' irrevocable notice to the Administrative Agent in the case of LIBOR Loans, and two Business Days' irrevocable notice to the Administrative Agent in the case of ABR Loans, specifying the date and amount of prepayment, the relevant Facility and whether the prepayment is of LIBOR Loans, ABR Loans or a combination thereof, and, if a combination thereof, the amount of prepayment allocable to each. If such notice is given, the Borrower or the relevant Regular Subsidiary Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or in the case of a LIBOR borrowing in euros or an Optional Currency, the Dollar Equivalent thereof), provided that unless a LIBOR Loan is prepaid in full, no prepayment shall be made if, after giving effect to such prepayment, the aggregate principal amount of LIBOR Loans in Dollars outstanding with respect to which a common Interest Period has been selected shall be less than $1,000,000 or, in the case of LIBOR Loans in euros or an Optional Currency, after giving effect to such prepayment, the aggregate principal amount of LIBOR Loans in euros or an Optional Currency outstanding with respect to which a common Interest Period has been selected shall be less than $2,500,000 or the Non-Dollar Currency Equivalent thereof.

            2.12 Mandatory Prepayments. (a) The Borrower, without notice or demand, shall immediately prepay the Revolving Credit Loans under any Revolving Facility, or cause such Loans to be prepaid by the Regular Subsidiary Borrowers, to the extent, if any, that the Available Facility A Commitments, the Available Facility B Commitments, the Available Facility C Commitments or the Available Facility D Commitments, as the case may be, are negative, together with accrued interest to the date of such prepayment on the amount so prepaid; provided that if such prepayment is required solely as a result of a change in the aggregate Dollar Equivalent of the Revolving Credit Loans in euros or an Optional Currency, no prepayment shall be made unless such prepayment is required pursuant to subsection 2.24 under the applicable Revolving Facility.

            (b) Unless the Required Prepayment Lenders shall otherwise agree, until the Term Loans have been repaid in full, if any Capital Stock or other equity shall be issued by the Borrower or any of its Subsidiaries (other than to the Borrower or any Regular Subsidiary Borrower), an amount equal to 50% of the Net Cash Proceeds thereof or the equivalent thereof shall be applied on the date of such issuance toward the prepayment of the Term Loans as set forth in subsection 2.12(g); provided that no prepayment under this subsection 2.12(b) shall be required if the Leverage Ratio as most recently determined on or prior to such date in accordance with this Agreement is less than 3.5 to 1.0.

            (c) Unless the Required Prepayment Lenders shall otherwise agree, until the Term Loans have been repaid in full, if any Indebtedness shall be incurred by the Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with subsection 7.6), the Borrower shall apply an amount equal to 100% of the Net Cash Proceeds thereof or the equivalent thereof on the date of such incurrence toward the prepayment of the Term Loans.

            (d) Unless the Required Prepayment Lenders shall otherwise agree, if on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale (including any Asset Sale permitted under clause
(c) of subsection 7.9) or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, an amount equal to such Net Cash Proceeds shall be applied by the Borrower or its Subsidiaries toward the prepayment of Term Loans and the reduction of the Revolving Credit Commitments as set forth in
Section 2.12(g); provided, that, notwithstanding the foregoing, (i) Net Cash Proceeds of any Asset Sale specified in any Reinvestment Notice must be reinvested within one year from the date such Net Cash Proceeds are received by the Borrower or any of its Subsidiaries and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in subsection 2.12(g).

            (e) Unless the Required Prepayment Lenders shall otherwise agree, until the Term Loans have been repaid in full, if, for any fiscal year of the Borrower commencing with the fiscal year ending September 30, 2004, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans. Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in subsection 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

            (f) Unless the Required Prepayment Lenders shall otherwise agree, if any Existing Senior Subordinated Notes remain outstanding as of July 31, 2004, the Borrower shall make a prepayment of the Term Loans in an amount equal to the aggregate principal amount thereof.

            (g) Unless the Required Prepayment Lenders shall otherwise agree, amounts to be applied in connection with prepayments and Revolving Credit Commitment reductions made pursuant to clause (d) of this subsection 2.12 shall be applied, first, to the prepayment of the Term Loans until paid in full and, second, to reduce permanently the Revolving Credit Commitments, ratably among the Revolving Facilities; provided that amounts to be applied in connection with Net Proceeds from any Asset Sale under clause (c) of subsection 7.9 shall be applied, first, to reduce permanently the Revolving Credit Commitments, ratably among the Revolving Facilities, and second, to the prepayment of the Term Loans.

            2.13 Cash Collateralization of Letters of Credit. To the extent that at any time and from time to time, the L/C Obligations exceed the amount of the L/C Commitments or the L/C Obligations under any Revolving Facility exceed the Revolving Credit Commitments under such Revolving Facility (whether pursuant to subsections 2.10, 2.11, 2.12 or otherwise), the Borrower shall cash collateralize (in a manner reasonably satisfactory to the Administrative Agent) such portion of the L/C Obligations (and the fees thereon through the stated expiration date of the Letters of Credit giving rise to such L/C Obligations) which is in excess of the L/C Commitments or such Revolving Credit Commitments, as applicable.

            2.14 Conversion Options. The Borrower or any Regular Subsidiary Borrower may elect from time to time to convert LIBOR Loans in Dollars under any Revolving Facility to ABR Loans under such Revolving Facility, and may elect from time to time to convert ABR Loans in Dollars under any Revolving Facility to LIBOR Loans under such Revolving Facility, by giving the Administrative Agent at least three Business Days' prior irrevocable written notice of such election to convert (which date shall be a Business Day and in the case of any conversion of any LIBOR Loans to ABR Loans, the last day of an Interest Period therefor), the amount and type of conversion and, in the case of any conversion of ABR Loans to LIBOR Loans, the Interest Period selected with respect thereto; provided, however, that (i) ABR Loans may not be converted to LIBOR Loans when any Default or Event of Default has occurred and is continuing without the consent of the Administrative Agent and (ii) Swing Line Loans may not, at any time, be converted to LIBOR Loans. All or any part of outstanding LIBOR Loans or ABR Loans may be converted as provided herein, provided that partial conversions of LIBOR Loans to ABR Loans shall be in an aggregate principal amount of $2,500,000 or a whole multiple thereof and partial conversions of ABR Loans to LIBOR Loans with respect to which a common Interest Period has been selected shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $2,500,000 in excess thereof, and provided, further, that in the case of a partial conversion of LIBOR Loans to ABR Loans, after giving effect to such conversion, the aggregate principal amount of the LIBOR Loans outstanding with respect to which a common Interest Period has been selected shall be not less than $5,000,000.

            (b) Any LIBOR Loans may be continued as such upon the expiration of an Interest Period by compliance by the Borrower or the Regular Subsidiary Borrowers with the notice provisions contained in the definition of Interest Period, provided that no LIBOR Loan in Dollars may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to an ABR Loan on the last day of the last Interest Period for which a LIBOR Rate was determined by the Administrative Agent on or prior to the Administrative Agent's obtaining knowledge of such Default or Event of Default.

            (c) No conversion or continuation of any Revolving Credit Loans under any Revolving Facility shall be made pursuant to this subsection 2.14 if, after giving effect to such conversion or continuation the amount of the Available Facility A Commitments, the Available Facility B Commitments, the Available Facility C Commitments or the Available Facility D Commitments, as the case may be, would be negative.

            (d) Conversions of Revolving Credit Loans in any currency to another currency shall be made by repaying such Revolving Credit Loans and reborrowing in such other currency in compliance with the provisions hereof.

            2.15 Interest Rate and Payment Dates.

            (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Rate determined for such Interest Period plus the Applicable Margin.

            (b) Each ABR Loan shall bear interest for the period from and including the date thereof until maturity at a rate per annum equal to the ABR plus the Applicable Margin.

            (c) If all or a portion of (i) the principal amount of any Loan or any reimbursement obligation, (ii) any interest payable thereon or (iii) any facility fee, commission or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (A) the rate pursuant to paragraph (a) of this subsection plus 2% or (B) in the case of amounts in Dollars, if higher, the rate described in paragraph (b) of this subsection 2.15 plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment). The Administrative Agent may choose any Interest Period from time to time (including one Interest Period of shorter than one month) with respect to any overdue amount bearing interest based upon paragraph (a) of this subsection.

            (d) Interest shall be payable in arrears on each Interest Payment Date, except that interest payable pursuant to subsection 2.15(c) shall be payable upon demand.

            2.16 Computation of Interest and Fees. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Regular Subsidiary Borrowers absent manifest error.

            (b) Interest (other than interest based on the Prime Rate) shall be calculated on the basis of a 360-day year for the actual days elapsed (subject, in the case of any LIBOR Loan in an Optional Currency, to any market convention for a different basis as determined by the

Administrative Agent); and facility fees and interest based on the Prime Rate shall be calculated on the basis of a 365- (366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of each determination of the LIBOR Rate. Any change in the interest rate on a Loan resulting from a change in the ABR, any LIBOR reserve requirements, the C/D Assessment Rate or the C/D Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of the Closing Date and the amount of such change in interest rate.

            (c) The Administrative Agent shall, at the request of the Borrower or a Regular Subsidiary Borrower or any Lender, deliver to the Borrower or a Regular Subsidiary Borrower or such Lender a statement showing in reasonable detail the calculations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.15, excluding any LIBOR Base Rate which is based upon the British Bankers Assoc. Interest Settlement Rates Page.

            2.17 Inability to Determine Interest Rate. In the event that the Reference Lenders shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower and the Regular Subsidiary Borrowers absent manifest error) that by reason of circumstances affecting the interbank eurocurrency market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable pursuant to subsection 2.15(a) for any Interest Period with respect to (a) a proposed Loan that has been requested be made as a LIBOR Loan, (b) a LIBOR Loan that will result from the requested conversion of an ABR Loan into a LIBOR Loan or (c) the continuation of LIBOR Loans beyond the expiration of the then current Interest Period with respect thereto, the Administrative Agent shall forthwith give telecopy or telephonic notice of such determination, confirmed in writing, to the Borrower and the Lenders at least one Business Day prior to, as the case may be, the requested Borrowing Date for such LIBOR Loan, the conversion date of such ABR Loan or the last day of such Interest Period. If such notice is given (i) any requested LIBOR Loan in Dollars shall be made as an ABR Loan, (ii) any ABR Loan that was to have been converted to a LIBOR Loan shall be continued as an ABR Loan, (iii) any outstanding LIBOR Loan in Dollars shall be converted, on the last day of the then current Interest Period with respect thereto, to an ABR Loan and (iv) the LIBOR Rate for such Interest Period for any affected LIBOR Loans in euros or any Optional Currency shall bear interest for such Interest Period at a rate reasonably determined by the Administrative Agent as representing the cost to Lenders generally holding such LIBOR Loans of funding such LIBOR Loans for such Interest Period plus the Applicable Margin. Until such notice has been withdrawn by the Administrative Agent, no further LIBOR Loans shall be made nor shall the Borrower have the right to convert an ABR Loan to a LIBOR Loan. Such notice shall be withdrawn by the Administrative Agent when the Administrative Agent shall reasonably determine that adequate and reasonable means exist for ascertaining the LIBOR Rate.

            2.18 Pro Rata Treatment and Payments. Each borrowing from the Revolving Credit Lenders hereunder shall be made under the Revolving Facility specified by the Borrower in accordance with subsections 2.4 and 2.5. The borrowing of Term Loans hereunder shall be made ratably from the Term Lenders according to their respective Term Percentages and any reduction of the Revolving Credit Commitments under any Revolving Facility of the Lenders shall be made ratably.

            (b) Each payment (including each prepayment) on account of principal of and interest on the Revolving Credit Loans in any currency shall be made ratably according to the respective outstanding principal amounts of such Loans then held by the Revolving Credit Lenders, subject in the case of prepayments of principal to any designation of the Administrative Agent pursuant to subsection
2.4. The Borrower or a Regular Subsidiary Borrower may select the currency or currencies of any optional or mandatory prepayment of the Revolving Credit Loans.

            (c) Each payment (including each prepayment) by the Borrower and the Regular Subsidiary Borrowers on account of principal of and interest on the Term Loans shall be made ratably according to the outstanding principal amounts of such Term Loans. The amount of each principal prepayment of the Term Loans shall be applied ratably to reduce the then remaining installments thereof, ratably based upon the Dollar Equivalent of the then remaining principal amount thereof; provided that any such principal payment pursuant to clause (b) of subsection
2.12 shall be applied to such installments in the direct order of maturity thereof. Amounts prepaid on account of the Term Loans may not be reborrowed.

            (d) All payments (including prepayments) to be made by the Borrower or any Regular Subsidiary Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Administrative Agent's office specified in subsection 10.2, in Dollars or euros, as applicable, and in immediately available funds (or in the case of any payment in an Optional Currency, in the relevant Optional Currency and at the place and time specified by the Administrative Agent from time to time). The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on LIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and such extension of time shall in such case be included in the computation of the amount payable hereunder. If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

            (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its share of the borrowing on such date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower or the relevant Regular Subsidiary Borrower a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal funds rate (or, in the case of any borrowing in euros or an Optional Currency, the customary rate as selected by the Administrative Agent for the settlement of obligations between banks) during such period as quoted by the Administrative Agent, times (ii) the amount of such Lender's share of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's Revolving Percentage or Term Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360 (the "Effective Interbank Rate"). A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan on such Borrowing Date for all purposes of this Agreement. If such amount is not so made available to the Administrative Agent, then the Administrative Agent shall notify the Borrower or the relevant Regular Subsidiary Borrower of such failure and on the fourth Business Day following such Borrowing Date, the Borrower or such Regular Subsidiary Borrower shall pay to the Administrative Agent such ratable portion, together with interest thereon for each day that the Borrower or such Regular Subsidiary Borrower had the use of such ratable portion, at the Effective Interbank Rate. Nothing contained in this subsection 2.18(e) shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.

            (f) The failure of any Lender to make the Loan to be made by it on any Borrowing Date shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

            2.19 Illegality. Notwithstanding any other provisions herein, if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for any Lender to make or maintain LIBOR Loans as contemplated by this Agreement, (a) such Lender shall forthwith give telecopy or telephonic notice of such circumstances, confirmed in writing, to the Borrower or the relevant Regular Subsidiary Borrower (which notice shall be withdrawn by such Lender when such Lender shall reasonably determine that it shall no longer be illegal for such Lender to make or maintain LIBOR Loans or to convert ABR Loans to LIBOR Loans), (b) the commitment of such Lender hereunder to make LIBOR Loans or to convert ABR Loans to LIBOR Loans shall forthwith be canceled and (c) such Lender's Loans then outstanding as LIBOR Loans, if any, shall be, in the case of Loans in Dollars, converted automatically to ABR Loans based upon the ABR on the last day of the then current Interest Period with respect to such Loans or within such earlier period as may be required by law and in the case of Loans in euros or any Optional Currency, shall be prepaid on the last day of the then current Interest Period with respect to such Loans or within such earlier period as may be required by law. The Borrower and each Regular Subsidiary Borrower hereby agrees promptly to pay the Administrative Agent for the account of each Lender, upon demand by the Administrative Agent, any additional amounts necessary to compensate the Lenders for any costs incurred by the Lenders in making any conversion in accordance with this subsection 2.19, including, but not limited to, any interest or fees payable by the Lenders to lenders of funds obtained by them in order to make or maintain their LIBOR Loans hereunder (the Administrative Agent's notice of such costs, as certified to the Borrower or such Regular Subsidiary Borrower, to be conclusive, absent manifest error).

            2.20 Requirements of Law. (a) In the event that any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof occurring after the date hereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality (including the National Association of Insurance Commissioners):


                  (i) shall subject such Lender to any tax of any kind, whatsoever with respect to this Agreement, any Letter of Credit, any Application, any Loan or any LIBOR Loans made by it or its obligation to make LIBOR Loans or change the basis of taxation of payments to such Lender of principal, facility fee, interest or any other amount payable hereunder (other than Non-Excluded Taxes or changes in the rate of tax on the overall net income of such Lender)

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the LIBOR Rate hereunder, or

                  (iii) shall impose on such Lender or the eurocurrency market any other condition;

and the result of any of the foregoing is to increase the cost to such Lender (which increase in cost shall be the result of such Lender's reasonable allocation of the aggregate of such cost increases resulting from such events), of making, renewing or maintaining LIBOR Loans or issuing or participating in Letters of Credit or to reduce any amount receivable thereunder then, in any such case, the Borrower or the relevant Regular Subsidiary Borrower shall, upon notice to it from such Lender (with a copy to the Administrative Agent) certifying that (x) one of the events described in this subsection 2.20(a) has occurred and the nature of such event, (y) the increased cost or reduced amount resulting from such event and (z) the additional amounts demanded by such Lender and a reasonably detailed explanation of the calculation thereof, promptly pay to the Administrative Agent for the account of the applicable Lender, upon demand by the Administrative Agent, without duplication, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable which such Lender deems to be material as determined in good faith by such Lender with respect to this Agreement or the Loans made hereunder, provided that, in any such case, the Borrower or the relevant Regular Subsidiary Borrower (if otherwise not prohibited hereunder) may elect to convert the LIBOR Loans in Dollars made hereunder to ABR Loans by giving such Lender and the Administrative Agent at least one Business Day's prior irrevocable notice of such election in which case the Borrower or relevant Regular Subsidiary Borrower shall promptly pay the Administrative Agent for the account of the applicable Lender, upon demand by the Administrative Agent, without duplication, any loss or expense incurred by such Lender in liquidating or re-employing the deposits from which the funds were obtained by such Lender for the purpose of making and/or maintaining such LIBOR Loans, together with any amount due under this subsection 2.20(a) in respect of the period prior to such conversion. If such Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower or the relevant Regular Subsidiary Borrower of the event by reason of which it has become so entitled.

            (b) In the event that any Lender shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letters of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor certifying that (x) one of the events described in this subsection 2.20(b) has occurred and the nature of such event,
(y) the increased cost or reduced amount resulting from such event and (z) the additional amounts demanded by such Lender and a reasonably detailed explanation of the calculation thereof, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

            (c) A certificate as to any additional amounts payable pursuant to paragraphs (a) and (b) above submitted by any Lender to the Borrower or a Regular Subsidiary Borrower shall be conclusive absent manifest error.

            2.21 Indemnity. The Borrower and each Regular Subsidiary Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower or such Regular Subsidiary Borrower in payment of the principal amount of or interest on any LIBOR Loans including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by them in order to maintain their LIBOR Loans, (b) default by the Borrower or such Regular Subsidiary Borrower in making LIBOR Loans or conversion after the Borrower or such Regular Subsidiary Borrower has given a notice in accordance with subsection 2.5 or 2.14, (c) default by the Borrower or such Regular Subsidiary Borrower in making any prepayment of a LIBOR Loan after the Borrower or such Regular Subsidiary Borrower has given a notice in accordance with subsection 2.11, and (d) the making of any payment or conversion of LIBOR Loans on a day which is not the last day of the applicable Interest Period with respect thereto, including, but not limited to, any such loss or expense arising from interest or fees payable by the Lenders to lenders of funds obtained by them in order to maintain their LIBOR Loans hereunder. This covenant shall survive termination of this Agreement and payment of the outstanding Notes. The obligations of indemnity of each of the respective Regular Subsidiary Borrowers hereunder are limited only to the loss and expense described herein arising from or as a result of any act or omission by such Regular Subsidiary Borrower, and are not, and shall not be deemed to be, the joint and several obligations of each such Regular Subsidiary Borrower as to any loss or expense arising from or as a result of any act or omission by the Borrower or the other Regular Subsidiary Borrower.

            2.22 Taxes. (a) Except as provided below in this subsection, all payments made by the Borrower or any Subsidiary Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding the following taxes ("Excluded Taxes") (x) taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and (y) all franchise taxes or branch taxes imposed upon any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower and/or such Subsidiary Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that are attributable to (i) such Lender's failure to comply with the requirements of paragraph (b) of this subsection or (ii) the Lender's failure at all times during which it is a party to this Agreement to comply with the requirements of subsection 2.1, 2.4 or 2.6 unless such failure is due to a change in treaty, law or regulation or any application or interpretation thereof. Whenever any Non-Excluded Taxes are payable by the Borrower or any Subsidiary Borrower, as promptly as possible thereafter the applicable Borrower or Subsidiary Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower or such Subsidiary Borrower showing payment thereof. If the Borrower or any Subsidiary Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower or Subsidiary Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            (b) (1) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

            (X) (i) on or before the date of any payment by the Borrower or any Regular Subsidiary Borrower under this Agreement or any Notes to such Lender, deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, as applicable, or such successor applicable form, statement or certificate, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax or is entitled receive payments under this Agreement and any Notes without deduction or withholding (or, upon the prior written consent of the Borrower, at a reduced rate of withholding) of any United States federal income taxes;

                  (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower or such Domestic Subsidiary Borrower; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

            (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represent to the Borrower (for the benefit of each of the Borrower, the relevant Subsidiary Borrowers and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) agree to furnish to the Borrower on or before the date of any payment by the Borrower or any Domestic Subsidiary Borrower, with a copy to the Administrative Agent, (A) a certificate substantially in the form of Exhibit D (any such certificate a "U.S. Tax Compliance Certificate") and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8 BEN or W-8 ECI, as applicable, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Sections 871(h), 881(c) and 1441(c)(9) of the Code with respect to payments to be made under this Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of each of the Borrower, the Domestic Subsidiary Borrowers and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such lender to an exemption from withholding with respect to payments under this Agreement and any Notes, provided that in determining the reasonableness of a request under this clause (iii) such Lender shall be entitled to consider the cost (to the extent unreimbursed by the Borrower) which would be imposed on such Lender of complying with such request;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent.

            (2) Each Lender that is not incorporated or organized under the laws of the jurisdiction under which a Foreign Subsidiary Borrower is incorporated or organized or is not a resident for taxation purposes of such Foreign Subsidiary Borrower's country of tax residence, shall upon written request by such Foreign Subsidiary Borrower, deliver to such Foreign Subsidiary Borrower or the applicable Governmental Authority or taxing authority, as the case may be, any form or certificate required in order that any payment by such Foreign Subsidiary Borrower under this Agreement or any Notes to such Lender may be made free and clear of, and without deduction or withholding for or on account of any tax (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of the jurisdiction under which such Foreign Subsidiary Borrower is incorporated or organized or is otherwise a resident for taxation purposes, provided that such Lender is legally entitled to complete, execute and deliver such form or certificate and such completion, execution or submission would not materially prejudice the legal position of such Lender.

            2.23 Use of Proceeds. (a) The proceeds of the Term Loans on the Closing Date shall be used (i) for the repayment in full of the loans under the Existing Credit Agreement and the payment in full of any and all other amounts owing to the lenders under the Existing Credit Agreement and (ii) to redeem the Existing Senior Subordinated Notes (collectively, and together with any related transactions, the "Refinancing").

            (b) The Revolving Facilities and the proceeds of the Revolving Credit Loans shall be used by the Borrower and the Regular Subsidiary Borrowers
(i) for the issuance of Letters of Credit, (ii) for working capital and other general corporate purposes of the Borrower and its Subsidiaries, (iii) for acquisitions in accordance with the terms of subsection 7.3 and (iv) to redeem any Existing Senior Subordinated Notes outstanding after the Closing Date; provided that, notwithstanding the foregoing, none of the proceeds of the Revolving Credit Loans may be used to finance any Hostile Take-Over Bid.

            2.24 Controls on Prepayment if Aggregate Revolving Extensions of Credit Exceed Aggregate Revolving Credit Commitments. (a) The Borrower will implement and maintain internal controls to monitor the borrowings and repayments of Revolving Credit Loans by both the Borrower and the relevant Regular Subsidiary Borrowers and the issuance of and drawings under Letters of Credit, with the object of preventing any request for an Extension of Credit that would result in the Available Facility A Commitments, the Available Facility B Commitments the Available Facility C Commitments or the Available Facility D Commitments becoming negative by more than 5% of the Revolving Credit Commitments under the relevant Revolving Facility, and, if such Commitments are negative by more than 5%, the Borrower will promptly notify the Administrative Agent.

            (b) The Administrative Agent will calculate the Available Facility A Commitments, the Available Facility B Commitments the Available Facility C Commitments or the Available Facility D Commitments from time to time, and in any event not less frequently than once during each calendar quarter. In making such calculations, the Administrative Agent will rely on the information most recently received by it from the Swing Line Lenders in respect of outstanding Swing Line Loans and from the Issuing Lenders in respect of outstanding L/C Obligations.

            (c) In the event that on any date the Administrative Agent calculates that (i) the Available Facility A Commitments, the Available Facility B Commitments the Available Facility C Commitments or the Available Facility D Commitments have become negative solely as a result of a change in the aggregate Dollar Equivalent of the Revolving Credit Loans under such Revolving Facility in euros or in Optional Currencies, by more than 5%, the Administrative Agent will give notice to such effect to the Borrower or any such Regular Subsidiary Borrower and the Lenders. Within five Business Days of receipt of any such notice, the Borrower or any such Regular Subsidiary Borrower will, as soon as practicable but in any event within five Business Days of receipt of such notice, first, make such repayments or prepayments of Revolving Credit Loans under the relevant Revolving Facility (together with interest accrued to the date of such repayment or prepayment), second, pay any Reimbursement Obligations under such Revolving Facility then outstanding and, third, cash collateralize any outstanding L/C Obligations under such Revolving Facility on terms reasonably satisfactory to the Administrative Agent as shall be necessary to cause the Available Facility A Commitments, the Available Facility B Commitments the Available Facility C Commitments or the Available Facility D Commitments, as applicable, not to be negative. If any such repayment or prepayment of a LIBOR Loan pursuant to this subsection occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to the Lenders such amounts, if any, as may be required pursuant to subsection 2.21.

            2.25 Lending Installations. (a) Subject to subsection 2.1, 2.4 and
2.6 each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans made hereunder shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Administrative Agent and the Borrower in accordance with subsection 10.2 and subject always to subsection 2.1, 2.4 and 2.6 designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

            (b) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of subsection 2.20 or 2.22(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Lending Installation for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and any of its Lending Installations to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this subsection 2.25(b) shall affect or postpone any of the obligations of the Borrower or any Regular Subsidiary Borrower or the rights of any Lender pursuant to subsection 2.20 or 2.22(a).

            2.26 Notices to Lenders. All notices under this Section 2 to Lenders by the Borrower, any Regular Subsidiary Borrower or the Administrative Agent, and all payments by the Administrative Agent to the Lenders, shall be made to the respective Lending Installations of the Lenders maintaining the relevant Loans or Commitments.

            2.27 Revolving Commitment Increases and Changes. (a) From time to time the Borrower may, with the consent of the Administrative Agent and one or more (i) of the Revolving Credit Lenders and/or (ii) banks or other financial institutions arranged by JPMSI in consultation with the Borrower (each such entity a "New Revolving Credit Lender"), increase the Total Revolving Credit Commitments by an aggregate amount of up to $50,000,000, which increase shall be provided by such Revolving Credit Lenders and/or New Revolving Credit

Lenders and which may be applied to each of or any of the Revolving Facilities as agreed by the Borrower and the Administrative Agent. Any such increase in the Total Revolving Credit Commitments shall be evidenced by (x) in the case of clause (i) above, the execution and delivery by the Borrower, the Regular Subsidiary Borrowers, the Administrative Agent and such Revolving Credit Lender of a Commitment Increase Supplement, substantially in the form of Exhibit E (a "Commitment Increase Supplement") and (y) in the case of clause (ii) above, the execution and delivery by the Borrower, the Subsidiary Borrowers, the Administrative Agent and such New Revolving Credit Lender of a New Lender Supplement, substantially in the form of Exhibit F (a "New Lender Supplement"), and shall be effective as of the date specified for effectiveness in such Commitment Increase Supplement or New Lender Supplement, as the case may be, whereupon such Revolving Credit Lender or New Revolving Credit Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Revolving Credit Commitment in respect of each such Revolving Facility as so increased or provided, and Schedule 1 shall be deemed to be amended to so increase the Revolving Credit Commitment under each such Revolving Facility and/or add the name and Revolving Credit Commitment of such New Revolving Credit Lender.

            (b) At the request of the Borrower and with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), a Revolving Credit Lender may from time to time either (i) increase (including from zero) its Facility B Commitment, Facility C Commitment or Facility D Commitment (with a concomitant increase as appropriate in its Sterling Commitment, Canadian Dollar Commitment or Australian Dollar Commitment) or (ii) establish a new Revolving Facility (such as a "Facility E" or "Facility F") and a related local facility with a commitment thereunder and, in either case, equivalently reduce its commitment under one of its other Revolving Facilities which is Facility A, Facility B, Facility C or Facility D (with a concomitant reduction as appropriate in its Sterling Commitment, Canadian Dollar Commitment or Australian Dollar Commitment). Any such increase or establishment and equivalent reduction shall be evidenced by the execution and delivery by the Borrower, the Subsidiary Borrowers, the Administrative Agent and such Revolving Credit Lenders of documentation satisfactory to such parties providing for such increase or establishment and equivalent reduction and any amendments to this
Section 2 and to the relevant annexes hereto (including the inclusion of a new annex) as are necessary or appropriate to afford such parties with the benefits of this Agreement and the rights and remedies hereunder for such increase or such new Revolving Facility and any related local facility as are comparable to the benefits hereof and the rights and remedies hereunder for the existing Revolving Facilities.

            (c) If, on the date upon which the Revolving Credit Commitment of any Revolving Credit Lender under any Revolving Facility is increased pursuant to subsection 2.27(a) or there is an increase in or establishment of a Revolving Facility and an equivalent reduction in any other Revolving Facility pursuant to subsection 2.27(b), there is an unpaid principal amount of Revolving Credit Loans under any Revolving Facility affected thereby the Borrower or any Regular Subsidiary Borrower in which such Revolving Credit Lender has agreed to participate, the principal outstanding amount of all such Revolving Credit Loans shall (A) in the case of such Revolving Credit Loans which are ABR Loans, be immediately prepaid by the Borrower or Subsidiary Borrower (but all such Revolving Credit Loans may, on the terms and conditions hereof, be reborrowed on such date on a ratable basis, based on the revised Revolving Credit Commitments as then in effect under the relevant Revolving Facilities) and (B) in the case of such Revolving Credit Loans which are LIBOR Loans, continue to remain outstanding (notwithstanding any other requirement in this Agreement that such Revolving Credit Loans be held ratably based on the revised Commitments under the relevant Revolving Facilities as then in effect) until the end of the then current Interest Period therefor, at which time such LIBOR Loans shall be paid by the Borrower or Subsidiary Borrower (but all such Revolving Credit Loans may, on the terms and conditions hereof, be reborrowed on such date on a ratable basis, based on the Revolving Facilities as then in effect).

            (d) Notwithstanding anything to the contrary in this subsection 2.27, (i) in no event shall any transaction effected pursuant to this subsection
2.27 cause the aggregate Revolving Credit Commitments to exceed $750,000,000, less the aggregate amount of any reduction in the Revolving Credit Commitments pursuant to subsection 2.10 or 2.12, and (ii) no Lender shall have any obligation to increase its Revolving Credit Commitment under any Revolving Facility unless it agrees to do so in its sole discretion. Each Commitment Increase Supplement shall be deemed to be a supplement to this Agreement.

            SECTION 3. LETTER OF CREDIT FACILITIES

            3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("Letters of Credit") under any Revolving Facility for the account of the Borrower or any Regular Subsidiary Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall not have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Available Facility A Commitments, the Available Facility B Commitments the Available Facility C Commitments or the Available Facility D Commitments would be negative. Each Letter of Credit shall (i) be denominated in Dollars, euros or in any Optional Currency, (ii) be either (x) a standby letter of credit (a "Standby L/C") issued to support obligations of the Borrower or any Regular Subsidiary Borrower, contingent or otherwise, with an expiry date occurring not later than one year after such standby L/C was issued (which expiry date may be subject to one or more automatic extensions of one year or less unless 60-day notice, or such other notice as is satisfactory to the Borrower and the Issuing Lender, is given that any such extension shall not be effective) or (y) a documentary letter of credit in respect of the purchase of goods or services by the Borrower and its Subsidiaries in the ordinary course of business with an expiry date occurring not later than one year after such documentary letter of credit was issued and, in the case of any such documentary letter of credit which is to be accepted by the Issuing Lender pending payment at a date after presentation of sight drafts, with a payment date no more than one year after such drafts were presented for acceptance (a "Trade L/C") and (iii) expire no later than five days before the Revolving Credit Termination Date.

            (b) Each Standby L/C shall be subject to the International Standby Practices and each Trade L/C shall be subject to the Uniform Customs and, in each case, to the extent not inconsistent therewith, the laws of the State of New York.

            (c) The Issuing Lender shall at no time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

            (d) Notwithstanding anything to the contrary contained herein, each Letter of Credit outstanding under the Existing Credit Agreement on the Effective Date shall be deemed to be issued and outstanding under this Agreement as of the Effective Date.

            3.2 Procedure for Issuance of Letters of Credit. The Borrower or any Regular Subsidiary Borrower may from time to time request that the Issuing Lender issue a Letter of Credit under any Revolving Facility by delivering to the Issuing Lender (with a copy to the Administrative Agent) at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than four Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower or any relevant Regular Subsidiary Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower, to the Administrative Agent and to any relevant Regular Subsidiary Borrower promptly following the issuance thereof.

            3.3 Fees, Commissions and Other Charges. (a) The Borrower or the relevant Regular Subsidiary Borrower shall pay to the Administrative Agent, for the ratable account of the Issuing Lender and the L/C Participants under the relevant Revolving Facility, a letter of credit commission in Dollars with respect to each Trade L/C issued by the Issuing Lender (i) in an amount equal to the Dollar Equivalent of such issuance and payment fees as have been agreed upon by the Borrower and the Issuing Lender and (ii) in an amount equal to the product of, on the date on which such commission is calculated, (A) the rate per annum equal to the Applicable Margin in respect of LIBOR Loans that are Revolving Credit Loans and (B) the Dollar Equivalent of the aggregate amount available to be drawn under each Letter of Credit (plus an additional 1/4 of 1% per annum which shall be payable for the account of the Issuing Lender). Such letter of credit commissions shall be payable in arrears on the last day of each March, June, September and December and shall be nonrefundable.

            (b) The Borrower or the relevant Regular Subsidiary Borrower shall pay to the Administrative Agent, for the ratable account of the Issuing Lender and the L/C Participants under the relevant Revolving Facility, a letter of credit commission in Dollars with respect to each Standby L/C issued by the Issuing Lender, computed for the period from the date of such payment to the date upon which the next such payment is due hereunder in an amount equal to the product of (i) the rate equal to the Applicable Margin in respect of LIBOR Loans that are Revolving Credit Loans in effect on the date on which such commission is calculated and (ii) the Dollar Equivalent of the aggregate amount available to be drawn under such Standby L/C on the date on which such commission is calculated (plus an additional 1/4 of 1% per annum which shall be payable for the account of the Issuing Lender). The Borrower or the relevant Regular Subsidiary Borrower shall also pay to the Administrative Agent, for the account of the Issuing Lender, such issuance fees as have been agreed upon by the Borrower or the relevant Regular Subsidiary Borrower and the Issuing Lender. Such letter of credit commissions shall be payable in arrears on the last day of each March, June, September and December and shall be nonrefundable.

            (c) In addition to the foregoing fees and commissions, the Borrower or the relevant Regular Subsidiary Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.

            (d) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants under the relevant Revolving Facility all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection 3.3.

            3.4 L/C Participation. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant under the relevant Revolving Facility, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each such L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's ratable share of the Revolving Facility under which such Letter of Credit is to be issued in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder under such Revolving Facility and the amount of each draft paid by the Issuing Lender thereunder. Each such L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any such Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower or the relevant Regular Subsidiary Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's ratable share of the Revolving Facility under which such Letter of Credit was issued of the amount of such draft, or any part thereof, which is not so reimbursed.

            (b) If any amount required to be paid by any L/C Participant under any Revolving Facility to the Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit issued under such Revolving Facility is not paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by the Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any such L/C Participant pursuant to subsection 3.4(a) is not in fact made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans that are Revolving Credit Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit issued under any Revolving Facility and has received from any L/C Participant its ratable share of such payment in accordance with subsection 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower, the relevant Regular Subsidiary Borrower or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its ratable share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

            3.5 Reimbursement Obligation of the Borrower. The Borrower or the relevant Regular Subsidiary Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower or the relevant Regular Subsidiary Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes (other than Excluded Taxes), fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment; provided that upon the acceleration of such reimbursement obligations in accordance with Section 8, the Borrower or the relevant Regular Subsidiary Borrower agrees to reimburse the Issuing Lender for the amount equal to the then maximum liability (whether direct or contingent) of the Issuing Lender and the L/C Participants under such Letter of Credit. Each such payment shall be made to the Issuing Lender, at its address for notices specified herein in the currency in which such Letter of Credit is denominated (except that, in the case of any Letter of Credit denominated in euros or any Optional Currency, in the event that such payment is not made to the Issuing Lender within three Business Days of the date of receipt by the Borrower or any relevant Regular Subsidiary Borrower of such notice, upon notice by the Issuing Lender to the Borrower or the relevant Regular Subsidiary Borrower, such payment shall be made in Dollars, in an amount equal to the Dollar Equivalent of the amount of such payment converted on the date of such notice into Dollars at the spot rate of exchange on such date) and in immediately available funds, on the date on which the Borrower or any relevant Regular Subsidiary Borrower (on behalf of itself or such Regular Subsidiary Borrower, as the case may be) receives such notice, if received prior to 11:00 A.M., New York City time, on a Business Day and otherwise on the next succeeding Business Day. Any conversion by the Issuing Lender of any payment to be made by the Borrower or any Regular Subsidiary Borrower in respect of any Letter of Credit denominated in euros or any Optional Currency into Dollars in accordance with this subsection 3.5 shall be conclusive and binding upon such Borrower or such relevant Regular Subsidiary Borrower and the Lenders in the absence of manifest error; provided that upon the request of any Lender, the Issuing Lender shall provide to such Lender a certificate including reasonably detailed information as to the calculation of such conversion.

            3.6 Obligations Absolute. The Borrower's and any relevant Regular Subsidiary Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the

Borrower or any relevant Regular Subsidiary Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's or such relevant Regular Subsidiary Borrower's Reimbursement Obligations under subsection 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower, any relevant Regular Subsidiary Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower or relevant Regular Subsidiary Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by it, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrower and any relevant Regular Subsidiary Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower or any relevant Regular Subsidiary Borrower and shall not result in any liability of the Issuing Lender to the Borrower or any relevant Regular Subsidiary Borrower.

            3.7 Increased Costs. If the adoption of or any change in any law or regulation or in the interpretation thereof after the date hereof by any court or administrative or Governmental Authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against Letters of Credit issued by the Issuing Lender or participated in by the Lenders or (ii) impose on any Lender any other condition regarding any Letter of Credit, and the result of any event referred to in clauses (i) or (ii) above shall be to increase the cost to the Issuing Lender or any Lender of issuing or maintaining such Letter of Credit (or its participation therein, as the case may be) (which increase in cost shall be the result of the Issuing Lender's or such Lender's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon notice to it from the Issuing Lender or such Lender (with a copy to the Administrative Agent) certifying that (x) one of the events herein above described has occurred and the nature of such event, (y) the increased cost or reduced amount resulting from such event and (z) the additional amounts demanded by the Issuing Lender or such Lender, as the case may be, and a reasonably detailed explanation of the calculation thereof, the Borrower shall immediately pay to such Issuing Lender or such Lender, as the case may be, from time to time as specified by the Administrative Agent or such Lender, additional amounts which shall be sufficient to compensate such Issuing Lender or such Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at the rate provided in subsection 3.3. A certificate as to the fact and amount of such increased cost incurred by the Issuing Lender or such Lender as a result of any event mentioned in clauses (i) or (ii) above, submitted by the Issuing Lender or such Lender to the Borrower, shall be conclusive, absent manifest error.

            3.8 Letter of Credit Payments. If any draft in Dollars, euros or in any Optional Currency shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and amount of the

Dollars, euros or the Optional Currency thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

            (a) Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall apply.

            (b) Purpose of the Letters of Credit. The Letters of Credit shall be used for any lawful purposes requested by the Borrower or any Regular Subsidiary Borrower.

            SECTION 4. REPRESENTATIONS AND WARRANTIES

            In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit herein provided for, the Borrower hereby represents and warrants to the Administrative Agent and to each Lender that:

            4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 2003 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Refinancing and (ii) the payment of fees and expenses in connection with the Refinancing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at June 30, 2003, assuming that the events specified in the preceding sentence had actually occurred at such date.

            (b) The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 2002 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by PriceWaterhouseCoopers LLP and the unaudited consolidated statements of income and of cash flows for the fiscal quarter ended June 30, 2003, copies of which have heretofore been delivered to each of the Lenders, are complete and correct and present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such respective dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal year or fiscal period then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the balance sheet referred to above, any material obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in Schedule 4.1. Since September 30, 2002 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

            4.2 Corporate Existence; Compliance with Law. Each of the Borrower and its Material Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate or other power and authority and the legal right to own and operate its property, to lease the property it leases and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other applicable entity and in good standing under the laws of any jurisdiction where its ownership, lease or operation of property or the conduct or proposed conduct of its business requires such qualification, except where the failure to so qualify would not, in any instance or in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all material Requirements of Law applicable to it or its business, provided that the provisions of this clause (d) do not restrict or limit the applicability of any knowledge or other qualification which is given in this Agreement in any other matter which constitutes a "Requirement of Law".

            4.3 Corporate Power; Authorization; Enforceable Obligations. Each of the Borrower and its Subsidiaries has the corporate or other power and authority and the legal right to make, deliver and perform this Agreement and the other Loan Documents to which it is a party and to borrow hereunder (in the case of the Borrower and any Subsidiary Borrower) and has taken all corporate or other action necessary to be taken by it to authorize such actions. No consent, waiver or authorization of, filing with, or other act by or in respect of, any Governmental Authority or any other Person is required to be made or obtained by the Borrower or its Subsidiaries in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement and the other Loan Documents to which it is a party. This Agreement constitutes, and the other Loan Documents to which the Borrower or any Subsidiary is a party when executed and delivered hereunder will constitute, a legal, valid and binding obligation of the Borrower and such Subsidiary, enforceable against the Borrower and such Subsidiary in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            4.4 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof or of any Subordinated Debt do not violate any usury law applicable to the Borrower or any Subsidiary Borrower or any other Requirement of Law or Contractual Obligation of the Borrower or any of its Material Subsidiaries and do not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation which could reasonably be expected to have a Material Adverse Effect except for Liens which may be required by the Existing Subordinated Note Indenture.

            4.5 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, any of the other Loan Documents or any of the transactions contemplated hereby or thereby except as set forth on Schedule 4.5 or (b) which could reasonably be expected to have a Material Adverse Effect.

            4.6 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably expected to have a Material Adverse Effect.

            4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing. Neither the Borrower nor any of its Subsidiaries is in default under any order, award or decree of any arbitrator or Governmental Authority binding upon or affecting it or by which any of its properties or assets may be bound or affected, where such default would reasonably be expected to have a Material Adverse Effect.

            4.8 Subsidiaries. The Subsidiaries listed on Schedule 4.8 constitute all of the Subsidiaries of the Borrower in existence on the date hereof.

            4.9 Disclosure. No representations or warranties made by, or information supplied by, the Borrower or any of its Subsidiaries in this Agreement, any other Loan Document or in any other document, including without limitation the Confidential Information Memorandum, furnished to the Lenders from time to time in connection herewith or therewith (as such other documents may be supplemented from time to time) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in the Loan Documents or as otherwise disclosed in writing to the Lenders, there is no fact known to the Borrower or any of its Subsidiaries which has, or which would reasonably be expected to have, in the Borrower's or such Subsidiary's reasonable judgment, a Material Adverse Effect.

            4.10 Schedules. Each of the Schedules to this Agreement contains true, complete and correct information in all material respects.

            4.11 Federal Regulations. No part of the proceeds of any Loans will be used for (i) any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect, and if deemed necessary in the reasonable judgment of the Administrative Agent or its counsel, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U of said Board or
(ii) except as set forth on Schedule 4.11, purchasing any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended.

            4.12 Investment Company Act; Other Regulations. Neither the Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any of its Subsidiaries is subject to regulation under any U.S. federal or state statute or regulation which limits its ability to incur indebtedness.

            4.13 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

            4.14 ERISA. No "prohibited transaction" or "accumulated funding deficiency" (each as defined in Section 8 hereof) or Reportable Event has occurred since July 1, 1974 which has not been cured with respect to any Single Employer Plan. The present value of all benefits vested under all Single Employer Plans maintained by the Borrower or a Commonly Controlled Entity (based on those assumptions used to fund such Plans in accordance with Section 412 of the Code) did not, as of the last annual valuation date, exceed the value of the assets of such Plan determined in accordance with Section 412 of the Code allocable to such vested benefits. The liability to which the Borrower or any Commonly Controlled Entity would become subject under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely (as defined in Section 4203 of ERISA) from all Multi-employer Plans as of the valuation date most closely preceding the date hereof is not in excess of $3,000,000. The Borrower does not currently participate in any Multi-employer Plans.

            4.15 Title to Real Property, Etc. Each of the Borrower and its Subsidiaries has good and marketable title in fee simple to, or a valid and subsisting leasehold interest in, all its real property and good title to all its other property, except where the failure to have such good and marketable title would not reasonably be expected to have a Material Adverse Effect, and none of such property is subject to any Lien, except (a) as permitted by subsection 7.1 of this Agreement , (b) Liens granted to the Administrative Agent and the Lenders pursuant to the Existing Credit Agreement and (c) as disclosed in a mortgagee's title insurance policy in respect of any Mortgaged Property under clause (iii) of subsection 5.1(o) herein.

            4.16 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be) except where the failure to file such returns or pay such taxes and/or assessments would not reasonably be expected to have a Material Adverse Effect; no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

            4.17 Environmental Matters. Each of the following is true and correct as of the date hereof, other than exceptions to any of the following that, in the aggregate, would not reasonably be expected by the Borrower to have a Material Adverse Effect:

            (a) Each of the properties owned or operated by the Borrower or any of its Subsidiaries does not contain, and has not previously contained, any Materials of Environmental Concern in amounts or concentrations which
      (i) constitute or constituted a violation of, or (ii) could reasonably give rise to liability under, Environmental Laws.

            (b) The Borrower and its Subsidiaries are and have been in compliance with all applicable Environmental Laws, and there is no contamination or violation of any Environmental Law which, in the aggregate with all other contaminations and violations, would interfere with the continued operations or the business of the Borrower and its Subsidiaries, in each case taken as a whole or impair the fair saleable value thereof.

            (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

            (d) With respect to the Borrower and its Subsidiaries, Materials of Environmental Concern have not been transported or disposed of in violation of, or in a manner or to a location which would reasonably give rise to liability under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that would reasonably give rise to liability under, any applicable Environmental Laws.

            (e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or will be named as a party or which will adversely affect the ability of the Borrower or any of its Subsidiaries to conduct any part of their business nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower or any of its Subsidiaries.

            (f) There has been no release or threat of release of Materials of Environmental Concern at any location for which the Borrower or any of its Subsidiaries is liable by contract or operation of law, in violation of or in amounts or in a manner that would reasonably give rise to liability under Environmental Laws.

            4.18 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure of which to own or license would not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, and the Borrower does not know of any valid basis for any such claim, except for such claims which have previously been disclosed to the Lenders and would not reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            4.19 Security Documents. (a) Except to the extent otherwise noted therein, each Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders (or, where required by law, in favor of each Lender), a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described and defined in each Guarantee and Collateral Agreement, except to the extent otherwise noted therein, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described and defined in each Guarantee and Collateral Agreement, except to the extent otherwise noted therein, when financing statements and other filings specified on Schedule 4.19(a) in appropriate form are filed in the offices specified on Schedule 4.19(a), each Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreements), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by subsection 7.1). The pledge of the Capital Stock of any Excluded Foreign Subsidiary will be limited to 65% of the Capital Stock of such Excluded Foreign Subsidiary. The obligations of a Foreign Subsidiary Borrower (other than Scotts Treasury EEIG) shall be secured by 100% of the Capital Stock of such Foreign Subsidiary Borrower, 100% of the Capital Stock of each first-tier Subsidiary of such Foreign Subsidiary Borrower that is not an Excluded Foreign Subsidiary and 65% of the Capital Stock of the each first-tier Subsidiary of such Foreign Subsidiary Borrower that is an Excluded Foreign Subsidiary, but no other assets of Foreign Subsidiaries of the Borrower shall be pledged as collateral security.

            (b) Each of the Mortgages is or upon execution and delivery will be effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.19(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage).

            4.20 Regulation H. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

            4.21 Solvency. (a) The Borrower and each of its Subsidiaries is, and after giving effect to the Refinancing and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

            (b) Each Subsidiary Borrower is in compliance with all material Requirements of Law applicable to it with respect to capitalization and, to the knowledge of the Borrower or such Subsidiary Borrower, has sufficient capital with which to conduct its business in accordance with past practice. No Subsidiary Borrower is undercapitalized to such an extent that, solely as a result of such undercapitalization, any Lender would be deemed under the laws of the relevant jurisdiction to owe a fiduciary duty to any other creditor of such Subsidiary Borrower or the Loans made by relevant Lenders to such Subsidiary Borrower would be subordinated to any obligations of such Subsidiary Borrower owing to any other Person.

            4.22 Senior Indebtedness. The Obligations constitute "Senior Indebtedness" or "Senior Debt" of the Borrower and each Subsidiary Borrower under and as defined in the Existing Senior Subordinated Note Indenture and the Senior Subordinated Note Indenture. The obligations of each Subsidiary Guarantor under the applicable Guarantee and Collateral Agreement constitute "Guarantor Senior Indebtedness" of such Subsidiary Guarantor under and as defined in the Existing Subordinated Note Indenture and the Senior Subordinated Note Indenture.

            SECTION 5. CONDITIONS PRECEDENT

            5.1 Conditions to Effectiveness of this Agreement. This Agreement shall become effective on the Closing Date. The obligation of each Lender to make its initial Loan and of the Issuing Lender to issue any Letter of Credit requested to be issued by it hereunder is subject to the satisfaction or waiver by the Administrative Agent and each of the Lenders of the following conditions precedent on or prior to November 28, 2003:

            (a) Execution of Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by the Borrower and each of the Subsidiary Borrowers party to this Agreement as of the Closing Date and by Lenders having Commitments in the aggregate as contemplated by
      Schedule 1.

            (b) Acknowledgment and Confirmation of Guarantee and Collateral Agreements and Mortgages. The Administrative Agent shall have received the Acknowledgment and Confirmation of Guarantee and Collateral Agreements and Mortgages (substantially in the form of Exhibit G to this Agreement), duly executed and delivered by duly authorized officers of the parties thereto.

            (c) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received the Pro Forma Balance Sheet of the Borrower and its Subsidiaries as of June 30, 2003, adjusted to reflect the consummation of the Refinancing as if such Refinancing had occurred on such date, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower or its Subsidiaries, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

            (d) Fees. JPMCB, JPMSI and the Lenders each shall have received for its own account all fees and any other amounts payable on the Closing Date pursuant to the Fee

      Letter or pursuant to this Agreement and all expenses for which invoices have been presented on or before the Closing Date.

            (e) Legal Opinion of Counsel to the Borrower and the Subsidiary Borrowers. The Administrative Agent and each Lender shall have received an executed legal opinion of Vorys, Sater, Seymour and Pease LLP, special counsel to the Borrower, dated the Closing Date and addressed to the Administrative Agent and the Lenders substantially in the form of Exhibit
      H. The Administrative Agent and each Lender shall have received an executed legal opinion of Vorys, Sater, Seymour and Pease LLP, or such other counsel reasonably satisfactory to the Administrative Agent, as counsel to each Domestic Subsidiary Borrower, dated the Closing Date and addressed to the Administrative Agent and the Lenders. The Administrative Agent and each Lender shall have received an executed legal opinion of Clifford Chance, as counsel to each Foreign Subsidiary Borrower (or such other counsel to any Foreign Subsidiary Borrower as may be selected by the Borrower and reasonably satisfactory to the Administrative Agent), dated the Closing Date and addressed to the Administrative Agent and the Lenders substantially in the form required by subsection 5.3. Such legal opinions shall cover such other matters incident to the transactions contemplated by this Agreement as the Lenders may reasonably require in form and substance satisfactory to the Administrative Agent. The Administrative Agent and each Lender shall have received an executed legal opinion from such special or local counsel as the Administrative Agent shall reasonably request.

            (f) Corporate Proceedings of the Borrower and its Subsidiaries. The Administrative Agent shall have received a copy of the resolutions (in form and substance reasonably satisfactory to the Administrative Agent and its counsel) of the Board of Directors of each of the Borrower and each of its Subsidiaries executing any Loan Document authorizing on or within 30 days prior to the Closing Date (i) the execution, delivery and performance of each of the Loan Documents to which it is a party, (ii) the consummation of the transactions contemplated hereby and thereby and (iii) the borrowings herein provided for, all certified by the Secretary or the Assistant Secretary (or equivalent Person for Subsidiaries which are not corporations) of the Borrower or such Subsidiary, as the case may be. Each such certificate shall (A) state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificate, (B) specify the names and titles of the officers of the Borrower or such Subsidiary, as the case may be, authorized to sign the Loan Documents to which it is a party and (C) contain specimens of the signatures of such officers.

            (g) No Proceeding or Litigation; No Injunctive Relief. No action, suit, investigation or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be threatened or pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement or any transaction contemplated hereby except as set forth in Schedule 5.1(g) or
      (ii) which, in any case, in the reasonable judgment of the Administrative Agent, could reasonably be expected to have a Material Adverse Effect.

            (h) Consents, Licenses, Approvals, etc. The Administrative Agent shall have received true copies (certified to be such by the Borrower or other appropriate party) of all material consents, licenses and approvals required in accordance with applicable law in connection with the execution, delivery, performance, validity and enforceability of this Agreement, the other Loan Documents and the other Refinancing Agreements to be delivered on or before the Closing Date, and the Borrower and its Material Subsidiaries shall have all such material consents, licenses and approvals required in connection with the continued operation of the Borrower and its Material Subsidiaries, and such approvals shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on this Agreement and the actions contemplated hereby.

            (i) Representations and Warranties. Each of the representations and warranties made by the Borrower and its Subsidiaries in or pursuant to this Agreement, any other Loan Document or the other Refinancing Agreements to which it is a party and the representations of the Borrower and its Subsidiaries which are contained in any certificate, document or financial or other statement furnished pursuant hereto or thereto on or before the Closing Date shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date both before and after giving effect to the making of the Loans hereunder.

            (j) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing hereunder after giving effect to the making of any Extension of Credit hereunder.

            (k) Borrowing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a Borrowing Certificate, dated the Closing Date, substantially in the form of Exhibit J hereto, with appropriate insertions, executed by a duly authorized Responsible Officer of the Borrower.

            (l) Lien Searches. The Administrative Agent shall have received the results of a recent lien search (or, where not available, such other equivalent information available and reasonably satisfactory to the Administrative Agent) in each of the material domestic jurisdictions where assets of the Loan Parties are located, and such search (or equivalent information) shall reveal no liens on any of the assets of the Borrower or its Subsidiaries except for liens permitted by subsection 7.1 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

            (m) Pledged Stock; Stock Powers; Pledged Notes. Except as set forth on Schedule 5.1(b) or contemplated in subsection 6.11(a), the Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to each Guarantee and Collateral Agreement or any other pledge agreement, charge or foreign equivalent in respect of any Foreign Subsidiary, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof or, if no such certificates exist in respect of any Foreign Subsidiary, evidence satisfactory to the Administrative Agent that such shares have been pledged, and such pledge has been perfected, in accordance with the steps taken in connection with the Existing Credit Agreement and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to each Guarantee and Collateral Agreement or any other pledge agreement, charge or foreign equivalent in respect of any Foreign Subsidiary, endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

            (n) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement or foreign equivalent) required by the Loan Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by subsection 7.1), shall be in proper form for filing, registration or recordation in the applicable jurisdiction.

            (o) Mortgages, etc. (i) Except as contemplated by subsection 6.11(a), the Administrative Agent shall have received a Mortgage with respect to each Mortgaged Property, or an amendment to any such Mortgages previously delivered to the Administrative Agent, executed and delivered by a duly authorized officer of each party thereto.

            (ii) Except as contemplated in Schedule 5.1(o), the Administrative Agent shall have received in respect of each Mortgaged Property referred to in clause (i) of this paragraph (o) a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies);
      (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (G) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

            (iii) If requested by the Administrative Agent, the Administrative Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage referred to in clause (i) of this paragraph (o), (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and

      (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

            (iv) Except as contemplated in Schedule 5.1(o), the Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (iii) above and a copy of all other material documents affecting the Mortgaged Properties.

            (p) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of subsection 6.2(b) of each Guarantee and Collateral Agreement.

            (q) Repayment and Termination of Existing Credit Agreement. The loans under the Existing Credit Agreement shall have been repaid, or arrangements satisfactory to the Administrative Agent for the repayment thereof, the letters of credit outstanding thereunder shall have been returned or shall be deemed to be outstanding hereunder pursuant to subsection 3.1(d), the commitments under the Existing Credit Agreement shall have been terminated and all accrued interest and fees thereunder shall have been paid.

            (r) Business Plan; Projections. The Administrative Agent and the Lenders shall have received a satisfactory business plan and projections for fiscal years 2003 through 2007 and a satisfactory written analysis of the business and prospects of the Borrower and its Subsidiaries for the period from the Closing Date through the Termination Date.

            (s) Additional Matters. All corporate and other proceedings and all other documents and legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents, including, without limitation, documentation concerning the status of all labor, tax, employee benefit and health and safety matters involving the Borrower and its Subsidiaries shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

            (t) Additional Information. The Administrative Agent shall have received such additional information which the Administrative Agent shall have reasonably requested, including, without limitation, copies of any debt agreements, security agreements, tax sharing agreements, employment agreements, management compensation arrangements, financing arrangements and other material contracts, and such agreements or arrangements shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

            5.2 Conditions to All Extensions of Credit. The obligation of each Lender to make any Loan (other than any Loan the proceeds of which are to be used exclusively to repay Refunded Swing Line Loans) or of the Issuing Lender to issue, increase or extend any Letter of Credit requested to be issued, increased or extended by it hereunder on any date (including, without limitation, the Closing Date) is subject to the satisfaction of the following conditions precedent as of such date:

            (a) Representations and Warranties. The representations and warranties made by the Borrower or any of its Subsidiaries in the Loan Documents to which it is a party and any representations and warranties made by the Borrower or any of its Subsidiaries which are contained in any certificate, document or financial or other statement furnished at any time pursuant hereto or thereto shall be true and correct in all material respects on and as of the date thereof as if made on and as of such date unless stated to relate to a specific earlier date (in which case the same shall be true and correct in all material respects on and as of such specific earlier date).

            (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date.

            (c) Subsidiary Borrower Borrowing. With respect to any borrowing made by any Subsidiary Borrower, a certificate of the Borrower to the effect that such borrowing will not give rise to an Event of Default under the Senior Subordinated Note Indenture or under any other Subordinated Debt permitted hereunder and dated as of the date of such borrowing shall have been delivered to the Administrative Agent.

            Each borrowing by the Borrower under this Agreement, each conversion of any Loan pursuant to subsection 2.14 of this Agreement and each issuance, increase or extension of any Letter of Credit hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing, conversion or issuance, increase or extension that the conditions contained in the foregoing paragraphs (a) and (b) of this subsection 5.2 have been satisfied.

            5.3 Additional Conditions Applicable to Foreign Subsidiary Borrowers. The agreement of each Lender to make any Extension of Credit requested to be made by it to any Foreign Subsidiary Borrower on any date (including, without limitation, the initial Extension of Credit and each Swing Line Loan, if requested to be made to any Foreign Subsidiary Borrower) is subject to satisfaction or waiver of, in addition to the conditions precedent set forth in subsections 5.1 (in the case of the initial Extension of Credit) and 5.2, the following conditions precedent: (a) in the case of the making of any Extension of Credit to any Foreign Subsidiary Borrower for the first time, the delivery to the Administrative Agent, with a copy for each Lender, of the executed legal opinion of counsel to such Foreign Subsidiary Borrower addressed to the Administrative Agent and the Lenders, as to the matters set forth in
Exhibit I and otherwise in form and substance reasonably satisfactory to the Administrative Agent and (b) the truthfulness and correctness in all material respects on and as of such date of the following additional representations and warranties:

                  (i) Pari Passu. The obligations of such Foreign Subsidiary Borrower under this Agreement, when executed and delivered by such Foreign Subsidiary Borrower, will rank at least pari passu with all unsecured Indebtedness of such Foreign Subsidiary Borrower.

                  (ii) No Immunities, etc. Such Foreign Subsidiary Borrower is subject to civil and commercial law with respect to its obligations under this Agreement and any Note, and the execution, delivery and performance by such Foreign Subsidiary Borrower of this Agreement constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Subsidiary Borrower nor any of its property, whether or not held for its own account, has any immunity (sovereign or other similar immunity) from any suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or other similar immunity) under laws of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing in respect of its obligations under this Agreement or any Note. Such Foreign Subsidiary Borrower has waived every immunity (sovereign or otherwise) to which it or any of its properties would otherwise be entitled from any legal action, suit or proceeding, from jurisdiction of any court and from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) under the laws of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing in respect of its obligations under this Agreement and any Note. The waiver by such Foreign Subsidiary Borrower described in the immediately preceding sentence is the legal, valid and binding obligation of such Foreign Subsidiary Borrower.

                  (iii) No Recordation Necessary. Except as otherwise noted on
      Schedule 5.3(iii), this Agreement and each Note, if any, is in proper legal form under the law of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing for the enforcement hereof or thereof against such Foreign Subsidiary Borrower under the law of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and any such Note. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and any such Note that this Agreement, any Note or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement, any Note or any other document, except for any such filing, registration or recording, or execution or notarization, as has been made or is not required to be made until this Agreement, any Note or any other document is sought to be enforced and for any charge or tax as has been timely paid.

                  (iv) Exchange Controls. The execution, delivery and performance by such Foreign Subsidiary Borrower of this Agreement, any Note or the other Loan Documents is, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided any notification or authorization described in immediately preceding clause
      (ii) shall be made or obtained as soon as is reasonably practicable).

            Each borrowing by, and Letter of Credit issued for the account of, any Foreign Subsidiary Borrower hereunder shall constitute a representation and warranty by each of the Borrower and such Foreign Subsidiary Borrower as of the date of such borrowing or such issuance that the conditions contained in this subsection 5.3 have been satisfied.

            SECTION 6. AFFIRMATIVE COVENANTS

            The Borrower hereby agrees that, so long as the Revolving Credit Commitments remain in effect, any Letter of Credit is outstanding or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall, and in the case of the agreements set forth in subsections 6.3, 6.4, 6.5, 6.6, 6.7, 6.11 and 6.12, shall cause each of its Material Subsidiaries to:

            6.1 Financial Statements. Furnish to the Administrative Agent and each Lender:

            (a) as soon as available, but in any event within ninety days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related statements of consolidated income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; provided that the consolidated statements shall be certified without a "going concern" or like qualification or exception or qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing; and

            (b) as soon as available, but in any event not later than forty-five days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of each such quarter and the related unaudited statements of consolidated income and retained earnings and of cash flows for such quarter and the portion of the fiscal year through such date setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects;

all such financial statements to be complete and correct in all material respects and prepared in reasonable detail and in accordance with GAAP (except, in the case of the financial statements referred to in subparagraph (b), such financial statements need not contain notes and shall be prepared substantially in accordance with GAAP) applied consistently throughout the periods reflected therein, except as otherwise disclosed in the notes thereto.

            Any financial statement required to be delivered pursuant to this
Section 6.1 shall be deemed to have been delivered on the date on which the Borrower posts such financial statement on its website on the Internet at www.scotts.com or when such financial statement is posted on the SEC's website on the Internet at www.sec.gov; provided that the Borrower shall give notice of any such posting to the Administrative Agent (who shall then give notice of any such posting to the Lenders); provided, further, that the Borrower shall deliver paper copies of any financial statement referred to in this Section 6.1 to the Administrative Agent if the Administrative Agent or any Lender requests the Borrower to deliver such paper copies until written notice to cease delivering such paper copies is given by the Administrative Agent.

            6.2 Certificates; Other Information. Furnish to the Administrative Agent and each Lender:

            (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a) above, a certificate of the independent certified public accountants certifying such financial statements (i) stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate, (ii) showing in detail the calculations supporting such statement in respect of subsections 6.9, 6.10, 7.4, 7.5 and 7.6 and (iii) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment and of any Intellectual Property (as defined in the Guarantee and Collateral Agreement referred to in clause
      (a) of the definition of "Guarantee and Collateral Agreement" in subsection 1.1) acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (iii) (or, in the case of the first such list so delivered, since the Closing Date);

            (b) concurrently with the delivery of the financial statements referred to above, a certificate from the auditing accountants (for the year-end statements) or a Responsible Officer of the Borrower (for all statements) stating that, to the best of such Responsible Officer's knowledge, the Borrower and each of its Material Subsidiaries during such period has observed or performed in all material respects all of its material covenants and other agreements, and satisfied every condition contained in this Agreement, any Notes and the Guarantee and Collateral Agreements to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and showing in detail the calculations supporting such statement in respect of subsections 6.9, 6.10, 7.4, 7.5 and 7.6;

            (c) as soon as available, and in any event no later than 90 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

            (d) no later than 5 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Refinancing Agreements;

            (e) concurrently with the delivery of the financial statements referred to in subsection 6.1(a) and (b) above, a written discussion and analysis (in a form and detail substantially similar to that contained in the Form 10-K or Form 10-Q filed by the Borrower with the Securities and Exchange Commission for the period covered by such financial statements) by the Borrower with respect to the period covered by such financial statements;

            (f) promptly after the same are sent and received, copies of all financial statements, reports and notices which the Borrower or any of its Subsidiaries sends to its shareholders and promptly after the same are filed and received, copies of all financial statements and reports which the Borrower or any of its Subsidiaries may make to, or file with, and copies of all material notices the Borrower or any such Subsidiary receives from, the Securities and Exchange Commission or any public body succeeding to any or all of the functions of the Securities and Exchange Commission;

            (g) promptly upon receipt thereof, copies of all final reports submitted to the Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of the Borrower or any of its Subsidiaries made by such accountants, including, without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit; and

            (h) promptly, on reasonable notice to the Borrower, such additional financial and other information as the Administrative Agent or any Lender may from time to time reasonably request.

            6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its Indebtedness and other material obligations of whatever nature, except, without prejudice to the effectiveness of paragraph (e) of Section 8 hereof for any Indebtedness or other obligations (including any obligations for taxes), when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, and except for trade accounts payable incurred in the ordinary course of business which are paid in accordance with normal industry practice.

            6.4 Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority and any Contractual Obligations applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            6.5 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and, except as may be permitted under subsection 7.3, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all material rights, privileges, contracts, copyrights, patents, trademarks, tradenames and franchises necessary or desirable in the normal conduct of its business; and comply with all of its Contractual Obligations and Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            6.6 Maintenance of Property, Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption insurance) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, reasonable information as to the insurance carried.

            6.7 Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Administrative Agent or upon the occurrence and during the continuance of an Event of Default, the Lenders to visit and inspect any of its properties, and examine and make abstracts from any of its books and records at the Borrower's expense, at any reasonable time and as often as may reasonably be requested, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

            6.8 Notices. Promptly give notice to the Administrative Agent and each Lender (and, in the case of clauses (a), (b) and (c), in any event within five Business Days after learning thereof):


            (a) of the occurrence of any Default or Event of Default;

            (b) of any (i) default or event of default under any material Contractual Obligation of the Borrower or any of its Material Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

            (c) of any litigation or proceeding affecting the Borrower or any of its Subsidiaries (i) (A) in which the amount of liability asserted against the Borrower and its Subsidiaries is $5,000,000 or more and not covered by insurance and (B) which, in the reasonable opinion of a Responsible Officer of the Borrower, if adversely determined, would reasonably be expected to have a Material Adverse Effect or (ii) in which injunctive or similar relief is sought and which, in the reasonable opinion of a Responsible Officer of the Borrower, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

            (d) of the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Borrower or any Commonly Controlled Entity to terminate or withdraw or partially withdraw from any Plan under circumstances which could lead to material liability to the PBGC or, with respect to a Multi-employer Plan, the Reorganization or Insolvency (as each such term is defined in ERISA) of the Plan and in addition to such notice, deliver to the Administrative Agent and each Lender whichever of the following may be applicable: (A) a certificate of a Responsible Officer of the Borrower setting forth details as to such Reportable Event and the action that the Borrower or a Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such

      Reportable Event that may be required to be filed with PBGC, or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be; and

            (e) any decision or other action of any Governmental Authority which cancels, limits, or otherwise restricts the use or sale of any of the products (including any of the material active ingredients in any of the products) of the Borrower or any of its Subsidiaries; and

            (f) of any event, act or omission which would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to subsections (a) through (e) of this subsection 6.7 shall be accompanied by a statement of the Chief Executive Officer or Chief Financial Officer or other Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto. For all purposes of clause (d) of this subsection 6.7, the Borrower shall be deemed to have knowledge of all facts attributable to the administrator of such Plan.

            6.9 Interest Coverage. At each quarterly date set forth below with respect to the fiscal quarter of the Borrower then ending maintain the Minimum Interest Coverage of the Borrower at not less than the applicable ratio set forth opposite each such date:


Date                                     Ratio
----                                     -----
December 31, 2003                    3.00 to 1.00

March 31, 2004                       3.00 to 1.00
June 30, 2004                        3.00 to 1.00
September 30, 2004                   3.00 to 1.00
December 31, 2004                    3.00 to 1.00

March 31, 2005                       3.25 to 1.00
June 30, 2005                        3.25 to 1.00
September 30, 2005                   3.25 to 1.00
December 31, 2005                    3.25 to 1.00

March 31, 2006 and thereafter        3.50 to 1.00

            6.10 Maintenance of Leverage Ratio. At each quarterly date set forth below with respect to the fiscal quarter of the Borrower then ending maintain the Leverage Ratio of the Borrower at not greater than the applicable ratio set forth opposite each such date:

Date                                  Ratio
----                                  -----
December 31, 2003                 4.00 to 1.00

March 31, 2004                    4.00 to 1.00
June 30, 2004                     4.00 to 1.00
September 30, 2004                4.00 to 1.00
December 31, 2004                 4.00 to 1.00

March 31, 2005                    3.75 to 1.00
June 30, 2005                     3.75 to 1.00
September 30, 2005                3.75 to 1.00
December 31, 2005                 3.75 to 1.00

March 31, 2006                    3.50 to 1.00
June 30, 2006                     3.50 to 1.00
September 30, 2006                3.50 to 1.00
December 31, 2006                 3.50 to 1.00

March 31, 2007                    3.25 to 1.00
June 30, 2007                     3.25 to 1.00
September 30, 2007                3.25 to 1.00
December 31, 2007                 3.25 to 1.00

March 31, 2008 and thereafter     3.00 to 1.00

            6.11 Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than (x) any property described in paragraph (b), (c), (d) or (e) below, (y) any property subject to a Lien expressly permitted by subsection 7.1(a) or 7.1(l) and (z) property acquired by any Excluded Foreign Subsidiary or by any other Foreign Subsidiary other than Capital Stock of, or acquired by, any Foreign Subsidiary Borrower) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the applicable Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the applicable Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

            (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $500,000 acquired after the Closing Date by the Borrower or any of its Domestic Subsidiaries (other than any such real property subject to a Lien expressly permitted by subsection 7.1(a)), promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (c) With respect to any new Domestic Subsidiary created or acquired after the Closing Date by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the applicable Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Domestic Subsidiary that is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Domestic Subsidiary (A) to become a party to the applicable Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the applicable Guarantee and Collateral Agreement with respect to such new Domestic Subsidiary (however, in the case of a pledge by the new Domestic Subsidiary of Capital Stock of an Excluded Foreign Subsidiary, such pledge shall be limited to 65% of voting Capital Stock of such Excluded Foreign Subsidiary), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the applicable Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such new Domestic Subsidiary, substantially in the form of Exhibit K, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, provided that, if the initial investment in or purchase price of such new Domestic Subsidiary is less than $1,000,000, the obligations of the Borrower discussed in clauses (i) through (iv) of this subsection 6.11(c) shall not take effect unless and until the financial statements delivered to the Administrative Agent following each fiscal year of the Borrower pursuant to subsection 6.1(a) show the tangible net worth of such new Domestic Subsidiary to be more than $1,000,000.

            (d) With respect to any new Foreign Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by the Borrower or any of its Subsidiaries and with respect to each new Foreign Subsidiary Borrower, promptly (i) execute and deliver to the Administrative Agent such amendments to the applicable Guarantee and Collateral Agreement or execute such additional Guarantee and Collateral Agreements as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Foreign Subsidiary or Foreign Subsidiary Borrower that is owned by the Borrower or any of its

Domestic Subsidiaries or any Foreign Subsidiary Borrower (in the case of such Foreign Subsidiary Borrower or first-tier Subsidiaries of any Foreign Subsidiary Borrower, to secure the obligations of such Foreign Subsidiary Borrower hereunder), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) in the case of a new Foreign Subsidiary Borrower, cause such new Foreign Subsidiary Borrower (A) to become a party to the applicable Guarantee and Collateral Agreement, and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Capital Stock of its Subsidiaries (other than Excluded Foreign Subsidiaries) if such Foreign Subsidiary Borrower is a check the box entity or a similar pass through entity, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, provided that, if the initial investment in or purchase price of such new Foreign Subsidiary or Foreign Subsidiary Borrower (as applicable) is less than $1,000,000, the obligations of the Borrower discussed in clauses (i) through (iv) of this subsection 6.11(d) shall not take effect unless and until the financial statements delivered to the Administrative Agent following the end of each fiscal year of the Borrower pursuant to subsection 6.1(a) show the tangible net worth of such new Foreign Subsidiary or Foreign Subsidiary Borrower (as applicable) to be more than $1,000,000. For purposes of this Agreement, (i) a check the box entity shall mean an entity that has elected to be, or is by default, an entity that is disregarded as a separate entity from its U.S. parent or owner for U.S. federal income tax consequences, and (ii) a "pass through entity" shall mean an entity that has elected to be, or is by default, treated as a partnership for U.S. federal income tax consequences.

            (e) With respect to any new Excluded Foreign Subsidiary owned by the Borrower or any of its Domestic Subsidiaries or by any Foreign Subsidiary Borrower that is a check the box entity or a pass through entity created or acquired after the Closing Date by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the applicable Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Domestic Subsidiaries or by such a Foreign Subsidiary Borrower (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such voting Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, provided that, if the initial investment in or purchase price of such new Excluded Foreign Subsidiary is less than $1,000,000, the obligations of the Borrower discussed in clauses (i) through (iii) of this subsection 6.11(e) shall not take effect unless and until the financial statements delivered to the Administrative Agent following the end of each fiscal year of the

Borrower pursuant to subsection 6.1(a) show the tangible net worth of such new Excluded Foreign Subsidiary to be more than $1,000,000.

            6.12 Environmental, Health and Safety Matters. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, including, without limitation, obtaining and complying with and maintaining, and ensuring that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws. For purposes of this 6.12
(a), noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law shall be deemed not to constitute a breach of this covenant provided that, upon learning of any actual or suspected noncompliance, the Borrower and the relevant Subsidiaries shall promptly undertake all reasonable efforts to achieve compliance (or contest in good faith by appropriate proceedings the applicable Environmental Law at issue and (to the extent required by GAAP) provide on the books of the Borrower or any of its Subsidiaries, as the case may be, reserves in conformity with GAAP with respect thereto), and provided further that, in any case, such non-compliance, and any other noncompliance with Environmental Law, individually or in the aggregate, could not reasonably be expected to result in a Material Environmental Amount.

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the amount or validity thereof is currently being contested in good faith by appropriate proceedings and (to the extent required by GAAP) reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or any of its Subsidiaries, as the case may be.

            (c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, subsidiaries, affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the Borrower or any of its Subsidiaries or any of their respective operations or Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

            Section 7. NEGATIVE COVENANTS

            The Borrower hereby agrees that, from the Closing Date and so long as the Revolving Credit Commitments remain in effect, any Letter of Credit is outstanding or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly:

            7.1 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

            (a) Liens securing Indebtedness in an aggregate amount not exceeding $75,000,000 at any time outstanding in respect of capitalized lease obligations and purchase money obligations for fixed or capital assets; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby shall not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

            (b) Liens on assets of a Foreign Subsidiary which is not a Foreign Subsidiary Borrower to secure Permitted Foreign Debt of such Foreign Subsidiary provided that such Permitted Foreign Debt is not guaranteed by Scotts;

            (c) Liens for taxes and special assessments not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower and its Subsidiaries in accordance with GAAP;

            (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings;

            (e) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation;

            (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory and other obligations required by law, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and other Liens incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or its Subsidiaries;

            (h) Liens resulting from judgments of any court or governmental proceeding, provided such Liens in the aggregate do not constitute an Event of Default under subsection 8(h);

            (i) Liens in existence on the Closing Date described in Schedule 7.1(i);

            (j) Liens of landlords or of mortgagees of landlords, arising solely by operation of law, on fixtures located on premises leased in the ordinary course of business, provided that the rental payments secured thereby are not yet due;

            (k) Liens contemplated under Section 4.12 of the Existing Senior Subordinated Note Indenture;

            (l) Liens on Sold Receivables created under any Receivables Purchase Facility;

            (m) Liens created by or pursuant to this Agreement or the other Loan Documents;

            (n) Liens on assets of Foreign Subsidiaries arising by operation of law or pursuant to customary business practice and not known to the Borrower to materially affect the value of such assets; and

            (o) purchase money Liens on assets acquired with seller-financed Indebtedness permitted pursuant to subsection 7.6(o), so long as such Liens encumber only assets (and proceeds thereof) acquired with such Indebtedness and do not secure any other Indebtedness.

            7.2 Limitation on Contingent Obligations. Agree to or assume, guarantee, indorse or otherwise in any way be or become responsible or liable for, directly or indirectly, any Contingent Obligation except for (i) the guarantees contemplated by the Guarantee and Collateral Agreements, (ii)(x) guarantees by the Borrower of Indebtedness of Foreign Subsidiary Borrowers in an aggregate amount not to exceed $50,000,000 at any one time outstanding, (y) guarantees by the Borrower of Permitted Foreign Debt of any Foreign Subsidiary, provided that such Permitted Foreign Debt is not secured by any Liens, and (z) guarantees by Foreign Subsidiaries of Permitted Foreign Debt and other obligations of other Foreign Subsidiaries, the Dollar Equivalent of which Permitted Foreign Debt and other such obligations shall not exceed $50,000,000 in aggregate principal outstanding at any time, (iii) guarantees in existence on the Closing Date as described in Schedule 7.2(iii), (iv) Contingent Obligations in an aggregate amount not to exceed $40,000,000 at any one time outstanding,
(v) Contingent Obligations of any Subsidiary Guarantor in respect of Indebtedness permitted under subsections 7.6(e)-(g), provided that such Contingent Obligations are subordinated to the same extent as the obligations of the Borrower in respect of the related Indebtedness, (vi) any guarantees of the Borrower or any of its Subsidiaries under subsection 5.1(b) or (vii) any guarantee of the obligations of the Borrower by its Subsidiaries of Indebtedness in respect of the Senior Subordinated Notes provided that such Contingent Obligations are subordinated to the same extent as the obligations of the Borrower in respect of the related Indebtedness.

            7.3 Limitation on Fundamental Changes. Except as permitted or contemplated by this Agreement or any other Loan Document, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any material part of its business or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business or assets of, or stock or other evidence of beneficial ownership of, any Person, or make any material change in the method by which it conducts business, except as provided on Schedule 7.3 and that:

            (a) any Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into the Borrower or any wholly owned Subsidiary of the Borrower (provided that in the case of each such merger or consolidation, the Borrower or such wholly owned Subsidiary, as the case may be, shall be the continuing or surviving corporation);

            (b) any Subsidiary of the Borrower may be liquidated, wound up or dissolved into, or all or substantially all, or such lesser amount thereof as the Borrower shall determine, of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to, (i) the Borrower or any wholly owned Subsidiary of the Borrower (provided that such wholly owned Subsidiary shall be a Subsidiary Guarantor) or (ii) to any other Person in compliance with subsection 7.9;

            (c) the Borrower or any Subsidiary of the Borrower may acquire by purchase or otherwise all or substantially all the business or assets of, or stock or other evidence of beneficial ownership of, any Person (including, without limitation, any Affiliate of the Borrower), provided that such acquisition shall be a Permitted Acquisition; and

            (d) so long as no Default or Event of Default has occurred and is continuing, the Borrower may effect a reorganization whereby the common stock of the Borrower shall become owned by a Person organized or existing under the laws of the United States of America, any state thereof or the District of Columbia ("Holdco"), provided, at the Borrower's election, either (i)(A) Holdco shall assume and agree to perform all covenants, agreements, rights, obligations and liabilities of the Borrower under this Agreement and the other Loan Documents and become for all purposes thereof, the "Borrower" under this Agreement pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, (B) the Borrower shall thereafter be a Domestic Subsidiary for all purposes under this Agreement (and shall no longer be the "Borrower"), and (C) the Borrower and Holdco shall comply with subsection 6.11(c) (it being understood that a pledge of the Capital Stock of Holdco shall not be required), or (ii) (A) the Borrower shall remain liable for all of its Obligations, (B) the provisions of Sections 4, 6, 7 and 8 applicable to the Borrower shall also be applicable to Holdco and (C) Holdco shall execute and deliver to the Administrative Agent a Guarantee and Collateral Agreement and such other documents as the Administrative Agent shall reasonably request in form and substance reasonably acceptable to the Administrative Agent; provided further, that in the event of the assumption by Holdco of such covenants, agreements, rights, obligations and liabilities of the Borrower, Holdco shall become concurrently with such assumption the primary obligor on the Senior Subordinated Notes and any other subordinated or unsecured Indebtedness of the Borrower permitted pursuant to subsection 7.6 of this Agreement that are outstanding (other than the Existing Senior Subordinated Notes).

            7.4 Limitation on Capital Expenditures. Directly or indirectly (by way of the acquisition of the securities of a Person or otherwise) make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations or replacements and maintenance which are payable from the proceeds of insurance received by the Borrower or any of its Subsidiaries) by the expenditure of cash or the incurrence of Indebtedness, except for the purchase or other acquisition in any fiscal year of any such asset the cost of which (or, in the case of any acquisition not in the nature of an ordinary purchase, the book value of the consideration given for which), when aggregated with the costs of all other such assets purchased or otherwise acquired by the Borrower and its Subsidiaries taken as a whole during such fiscal year, does not exceed the amounts set forth below opposite each fiscal year, provided that any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year, but not in any subsequent fiscal year.

      Fiscal Year            Capital Expenditures Amount
      -----------            ---------------------------

          2004                        85,000,000
          2005                        90,000,000
          2006                        95,000,000
          2007                       100,000,000
          2008                       105,000,000
          2009                       110,000,000
          2010                       115,000,000

            7.5 Limitation on Acquisitions, Investments, Loans and Advances. Make or commit to make any advance, loan, extension of credit or capital contribution to, or purchase of stock, bonds, notes, debentures or other securities of any Person, or make any other investment in any Person, except:


            (a) investments in Cash Equivalents and Foreign Cash Equivalents;

            (b) loans and advances to officers and directors of the Borrower or any of its Subsidiaries (or employees thereof or manufacturers' representatives provided such loans and advances are approved by an officer of the Borrower) for travel, entertainment and relocation expenses in the ordinary course of business which do not exceed at any time outstanding an aggregate amount in excess of $5,000,000;

            (c) loans and advances to and investments in the Borrower or its Subsidiaries including loans made by Scotts Treasury EEIG to any Foreign Subsidiary;

            (d) investments in notes and other securities received in the settlement of overdue debts and accounts payable in the ordinary course of business and for amounts which, individually or in the aggregate, are not material to the Borrower and its Subsidiaries taken as a whole;

            (e) as otherwise provided pursuant to subsection 7.4;

            (f) Permitted Acquisitions;

            (g) insofar as not otherwise permitted pursuant to preceding clauses
(a) through (f), loans to or investments in Affiliates in an aggregate amount not in excess of $20,000,000;

            (h) investments in the Capital Stock of a joint venture entity in an aggregate amount not to exceed $50,000,000; provided that the amount of such investments permitted pursuant to this subsection 7.5(h) shall be reduced by the aggregate amount of non-cash consideration received in respect of Dispositions permitted pursuant to subsection 7.9;

            (i) investments in the nature of seller financing of or other consideration received in any Disposition by the Borrower or any of its Subsidiaries of any assets permitted by subsection 7.9;

            (j) loans and advances to and investments in the Borrower or any Subsidiary Borrower to the extent required to facilitate the making of mandatory prepayments under subsection 2.12; and

            (k) insofar as not otherwise permitted pursuant to preceding clauses
(a) through (i), investments in an aggregate amount not in excess of $25,000,000.

            7.6 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except:


            (a) Indebtedness of any Loan Party pursuant to any Loan Document;

            (b) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

            (c) Indebtedness outstanding on the date hereof and listed on
Schedule 7.6(c) (including the Existing Senior Subordinated Notes and the Senior Subordinated Notes) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

            (d) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by subsection 7.1(a) in an aggregate principal amount not to exceed $75,000,000 at any one time outstanding;

            (e) unsecured Indebtedness of the Borrower under subordinated notes pursuant to one or more subordinated note indentures having subordination provisions as favorable to the Lenders as those in the Senior Subordinated Note Indenture and having no scheduled principal payments or prepayments prior to September 30, 2011 which may be used (i) to prepay the Term Loans, (ii) to repurchase or redeem the Existing Senior Subordinated Notes, (iii) to repurchase or redeem the Senior Subordinated Notes or (iv) for Permitted Acquisitions; provided any such Indebtedness under subparagraph (iv) of this subsection 7.6(e) that is used for Permitted Acquisitions may be incurred only when after giving effect to the incurrence of such Indebtedness, the Leverage Ratio is at least
0.25 to 1.00 less than the covenant contained in subsection 6.10;

            (f) unsecured Indebtedness of the Borrower in an aggregate principal amount of $100,000,000 under subordinated notes pursuant to one or more subordinated note indentures having subordination provisions as favorable to the Lenders as those in the Senior Subordinated Note Indenture and having no scheduled principal payments or prepayments prior to September 30, 2011;

            (g) unsecured or subordinated Indebtedness of the Borrower in an aggregate principal amount of $200,000,000 having no scheduled principal payments or prepayments prior to September 30, 2011 and which subordinated Indebtedness which may be used for Permitted Acquisitions; provided any such Indebtedness under this subsection 7.6(g) may be incurred only when after giving effect to the incurrence of such Indebtedness, the Senior Leverage Ratio is at least 2.5 to 1.0; provided further that any such subordinated Indebtedness permitted under this subsection 7.6(g) shall be under subordinated notes pursuant to one or more subordinated note indentures having subordination provisions as favorable to the Lenders as those in the Senior Subordinated Note Indenture of the Borrower;

            (h) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $25,000,000 at any one time outstanding;

            (i) Indebtedness under Hedging Agreements entered into with any Hedging Lender in the ordinary course of business, provided that such Hedging Agreements are entered into in the ordinary course of business to hedge or mitigate risks as to which the Borrower or any of its Subsidiaries reasonably believes it is exposed in the conduct of its business or the management of its liabilities;

            (j) Indebtedness contemplated by subsection 7.5(c);

            (k) Indebtedness incurred by any Foreign Subsidiary, provided that the aggregate principal amount of all such Indebtedness of all Foreign Subsidiaries which are not Subsidiary Guarantors or Foreign Subsidiary Borrowers shall not exceed $60,000,000 or the equivalent thereof at any one time outstanding (any Indebtedness incurred pursuant to this subsection 7.6(k), "Permitted Foreign Debt"); and

            (l) Indebtedness of any Person that becomes a Subsidiary of the Borrower in a Permitted Acquisition or Indebtedness otherwise assumed by the Borrower or any of its subsidiaries in connection with a Permitted Acquisition in an aggregate principal amount for all such Indebtedness at any time outstanding of up to $30,000,000;

            (m) Indebtedness incurred by any Foreign Subsidiary supported by a Letter of Credit ("Supported Foreign Indebtedness"), provided that the aggregate principal amount of all such Indebtedness shall not exceed $65,000,000 at any one time outstanding;

            (n) to the extent that the Receivables Subsidiary's or any other Person's obligation to purchase or acquire Sold Receivables under the Receivables Purchase Facility is deemed to be an obligation to lend money to the Borrower, any Indebtedness of the Borrower under the Receivables Purchase Facility; and

            (o) seller-financed Indebtedness incurred by the Borrower or any of its Subsidiaries in an aggregate principal amount not to exceed $100,000,000 at any one time outstanding.

            7.7 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower which is not a Subsidiary Guarantor to (a) pay dividends or make any other distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) pay dividends or make any other distributions from a Foreign Subsidiary which is not a Subsidiary Guarantor or a Subsidiary Borrower except in agreements governing Permitted Foreign Debt, (c) make loans or advances to the Borrower or any other Subsidiary of the Borrower or (d) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of any restrictions with respect to such Subsidiary imposed pursuant to an agreement which has been entered into in connection with the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

            7.8 Transactions with Affiliates and Officers. Except for transactions associated with the relocation expenses of officers of the Borrower in the ordinary course of business, (a) enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any services, with any Affiliate or any executive officer or director thereof, or enter into, assume or suffer to exist any employment or consulting contract with any Affiliate or any executive officer or director thereof, except any transaction or contract which is in the ordinary course of the Borrower's or such Subsidiary's business and which is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person not an Affiliate, (b) make any advance or loan to any Affiliate (except as otherwise made pursuant to subsection 7.5) or any director or executive officer thereof or to any trust of which any of the foregoing is a beneficiary, or to any Person on the guarantee of any of the foregoing or (c) pay any fees (other than reasonable directors' fees or expenses) or expenses to, or reimburse or assume any obligation for the reimbursement of any expenses incurred by, any Affiliate or any executive officer or director thereof.

            7.9 Limitation on Sale of Assets. Except as permitted or contemplated by this Agreement or any other Loan Document, Dispose of any of its assets (including, without limitation, receivables and leasehold interests, but excluding obsolete or worn out property or property (including inventory) Disposed of in the ordinary course of business) with a fair market value (in combination with any other assets sold in the same or any related transaction) in excess of $5,000,000, whether now owned or hereafter acquired, except that the Borrower or any of its Subsidiaries may Dispose of:

            (a) assets, provided that the aggregate fair market value of all such assets in all such transactions shall not exceed 35% of Consolidated Total Assets as at September 30, 2003;


            (b) assets, provided that the fair market value of all such assets disposed of in any fiscal year shall not exceed 10% in the aggregate of Consolidated Total Assets as at the last day of the prior fiscal year (which amount shall be inclusive of amounts in respect of transactions pursuant to subsection 7.3(b)(ii), but exclusive of transactions permitted under 7.10); and

            (c) the sale, transfer or discount of Sold Receivables pursuant to any Receivables Purchase Facility;

provided that, in the case of any such Disposition (including, without limitation, any Disposition for which the Borrower received as consideration the Capital Stock of a joint venture entity), the Borrower shall receive cash consideration equal to at least 80% of the fair market value of the Disposed assets except to the extent that the non-cash consideration received in such Disposition in excess of 20% of the aggregate consideration received in such Disposition, together with the aggregate value of the non-cash consideration received in any prior Disposition in excess of 20% of the consideration therefor and the aggregate amount of other investments in joint venture interests permitted pursuant to subsection 7.5(h) since the date hereof (valued as of the date of receipt thereof) shall not exceed $50,000,000.

            For the avoidance of doubt, any Disposition of assets may utilize the then-unused permitted basket amounts specified in clauses (a) and (b) above in any order that the Borrower may elect.

            7.10 Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Borrower or any such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any such Subsidiary, except with respect to (i) such transactions described on Schedule 7.10 hereto and (ii) any other such transactions which in any fiscal year shall not have an aggregate fair market value in excess of $15,000,000.

            7.11 Fiscal Year. Permit the fiscal year of the Borrower and its Subsidiaries to end on a day other than September 30.


            7.12 Modifications of Certain Debt Instruments. (a) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Existing Senior Subordinated Notes, the Senior Subordinated Notes or any other subordinated notes (or any refinancing thereof) issued pursuant to subsections 7.6(e) or (f) (other than any such amendment, modification, waiver or other change that (i)(x) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (y) does not involve the payment of a consent fee material in proportion to the outstanding principal amount thereof or (ii) provides for actions which (x) are expressly permitted under this Agreement and (y) do not require the consent of any of the holders of the applicable Existing Senior Subordinated Notes, Senior Subordinated Notes or subordinated notes (or refinancing thereof) issued pursuant to subsections 7.6(e) or (f)); or (c) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as "Designated Senior Indebtedness" for the purposes of the Existing Senior Subordinated Note Indenture or the Senior Subordinated Note Indenture.

            7.13 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents; (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) any agreements governing any Receivables Purchase Facility provided that such limitation shall only be effective against the Sold Receivables.

            7.14 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

            7.15 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any of its Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations (collectively, "Restricted Payments"), except that any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary and that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom:

            (a) the Borrower may declare and pay dividends on its Capital Stock (including its preferred stock) in an aggregate amount of up to $25,000,000 in each fiscal year of the Borrower; provided, that, if after giving effect to any such dividend the Leverage Ratio (calculated on a pro forma basis as of the last day of the most recently completed fiscal quarter, but including in the calculation thereof the Indebtedness of the Borrower and its consolidated Subsidiaries after giving effect to the payment of such dividends) is not greater than 2.5 to 1.0, the Borrower may declare and pay dividends on its Capital Stock in an aggregate amount of up to $50,000,000 in each fiscal year, and

            (b) the Borrower may make a repurchase or redemption of shares of its Capital Stock, so long as after giving effect to such repurchase or redemption the aggregate cost of all such repurchases and redemptions from the date hereof is not greater than the amount set forth below opposite the fiscal year during which such purchase or redemption is to occur:


Fiscal Year                                            Aggregate Amount
2004                                                   $100,000,000
2005                                                   $100,000,000
2006                                                   $100,000,000
2007 and thereafter                                    $175,000,000

The amounts listed under clause (b) of this subsection 7.15 shall be increased by the proceeds from the issuance of any Capital Stock or other equity by the Borrower or any of its Subsidiaries (other than to the Borrower or any Domestic Subsidiary Borrower) not applied to repay the Term Loans pursuant to subsection 2.12(b) or used for Permitted Acquisitions.

            Section 8. EVENTS OF DEFAULT

            Upon the occurrence of any of the following events:

            (a) Payments. The Borrower or the relevant Subsidiary Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when any such amount becomes due in accordance with the terms thereof or hereof (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder); or the Borrower or the relevant Subsidiary Borrower shall fail to pay any interest on any Loan or any fee or other amount payable hereunder, within five days after any such interest, fee or amount becomes due in accordance with the terms thereof or hereof (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder); or

            (b) Representations and Warranties. Any representation or warranty made or deemed made by the Borrower or any of its Subsidiaries in any of the Loan Documents to which it is a party or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

            (c) Certain Covenants. The Borrower shall default in the observance or performance of any covenant or agreement contained in subsection 6.9 or 6.10; or


            (d) Other Covenants. The Borrower or any of its Subsidiaries shall default in the observance or performance of any covenant or agreement (i) contained in subsections 7.3, 7.4, 7.6, 7.9, 7.10 or 7.15 and such default shall continue unremedied for a period of 10 days or (ii) contained in this Agreement or in any other Loan Document not referred to in preceding clause (i) or subsection 8(c) and such default shall continue unremedied for a period of 30 days; or

            (e) Cross-Default. The Borrower or any of its Material Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Contingent Obligation, the aggregate principal amount of which exceeds $15,000,000, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable; or (iii) any such Indebtedness or Contingent Obligation shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

            (f) Commencement of Bankruptcy or Reorganization Proceedings. (i) The Borrower or any of its Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Material Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Borrower or any of its Material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (g) ERISA. (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA in a "distress termination" (within the meaning of Section 4041(c) of ERISA), and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to
      Section 4043(a), (c) or (d) of ERISA is given or, in the case of institution of proceedings, the continuance of such proceedings for ten days after commencement thereof, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA in a "distress termination" (within the meaning of Section 4041(c) of ERISA), (v) the Borrower or any Commonly Controlled Entity shall, or is, in the reasonable opinion of the Required Lenders, likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Single Employer Plan; and in each case in clauses (i) through
      (vi) above, such event or condition, together with all other such events or conditions, if any, is reasonably likely to subject the Borrower or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole; or

            (h) Material Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Material Subsidiaries involving in the aggregate a liability (not covered by insurance) of $20,000,000 or more and all such judgments or decrees shall not have been vacated, satisfied, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or

            (i) Change in Control. (i) Except as permitted by subsection 7.3(d), any Person (other than one or more members of the Control Group) shall at any time own, directly or indirectly shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower or (ii) a "Change of Control" as defined in the Existing Subordinated Note Indenture or the Senior Subordinated Notes Indenture or any "Change of Control" as defined in any other subordinated note indenture or any event described with similar terminology thereunder shall occur; or

            (j) Effectiveness of the Guarantee and Collateral Agreements. Any Guarantee and Collateral Agreement shall cease for any reason (other than pursuant to the terms and conditions of this Agreement or the other Loan Documents) to be in full force and effect in accordance with its terms or any party thereto shall so assert in writing or any Lien on any material Collateral created by any of the Guarantee and Collateral Agreements shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

then, and in any such event, (a) if such event is an Event of Default specified in paragraph (f) above with respect to the Borrower or any Subsidiary Borrower, automatically the Revolving Credit Commitments, the Term Loan Commitments (if any), the Swing Line Commitment and the L/C Commitment shall immediately terminate and the Term Loans, the Swing Line Loans, the Revolving Credit Loans and the Reimbursement Obligations hereunder (with accrued interest thereon), the maximum amount available to be drawn under all outstanding Letters of Credit and all other amounts owing by the Borrower or such Subsidiary Borrower, as the case may be, under this Agreement shall immediately become due and payable, and (b) if such event is any Event of Default and is continuing, either or both of the following actions may be taken (to the extent not already automatically taken pursuant to the foregoing clause (a)): (i) with the consent of the Required Lenders, the Administrative Agent may or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Revolving Credit Commitments, the Term Loan Commitments (if any), the Swing Line Commitment and the L/C Commitment to be terminated forthwith, whereupon the Revolving Credit Commitments, the Term Loan Commitments (if any), the Swing Line Commitment and the L/C Commitment shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may or upon the request of the Required Lenders, the Administrative Agent shall, by notice of default to the Borrower, declare the Term Loans, the Swing Line Loans, the Revolving Credit Loans and the Reimbursement Obligations hereunder (with accrued interest thereon), the maximum amount available to be drawn under all outstanding Letters of Credit and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Any amounts paid by the Borrower in respect of such undrawn Letters of Credit shall be returned to the Borrower after the last expiry date of the Letters of Credit and after all Obligations under the Loan Documents have been paid in full.

            With respect to all Letters of Credit for which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower or the relevant Subsidiary Borrower, as the case may be, shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payments of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower or such Subsidiary Borrower, as the case may be.

            Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

            Section 9. THE ADMINISTRATIVE AGENT


            9.1 Appointment. (a) Each Lender hereby irrevocably designates and appoints JPMCB as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender hereby irrevocably authorizes JPMCB, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or the other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent.

            (b) Any proceeds received by the Administrative Agent pursuant to the terms of any Guarantee and Collateral Agreement shall be applied as provided in such Guarantee and Collateral Agreement. Each Hedging Lender agrees that (i) if at any time it shall receive any proceeds pursuant to the terms of either Guarantee and Collateral Agreement (other than through application by the Administrative Agent in accordance with this subsection 9.1(b)), it shall promptly turn the same over to the Administrative Agent for application in accordance with the provisions hereof and (ii) it will not take or cause to be taken any action, including, without limitation, the commencement of any legal or equitable proceedings, the purpose of which is or could be to give such Hedging Lender any preference or priority against the other Lenders with respect to such proceeds.

            9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Without limiting the foregoing, the Administrative Agent may appoint JPMSI as its agent to perform the functions of the Administrative Agent hereunder relating to the advancing of funds to the Borrower or any relevant Subsidiary Borrower and distribution of funds to the Lenders and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions.

            9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates (including, without limitation, JPMSI) shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or wilful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any relevant Subsidiary Borrower or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Notes or the other Loan Documents or for any failure of the Borrower or any relevant Subsidiary Borrower to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor JPMSI shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of the Borrower or any Subsidiary Borrower.

            9.4 Reliance by Administrative Agent. Each of the Administrative Agent and JPMSI shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent and JPMSI may deem and treat the payee of any Note as the owner thereof for all purposes unless (a) a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent and (b) the Administrative Agent shall have received the written agreement of such assignee that such assignee is bound hereby as it would have been had it been an original Lender party hereto, in each case in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, as appropriate, the Required Prepayment Lenders or Majority Facility Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans. The Administrative Agent and the Issuing Lender shall not be required to give any notice to any Person other than the Borrower or the applicable Subsidiary Borrower that an automatic extension of a Letter of Credit shall not be effective, unless the Required Lenders (or, as appropriate, Required Prepayment Lenders or Majority Facility Lenders) otherwise direct.

            9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower or any Subsidiary Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent promptly shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, as appropriate, Required Prepayment Lenders or Majority Facility Lenders); provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            9.6 Non-Reliance on Administrative Agent, Other Lenders and JPMSI. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates (including, without limitation, JPMSI) has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any Subsidiary Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent and JPMSI that it has, independently and without reliance upon the Administrative Agent or any other Lender or JPMSI, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its extensions of credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, JPMSI or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement or the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

            9.7 Indemnification. The Lenders agree to indemnify each of the Administrative Agent and JPMSI in its capacity as such (to the extent not reimbursed by the Borrower or any Subsidiary Borrower and without limiting the obligation of the Borrower or any Subsidiary Borrower to do so), ratably according to the respective amounts of their Aggregate Exposure in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Revolving Credit Commitments shall have terminated and the Loans shall have been paid in full, ratably according to their Aggregate Exposure Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or JPMSI in any way relating to or arising out of this Agreement, any of the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or JPMSI under or in connection with any of the foregoing; provided that no Lender shall be liable for any payment of any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that they result from the Administrative Agent's or JPMSI's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

            9.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any Subsidiary Borrower as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

            9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders (with, as long as no Event of Default has occurred and is continuing, the approval of the Borrower, which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. Any appointed successor agent shall act as Administrative Agent only through a branch in the United States in respect of the Term Facility or Facility A, Facility B, Facility C or Facility
D. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

            9.10 The Syndication Agent and the Co-Documentation Agents. The Syndication Agent and the Co-Documentation Agents do not assume any responsibility or obligation under this Agreement or any of the other Loan Documents or any duties as agents for the Lenders. The titles "Syndication Agent" and "Co-Documentation Agent" imply no fiduciary responsibility on the part of either of the Syndication Agent or the Co-Documentation Agents to any Person and the use of such title does not impose on the Syndication Agent or the Co-Documentation Agents any duties or obligations under this Agreement or any of the other Loan Documents.

            Section 10. MISCELLANEOUS

            10.1 Amendments and Waivers. (a) The Administrative Agent, the Borrower and the Subsidiary Borrowers may, from time to time, with the written consent of the Required Lenders, enter into written amendments, supplements or modifications for the purpose of adding any provisions to this Agreement, the Guarantee and Collateral Agreements or any other Loan Document or changing in any manner the rights of the Lenders or the Borrower or any Subsidiary Borrower hereunder or thereunder, and, with the consent of the Required Lenders, the Administrative Agent, on behalf of the Lenders, may execute and deliver to the Borrower a written instrument waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or any other Loan Document or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) extend the final maturity of any Loan or reduce the rate or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof, or extend the scheduled date of or reduce the amount of any amortization payment in respect of any Term Loan, or change the amount or terms of any Lender's Revolving Credit Commitment (including the Optional Currencies applicable to such Lender) or reduce any outstanding L/C Obligation, or amend, modify or waive any provision of this subsection, or reduce the percentage specified in the definitions of Required Lenders, Majority Facility Lenders or Required Prepayment Lenders, respectively, or consent to the assignment or transfer by the Borrower or any Subsidiary Borrower of any of its rights and obligations under this Agreement or any other Loan Document (except to the extent otherwise provided therein), or release the guarantee obligations of any significant Guarantor (including, without limitation, the Borrower) or all or substantially all of the collateral under the Guarantee and Collateral Agreements, in each case without the written consent of each Lender affected thereby, (ii) amend, modify or waive (A) any provision of subsection 2.12 requiring by its terms the agreement of the Required Prepayment Lenders or any related definition as used therein or subsection 2.18 without the written consent of the Required Prepayment Lenders or (B) any other provision hereof if the effect is to subordinate one of the Facilities in right of payment to any other of the Facilities without the consent of each Lender adversely affected thereby, (iii) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent, or (iv) amend, modify or waive the provisions of any Letters of Credit or Reimbursement Obligation, without the written consent of the Borrower or the relevant Subsidiary Borrower and the Issuing Lender, or the provisions applicable to the Swing Line Loans without the consent of each Swing Loan Lender. Any such waiver and any such amendment, supplement or modification shall be binding upon the Borrower, the Subsidiary Borrowers, the Lenders and all future holders of the Loans. In the case of any waiver, the Borrower and the Lenders shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

            (b) This Agreement may be amended without consent of the Lenders, so long as no Default or Event of Default shall have occurred and be continuing, as follows:

                (i) This Agreement will be amended to add Subsidiaries as
            additional Subsidiary Borrowers (which in the case of a Foreign Subsidiary, may at such time be designated by the Borrower as a Regular Subsidiary Borrower) upon (x) execution and delivery by the Borrower, such additional Subsidiary Borrowers and the Administrative Agent, of a Joinder Agreement, substantially in the form of Exhibit L (a "Joinder Agreement"), providing for such Subsidiaries to become Subsidiary Borrowers, (y) agreement and acknowledgment by The Scotts Company and such additional Subsidiaries that the Guarantee and Collateral Agreement covers the obligations of such additional Subsidiaries and
            (z) delivery to the Administrative Agent of (1) corporate or other applicable resolutions, other corporate or other applicable documents, certificates and legal opinions in respect of such additional Subsidiary Borrowers substantially equivalent to comparable documents delivered on the Closing Date and (2) such other documents with respect thereto as the Administrative Agent shall reasonably request.

                (ii) This Agreement will be amended to remove any Subsidiary as a Subsidiary Borrower upon execution and delivery by the Borrower to the Administrative Agent of a written notification to such effect and repayment in full of all Loans made to such Subsidiary Borrower, cash collateralization of all L/C Obligations in respect of Letters of Credit issued for the account of such Subsidiary Borrower and repayment in full of all other amounts owing by such Subsidiary Borrower under this Agreement and the other Loan Documents (it being agreed that any such repayment shall be in accordance with the other terms of this Agreement).

                (iii) This Agreement may be amended as contemplated by
            subsection 2.27(b).

            (c) The Lenders (and each of their respective successors, assigns and transferees) hereby authorize the Administrative Agent to release any Collateral or the obligations of any Subsidiary under any Guarantee and Collateral Agreement on their behalf in the event of a sale or other transfer of such Collateral or such Subsidiary permitted under this Agreement.

            (d) Notwithstanding any other provision herein, the terms and provisions of Annex B, C or D may be amended, supplemented, modified or waived in any manner which could not reasonably be considered as adversely affecting in any material respect the benefits hereof and the rights and remedies hereunder of the other Lenders with the consent of the Borrower, the Administrative Agent and the Sterling Lenders, the Australian Dollar Lenders or the Canadian Dollar Lenders, as the case may be.

            10.2 Notices. Subject to the provisions of subsection 2.2(a), all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing or by telecopy and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and each of the Subsidiary Borrowers and the Administrative Agent, and as set forth in Schedule 10.2 in the case of the Lenders, or to such address or other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:

The Borrower and
each Subsidiary Borrower:          The Scotts Company
                                   14111 Scottslawn Road
                                   Marysville, Ohio 43041
                                   Attn.: Rebecca Bruening
                                   Telephone:  (937) 578-5607
                                   Telecopy:  (937) 578-5755


                                          With a copy sent to:
                                          Vorys, Sater, Seymour and
                                                 Pease LLP
                                          52 East Gay Street
                                          Columbus, Ohio 43216-1008
                                          Attn: John B. Weimer, Esq. and
                                                Stephen D. Browning, Esq.
                                          Telephone:  (614) 464-8343
                                          Telecopy:  (614) 719-5086

The Administrative Agent:          JPMorgan Chase Bank
                                   270 Park Avenue
                                   New York, New York 10017
                                   Attn.: Randolph E. Cates
                                   Telephone:  (212) 270-8997
                                   Telecopy:  (212) 270-6041

                                          With a copy sent to:
                                          J.P. Morgan Europe Limited
                                          125 London Wall
                                          London, England EC2Y 5AJ
                                          Attn: Stephen Clarke
                                          Telecopy: 44 20 7777 2360/2085


 JPMSI:                            J.P. Morgan Securities Inc.
                                   707 Travis Street
                                   Seventh Floor North, mail station 96
                                   Houston, Texas 77002
                                   Attn.: Loan and Agencies Group/Leah E. Hughes
                                   Telephone:  (713) 750-2885
                                   Telecopy:  (713) 750-2932

The Australian Administrative Agent:             JP Morgan Australia Limited
                                                 Level 2, Grosvenor Place
                                                 225 George Street
                                                 Sydney 2000 Australia
                                                 Attn:  Jason Lock
                                                 Telephone:  +61-(2)-9251-3371

The Canadian Administrative Agent:               J.P. Morgan Bank Canada
                                                 200 Bay Street
                                                 Royal Bank Plaza
                                                 South Tower, Suite 1800
                                                 Toronto, Canada  M57 2J2
                                                 Attn:  Drew McDonald

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

            10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            10.4 Survival of Representations, Warranties and Indemnities. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder. The obligation of the Borrower to make payments or to provide indemnities as provided for in this Agreement shall survive payment in full of the Loans, expiration of all Letters of Credit and termination of the Revolving Credit Commitments and this Agreement.

            10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel (including, without limitation, in-house counsel) to the Administrative Agent and to the several Lenders, (c) to pay, indemnify and hold each Lender and the Administrative Agent harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar non-income taxes (and, for the avoidance of doubt, other than Excluded Taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents provided that and notwithstanding any other provision of this Agreement to the contrary, the Borrower and/or any Subsidiary Borrower shall only be liable to make any payment to the Administrative Agent or any Lender regarding any UK stamp duty or SDRT in respect of any transfer if such transfer is effected by an Assignment and Acceptance which operates as a novation, i.e., if the original rights and obligations as between the relevant Borrower and the transferor Lender are extinguished and new rights and obligations between the relevant Borrower and the transferee Lender are created, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, trustees, employees, advisers and agents harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including the reasonable legal fees and expenses of each Lender and the Administrative Agent with respect to third party enforcement actions arising out of the transactions contemplated under this Agreement and the other Loan Documents) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents; provided, however, that with respect to subparagraphs (c) and (d), the Borrower shall not be liable for the payment of any losses, costs, penalties, judgments, suits, liabilities, damages, penalties, actions, expenses or disbursements resulting solely from the gross negligence or willful misconduct of any such Lender. The agreements in this subsection shall survive repayment of the Loans, the Reimbursement Obligations and all other amounts payable hereunder.

            10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) except as permitted by subsection 7.3(d), the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and
(ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

            (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

            (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Section 8(a) or (f) has occurred and is continuing, any other Person; and

            (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Commitment to an assignee that is a Lender with a Revolving Commitment immediately prior to giving effect to such assignment or (y) all or any portion of a Term Loan to a Lender, an affiliate of a Lender or an Approved Fund.

            (ii) Assignments shall be subject to the following additional conditions:

            (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (1) in the case of the Revolving Facilities $5,000,000, or the Non-Dollar Currency Equivalent thereof or (2) in the case of the Term Facility $1,000,000 or the Non-Dollar Currency Equivalent thereof, unless each of the Borrower and the Administrative Agent otherwise consent, provided that (y) no such consent of the Borrower shall be required if an Event of Default under
      Section 8(a) or (f) has occurred and is continuing and (z) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any; provided further, that no such assignment of less than all of an assigning Lender's (I) Commitments under a Revolving Facility shall reduce the assigning Lender's Revolving Credit Commitment to less than $5,000,000 or the Non-Dollar Currency Equivalent thereof or such other amount as agreed upon by the Administrative Agent and the Borrower and (II) Term Loans then outstanding to less than $2,000,000 or the Non-Dollar Currency Equivalent thereof or such other amount as agreed upon by the Administrative Agent and the Borrower.

            (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500;

            (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire; and

            (D) the Assignee shall not be entitled to the benefits of Section
      2.22 unless the Assignee complies with the applicable requirements set forth in Section 2.22(b).

            For the purposes of this Section 10.6, "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

            (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such

Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.20, 2.21, 2.22 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

            (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall, in the absence of manifest error, be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 2.22 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender.

            (ii) A Participant shall not be entitled to receive any greater payment under Section 2.21 or 2.22 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. Any Participant shall not be entitled to the benefits of Section 2.22 unless such Participant complies with the applicable requirements set forth in Section 2.22(b).

            (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

            (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

            10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

            (b) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence of an Event of Default and acceleration of the obligations owing in connection with this Agreement, each Lender shall have the right, without prior notice to the Borrower or any Subsidiary Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off, appropriate and apply against any indebtedness, whether matured or unmatured, of the Borrower or such Subsidiary Borrower to such Lender, any amount held by or owing from such Lender to or for the credit or the account of the Borrower or such

Subsidiary Borrower at, or at any time after, the happening of any of the above mentioned events, and the aforesaid right of set-off may be exercised by such Lender against the Borrower or such Subsidiary Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, custodian or execution, judgment or attachment creditor of the Borrower or such Subsidiary Borrower, or against anyone else claiming through or against the Borrower or such Subsidiary Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, custodian or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance of, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Borrower or such Subsidiary Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. Any set-off pursuant to this paragraph may be effected notwithstanding that the currencies of the offsetting indebtedness may be different, and any such set-off shall be done by reference to the spot exchange rate for such currencies on the date of such set-off. Each Lender agrees that it will promptly pay to the Administrative Agent the amount of any set-off by it against the obligations hereunder as contemplated above for distribution by the Administrative Agent in accordance with the provisions of this Agreement.

            (c) In calculating the amount of Commitments, Loans or Obligations for any purpose under this Agreement and the other Loan Documents, including, without limitation, voting or distribution purposes, the amount of any thereof which is denominated in a currency other than Dollars shall be converted into Dollars at the Dollar Equivalent thereof on the date on which such calculation is to be made.

            10.8 Enforceability; Usury. In no event shall any provision of this Agreement or any other instrument evidencing or securing the indebtedness of the Borrower or any Subsidiary Borrower hereunder ever obligate the Borrower or any of the Subsidiary Borrowers to pay or allow any Lender to collect interest on the Loans or any other indebtedness of the Borrower or any of the Subsidiary Borrowers hereunder at a rate greater than the maximum non-usurious rate permitted by applicable law (herein referred to as the "Highest Lawful Rate"), or obligate the Borrower or any of the Subsidiary Borrowers to pay any taxes, assessments, charges, insurance premiums or other amounts to the extent that such payments, when added to the interest payable on the Loans or any other indebtedness hereunder, would be held to constitute the payment by the Borrower or such Subsidiary Borrower of interest at a rate greater than the Highest Lawful Rate; and this provision shall control over any provision to the contrary.

            Without limiting the generality of the foregoing, in the event the maturity of all or any part of the principal amount of the indebtedness of the Borrower or any of the Subsidiary Borrowers hereunder shall be accelerated for any reason, then such principal amount so accelerated shall be credited with any interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. If, pursuant to the terms of this Agreement, any funds are applied to the payment of any part of the principal amount of the indebtedness of the Borrower or any of the Subsidiary Borrowers hereunder prior to the maturity thereof, then (a) any interest which would otherwise thereafter accrue on the principal amount so paid by such application shall be canceled, and (b) the indebtedness of the Borrower or such Subsidiary

Borrower hereunder remaining unpaid after such application shall be credited with the amount of all interest, if any, theretofore collected on the principal amount so paid by such application and remaining unearned at the date of said application; and if the funds so applied shall be sufficient to pay in full all the indebtedness of the Borrower or such Subsidiary Borrower hereunder, then the Lenders shall refund to the Borrower or such Subsidiary Borrower all interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. Regardless of any other provision in this Agreement, or in any of the written evidences of the indebtedness of the Borrower or any of the Subsidiary Borrowers hereunder, neither the Borrower nor any of the Subsidiary Borrowers shall be required to pay any unearned interest on such indebtedness or any portion thereof, or be required to pay interest thereon at a rate in excess of the Highest Lawful Rate construed by courts having competent jurisdiction thereof.

            10.9 Judgment. The obligations of the Borrower or any Subsidiary Borrower in respect of this Agreement and any Note due to any party hereto or any holder of any bond shall, notwithstanding any judgment in a currency (the "judgment currency") other than the currency in which the sum originally due to such party or such holder is denominated (the "original currency"), be discharged only to the extent that on the Business Day following receipt by such party or such holder (as the case may be) of any sum adjudged to be so due in the judgment currency such party or such holder (as the case may be) may in accordance with normal banking procedures purchase the original currency with the judgment currency; if the amount of the original currency so purchased is less than the sum originally due to such party or such holder (as the case may be) in the original currency, the Borrower or such Subsidiary Borrower, as the case may be, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party or such holder (as the case may be) against such loss, and if the amount of the original currency so purchased exceeds the sum originally due to any party to this Agreement or any holder of Notes (as the case may be), such party or such holder (as the case may be), agrees to remit to the Borrower or such Subsidiary Borrower, as the case may be, such excess. This covenant shall survive the termination of this Agreement and payment of the Loans and all other amounts payable hereunder.

            10.10 Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties hereto shall be delivered to the Borrower and the Administrative Agent. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            10.11 Governing Law; No Third Party Rights. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement. If any amendment to this Agreement provides for (a) the payment in full of all the Loans of a Lender outstanding under this Agreement, together with any accrued interest thereon and any accrued fees payable to such Lender under this Agreement, and (b) the termination of all Commitments of such Lender under this Agreement, then (i) such amendment shall not require the consent of such Lender (but shall in any event require the consent of each continuing Lender with Loans or a Commitment under the same Facility), and (ii) concurrently with the effectiveness of such amendment, such Lender shall cease to be a party to this Agreement and shall cease to have any rights under this Agreement (other than rights hereunder expressly stated to survive the termination of this Agreement and any rights hereunder and under the other Loan Documents with respect to any Hedge Agreement entered into by such Lender or any of its affiliates prior to the date such amendment becomes effective).

            10.12 Headings. The headings of the Sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

            10.13 Submission To Jurisdiction; Waivers. Each of the Borrower and the Subsidiary Borrowers hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower and the Subsidiary Borrowers at their respective addresses set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

            (f) Upon any Foreign Subsidiary becoming a Foreign Subsidiary Borrower, such Foreign Subsidiary Borrower hereby agrees to irrevocably and unconditionally appoint the Borrower or an agent for service of process located in The City of New York (the "New York Process Administrative Agent"), reasonably satisfactory to the Administrative Agent, as its agent to receive on behalf of such Foreign Subsidiary Borrower and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any such New York State or Federal court described in paragraph (a) of this subsection and agrees promptly to appoint a successor New York Process Administrative Agent in The City of New York (which successor New York Process Administrative Agent shall accept such appointment in a writing reasonably satisfactory to the Administrative Agent) prior to the termination for any reason of the appointment of the initial New York Process Administrative Agent. In any such action or proceeding in such New York State or Federal court, such service may be made on such Foreign Subsidiary Borrower by delivering a copy of such process to such Foreign Subsidiary Borrower in care of the New York Process Administrative Agent at the New York Process Administrative Agent's address and by depositing a copy of such process in the mails by certified or registered air mail, addressed to such Foreign Subsidiary Borrower at its address specified in subsection 10.2 (such service to be effective upon such receipt by the New York Process Administrative Agent and the depositing of such process in the mails as aforesaid). Each of the Foreign Subsidiary Borrowers hereby irrevocably and unconditionally authorizes and directs the New York Process Administrative Agent to accept such service on its behalf. As an alternate method of service, each of the Foreign Subsidiary Borrowers irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such New York State or Federal court by mailing of copies of such process to such Foreign Subsidiary Borrower by certified or registered air mail at its address specified in subsection 10.2. Each of the Foreign Subsidiary Borrowers agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (g) To the extent that any Foreign Subsidiary Borrower has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Foreign Subsidiary Borrower hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and any Note.

            10.14 Acknowledgments. Each of the Borrower and the Subsidiary Borrowers hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

            (b) neither the Administrative Agent nor any Lender has any fiduciary relationship to the Borrower or any Subsidiary Borrower, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower or any Subsidiary Borrower, on the other hand, is solely that of debtor and creditor; and

            (c) no joint venture exists among the Lenders or among the Borrower or any Subsidiary Borrower and the Lenders.

            10.15 WAIVERS OF JURY TRIAL. THE BORROWER, THE SUBSIDIARY BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN

ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            10.16 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.


                                     THE SCOTTS COMPANY


                                     By: /s/ Rebecca J. Bruening
                                         ---------------------------------------
                                         Name:  Rebecca J. Bruening
                                         Title: Vice President and Treasurer


                                     HYPONEX CORPORATION


                                     By: /s/ Rebecca J. Bruening
                                         ---------------------------------------
                                         Name:  Rebecca J. Bruening
                                         Title: Vice President and Treasurer


                                     MIRACLE GARDEN CARE LIMITED


                                     By: /s/ Rebecca J. Bruening
                                         ---------------------------------------
                                         Name:  Rebecca J. Bruening
                                         Title: Power of Attorney


                                     OM SCOTT INTERNATIONAL INVESTMENTS LTD.


                                     By: /s/ Rebecca J. Bruening
                                         ---------------------------------------
                                         Name:  Rebecca J. Bruening
                                         Title: Power of Attorney


                                     SCOTTS AUSTRALIA PTY. LTD


                                     By: /s/ Rebecca J. Bruening
                                         ---------------------------------------
                                         Name:  Rebecca J. Bruening
                                         Title: Power of Attorney

                                     SCOTTS CANADA LTD.


                                     By: /s/ Rebecca J. Bruening
                                         ---------------------------------------
                                         Name:  Rebecca J. Bruening
                                         Title: Power of Attorney


                                     SCOTTS HOLDINGS LIMITED


                                     By: /s/ Rebecca J. Bruening
                                         ---------------------------------------
                                         Name:  Rebecca J. Bruening
                                         Title: Power of Attorney


                                     SCOTTS MANUFACTURING COMPANY


                                     By: /s/ Rebecca J. Bruening
                                         ---------------------------------------
                                         Name:  Rebecca J. Bruening
                                         Title: Vice President and Treasurer


                                     SCOTTS-SIERRA HORTICULTURAL PRODUCTS
                                     COMPANY


                                     By: /s/ Rebecca J. Bruening
                                         ---------------------------------------
                                         Name:  Rebecca J. Bruening
                                         Title: Vice President and Treasurer


                                     SCOTTS-SIERRA INVESTMENTS, INC.


                                     By: /s/ Rebecca J. Bruening
                                         ---------------------------------------
                                         Name:  Rebecca J. Bruening
                                         Title: Vice President and Treasurer


                                     SCOTTS TEMECULA OPERATIONS, LLC

                                     By: /s/ Rebecca J. Bruening
                                         ---------------------------------------
                                         Name:  Rebecca J. Bruening
                                         Title: Vice President and Treasurer

                                     SCOTTS TREASURY EEIG


                                     By: /s/ Rebecca J. Bruening
                                         ---------------------------------------
                                         Name:  Rebecca J. Bruening
                                         Title: Power of Attorney


                                     THE SCOTTS COMPANY (UK) LTD.


                                     By: /s/ Rebecca J. Bruening
                                         ---------------------------------------
                                         Name:  Rebecca J. Bruening
                                         Title: Power of Attorney


                                     JPMORGAN CHASE BANK, as Administrative
                                     Agent and as a Lender


                                     By: /s/ Randolph Cates
                                         ---------------------------------------
                                         Name:  Randolph Cates
                                         Title: Vice President


                                     CITICORP NORTH AMERICA, INC., as
                                     Syndication Agent and as a Lender


                                     By: /s/ Eivind Hegelstad
                                         ---------------------------------------
                                         Name:  Eivind Hegelstad
                                         Title: Vice President


                                     BANK OF AMERICA, N.A., as Co-Documentation
                                     Agent and as a Lender


                                     By: /s/ Sharon Burks Horos
                                         ---------------------------------------
                                         Name:  Sharon Burks Horos
                                         Title: Vice President

                                     BANK ONE, NA, as Co-Documentation Agent and as a Lender


                                     By: /s/ Joseph Pinzone
                                         ---------------------------------------
                                         Name:  Joseph Pinzone
                                         Title: Director

                                            Signature page to The Scotts Company
                                    Second Amended and Restated Credit Agreement


                                     BANK OF AMERICA, N.A.


                                     By: /s/ Sharon Burks Horos
                                         ---------------------------------------
                                         Name:  Sharon Burks Horos
                                         Title: Vice President


                                     BANK OF MONTREAL


                                     By: /s/ Ben Ciallella
                                         ---------------------------------------
                                         Name:  Ben Ciallella
                                         Title: Director


                                     BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                                     By: /s/ Andrew Bernstein
                                         ---------------------------------------
                                         Name:  Andrew Bernstein
                                         Title: Assistant Vice President


                                     BANK ONE NA


                                     By: /s/ Joseph Pinzone
                                         ---------------------------------------
                                         Name:  Joseph Pinzone
                                         Title: Director


                                     BAYERISCHE HYP-UND VEREINSBANK AG,
                                     NEW YORK and/or GRAND CAYMAN BRANCH


                                     By: /s/ Ken Hamilton
                                         ---------------------------------------
                                         Name:  Ken Hamilton
                                         Title: Director


                                     By: /s/ Lara Lorenzana
                                         ---------------------------------------
                                         Name:  Lara Lorenzana
                                         Title: Associate Director

                                     BNP PARIBAS


                                     By: /s/ Kristin R. Carlton
                                         ---------------------------------------
                                         Name:  Kristin R. Carlton
                                         Title: Vice President


                                     By: /s/ Peter C. Labrie
                                         ---------------------------------------
                                         Name:  Peter C. Labrie
                                         Title: Central Region Manager


                                     CALLIDUS DEBT PARTNERS CLO FUND II, Ltd.
                                     By:  Its Collateral Manager
                                     Callidus Capital Management, LLC


                                     By: /s/ Wayne Mueller
                                         ---------------------------------------
                                         Name:  Wayne Mueller
                                         Title: Managing Director


                                     CITICORP NORTH AMERICA, INC.


                                     By: /s/ Eivind Hegelstad
                                         ---------------------------------------
                                         Name:  Eivind Hegelstad
                                         Title: Vice President


                                     CITIZENS BANK OF PENNSYLVANIA


                                     By: /s/ Dwayne R. Finney
                                         ---------------------------------------
                                         Name:  Dwayne R. Finney
                                         Title: Vice President


                                     COBANK, ACB


                                     By: /s/ Brian J. Klatt
                                         ---------------------------------------
                                         Name:  Brian J. Klatt
                                         Title: Senior Vice President

                                     COOPERATIEVE CENTRALE RAIFFEISEN
                                     BOERENLEENBANK B.A., "RABOBANK
                                     INTERNATIONAL " NEW YORK BRANCH


                                     By: /s/ Eric Hurshman
                                         ---------------------------------------
                                         Name:  Eric Hurshman
                                         Title: Executive Director


                                     By: /s/ Edward J. Peyser
                                         ---------------------------------------
                                         Name:  Edward J. Peyser
                                         Title: Managing Director


                                     COMERICA BANK


                                     By: /s/ Ryan Oliver
                                         ---------------------------------------
                                         Name:  Ryan Oliver
                                         Title: Account Officer


                                     COMMERZBANK AG, NEW YORK and
                                     GRAND CAYMAN BRANCHES


                                     By: /s/ Douglas I. Glickman
                                         ---------------------------------------
                                         Name:  Douglas I. Glickman
                                         Title: Vice President


                                     By: /s/ Isabel S. Zeissig
                                         ---------------------------------------
                                         Name:  Isabel S. Zeissig
                                         Title: Assistant Vice President


                                     CREDIT LYONNAIS NEW YORK BRANCH


                                     By: /s/ Lee E. Greve
                                         ---------------------------------------
                                         Name:  Lee E. Greve
                                         Title: First Vice President


                                     ERSTE BANK NEW YORK


                                     By: /s/ Paul Judicke
                                         ---------------------------------------
                                         Name:  Paul Judicke
                                         Title: Vice President


                                     By: /s/ Robert J. Wagman
                                         ---------------------------------------
                                         Name:  Robert J. Wagman
                                         Title: Vice President

                                     FIFTH THIRD BANK, CENTRAL OHIO


                                     By: /s/ Kristie L. Nicolosi
                                         ---------------------------------------
                                         Name:  Kristie L. Nicolosi
                                         Title: Assistant Vice President


                                     FLEET NATIONAL BANK


                                     By: /s/ Harvey H. Thayer, Jr.
                                         ---------------------------------------
                                         Name:  Harvey H. Thayer, Jr.
                                         Title: Managing Director


                                     FORTIS CAPITAL CORP.


                                     By: /s/ John C. Preneta
                                         ---------------------------------------
                                         Name:  John C. Preneta
                                         Title: Executive Vice President


                                     By: /s/ John W. Benton
                                         ---------------------------------------
                                         Name:  John W. Benton
                                         Title: President


                                     HARRIS TRUST AND SAVINGS BANK


                                     By: /s/ Kimberly A. Yates
                                         ---------------------------------------
                                         Name:  Kimberly A. Yates
                                         Title: Vice President


                                     KEYBANK NATIONAL ASSOCIATION


                                     By: /s/ David J. Wechter
                                         ---------------------------------------
                                         Name:  David J. Wechter
                                         Title: Vice President

                                     IKB CAPITAL CORPORATION


                                     By: /s/ David N. Snyder
                                         ---------------------------------------
                                         Name: David N. Snyder
                                         Title:   President


                                     LASALLE BANK NATIONAL ASSOCIATION


                                     By: /s/ Warren F. Weber
                                         ---------------------------------------
                                         Name:  Warren F. Weber
                                         Title: First Vice President


                                     MIZUHO CORPORATE BANK LTD.


                                     By: /s/ Jun Shimmachi
                                         ---------------------------------------
                                         Name:  Jun Shimmachi
                                         Title: Vice President


                                     NATIONAL CITY BANK


                                     By: /s/ Thomas E. Redmond
                                         ---------------------------------------
                                         Name:  Thomas E. Redmond
                                         Title: Senior Vice President


                                     PROTECTIVE LIFE INSURANCE COMPANY


                                     By: /s/ Diane S. Griswold
                                         ---------------------------------------
                                         Name:  Diane S. Griswold
                                         Title: AVP

                                     SUMITOMO MITSUI BANKING CORPORATION


                                     By: /s/ Peter R.C. Knight
                                         ---------------------------------------
                                         Name:  Peter R.C. Knight
                                         Title: Joint General Manager


                                     SUNTRUST BANK


                                     By: /s/ Molly J. Drennan
                                         ---------------------------------------
                                         Name:  Molly J. Drennan
                                         Title: Director


                                     THE BANK OF NEW YORK


                                     By: /s/ Kenneth R. McDonnell
                                         ---------------------------------------
                                         Name:  Kenneth R. McDonnell
                                         Title: Vice President


                                     THE BANK OF NOVA SCOTIA


                                     By: /s/ V. Gibson
                                         ---------------------------------------
                                         Name:  V. Gibson
                                         Title: Assistant Agent


                                     THE HUNTINGTON NATIONAL BANK


                                     By: /s/ Mark A. Koscielski
                                         ---------------------------------------
                                         Name:  Mark A. Koscielski
                                         Title: Vice President

                                     THE NORINCHUKIN BANK, NEW YORK


                                     By: /s/Masanori Shoji
                                         ---------------------------------------
                                         Name:  Masanori Shoji
                                         Title: Joint General Manager


                                     THE NORTHERN TRUST COMPANY


                                     By: /s/ David Sullivan
                                         ---------------------------------------
                                         Name:  David Sullivan
                                         Title: Vice President


                                     UFJ BANK LIMITED


                                     By: /s/ Russell Bohner
                                         ---------------------------------------
                                         Name:  Russell Bohner
                                         Title: Vice President


                                     UNITED OVERSEAS BANK LTD., NEW YORK AGENCY


                                     By: /s/ Kwong Yew Wong
                                         ---------------------------------------
                                         Name:  Kwong Yew Wong
                                         Title: Agent & GM


                                     By: /s/ Philip Cheong
                                         ---------------------------------------
                                         Name:  Philip Cheong
                                         Title: Vice President & Deputy GM


                                     U.S. BANK NATIONAL ASSOCIATION


                                     By: /s/ Robert H. Friend
                                         ---------------------------------------
                                         Name:  Robert H. Friend
                                         Title: Vice President

                                                                         ANNEX A


      PRICING GRID FOR REVOLVING CREDIT LOANS, TERM LOANS AND FACILITY FEE


                              Applicable
                                Margin
                           Revolving Credit
                                 Loans
      Leverage             -----------------        Facility
       Ratio               LIBOR        ABR            Fee
----------------------     -----       -----        --------
> or = to 2.75 to 1.00     1.75%       0.50%         0.500%
< 2.75 to 1.00             1.50%       0.25%         0.500%
< 2.25 to 1.00             1.25%       0.00%         0.375%
< 1.50 to 1.00             1.00%       0.00%         0.375%


                            Applicable
                              Margin
                            Term Loans
     Leverage            -----------------
      Ratio              LIBOR        ABR
---------------------    -----       ------
> 2.0 to 1.0             2.00%       0.75%
< or = to 2.0 to 1.00    1.75%       0.50%

Changes in the Applicable Margin or in the Facility Fee Rate resulting from changes in the Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to subsection 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year of the Borrower or the 90th day after the end of each fiscal year of the Borrower, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than or equal to 2.75 to 1.00. In addition, at all times while an Event of Default shall have occurred and be continuing, the Leverage Ratio shall for the purposes of this definition be deemed to be greater than 2.75 to 1.00. Each determination of the Leverage Ratio pursuant to this pricing grid shall be made with respect to (or, in the case of Average Total Indebtedness, as at the end of) the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.